Exhibit 4.7

SHELL PROVIDENT FUND
REGULATIONS AND TRUST AGREEMENT Dated as of September 1, 1939
REGULATIONS Reflects All Amendments Adopted Through June 18, 2007
TRUST AGREEMENT Reflects All Amendments Adopted Through June 18, 2007

Includes Amendments:

PROV 03-14	PROV 03-29	PROV 05-2	PROV 05-3
PROV 05-4	PROV 05-5	PROV 05-6	PROV 05-7
PROV 05-8	PROV 05-9	PROV 05-10	PROV 05-11
PROV 05-12	PROV 05-13	PROV 05-14	PROV 06-1
PROV 06-2	PROV 06-3	PROV 06-4	PROV 06-5
PROV 06-6	PROV 06-7	PROV 06-8	PROV 06-10
PROV 06-11	PROV 06-12	PROV 07-1	PROV 07-2
PROV 07-3	PROV 07-4	PROV 07-7	SPDIF 06-11
SPDIF 07-1	SPDIF 07-2	SPDIF 07-3	SPDIF 07-4
SPDIF 07-5	SPDIF 07-7

SHELL PROVIDENT FUND

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REGULATIONS

i

SCHEDULE B-3	64
ASSETS TRANSFERRED FROM THE SIEMENS SAVINGS PLAN	64
SCHEDULE B-4	65
MERGER OF CRI GROUP SAVINGS AND PROFIT SHARING PLANS	65
SCHEDULE B-5	66
GRANT OF PAST SERVICE CREDIT TO WILLOW ISLAND EMPLOYEES	66
SCHEDULE B-6	67
GRANT OF PAST SERVICE CREDIT TO ALLIANCE COMPANY EMPLOYEES	67
SCHEDULE B-7	68
ASSETS TRANSFERRED FROM THE PENNZOIL-QUAKER STATE COMPANY SAVINGS AND INVESTMENT PLAN AND THE PENNZOIL-QUAKER STATE COMPANY SAVINGS AND INVESTMENT PLAN FOR HOURLY EMPLOYEES	68
SCHEDULE B-8	69
MERGER OF SHELL TRADING SAVINGS PLAN	69
SCHEDULE B-9	70
GRANT OF PAST SERVICE CREDIT TO PQS COMPANY EMPLOYEES AND JLI COMPANY EMPLOYEES	70
SCHEDULE B-10	71
MERGER OF SHELL PAY DEFERRAL INVESTMENT FUND	71
SCHEDULE C	72
PART I OF SCHEDULE C	72
Tier I	72
Lifecycle Funds	72
PART II OF SCHEDULE C	72
Tier II	72
Core Funds	72
PART III OF SCHEDULE C	74
Tier III	74
Mutual Fund Window	74
PART IV OF SCHEDULE C	85
Tier IV	85
BrokerageLink	85
SCHEDULE D	87

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DISCHARGE OF DUTIES BY TRUSTEES	96

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SHELL PROVIDENT FUND

PREAMBLE

The Shell Provident Fund was established by a Trust Agreement dated as of September 1, 1939, and as amended through June 18, 2007, between the Contributing Companies listed in Schedule A to the Regulations and the Trustees designated in the Trust Agreement.  Except as otherwise noted, the effective date of the Fund is the date recited in this Preamble, that being the date on which the provisions of these amended Regulations are effective.  The provisions of the amended Regulations shall apply to any Participants and Beneficiaries, and to any benefits accruing, on or after such effective date.  Benefits which accrued prior to the effective date are as reflected in prior versions of the Regulations but they shall continue to be subject to the limits contained herein.

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REGULATIONS

ARTICLE 1

GENERAL PROVISIONS

1.1           Fund Name. The Fund bears the name SHELL PROVIDENT FUND.

1.2           Object of Fund. The object of the Fund is to accumulate for the benefit of the Employees who become Members, as hereinafter provided, certain sums primarily as a provision for themselves after retirement from service.

1.3           Section 404(c) Plan. The Fund is intended to constitute a plan described in section 404(c) of the Employee Retirement Income Security Act of 1974, as amended, and Title 29 of the Code of Federal Regulations Section 2550.404c-1.  The Fiduciaries of the Fund may be relieved of liability for any losses which are the direct and necessary result of investment instructions given by Participants and Beneficiaries.

1.4           Due Diligence Responsibility. The Contributing Companies shall have no responsibility for overseeing or monitoring the Investment Offerings.  The Trustees and the Plan Administrator shall have responsibility for overseeing and monitoring the Lifecycle and Core Funds set out in Parts I and II of Schedule C to the Regulations but shall have no responsibility for overseeing or monitoring the Investment Offerings set out in Parts III and IV of Schedule C to the Regulations.  Each Participant and each Beneficiary shall have the sole responsibility for deciding to buy, sell, or hold Investment Offerings for his or her Account and the sole responsibility for determining whether any Investment Offerings in said Account provide acceptable risk and return characteristics and are otherwise consistent with his or her investment objectives.  Participants and Beneficiaries who fail to give timely investment directions may be deemed to have given directions to invest in the Default Fund in accordance with the further provisions of these Regulations.

1.5           Administration. The Fund is a trust administered by Trustees designated by Shell Oil Company and the Plan Administrator designated by the Trustees of the Fund, but the Trustees or the Plan Administrator may act through an Investment Manager when action by an Investment Manager is permitted or specified by these Regulations or by the Trust Agreement.

1.6           Remuneration. The Trustees and the Plan Administrator shall not receive any remuneration from the Fund.

1.7           Derivation of Assets of the Fund. The assets of the Fund shall be derived from:  (a) the contributions of the Contributing Companies and the payments of the Participants (including rollovers and trust-to-trust transfers) in accordance with the Regulations; and (b) interest, dividends, and other income.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

2.1           Definitions. The following terms, as used in the Regulations and Trust Agreement, shall have the meanings set forth below, except that terms used in the Schedules to the Regulations shall have the meanings set forth in the respective Schedules unless the context clearly indicates otherwise.

“1% Affiliated Company” shall mean the same as Affiliated Company in Section 2.2 of the Regulations, except that the phrase “more than 1 percent” shall be substituted for the phrase “more than 50 percent.”

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“25% Affiliated Company” shall mean the same as Affiliated Company in Section 2.2 of the Regulations, except that the phrase “more than 25 percent” shall be substituted for the phrase “more than 50 percent.”

“415 Compensation”

(a)	shall include:

(1)
The Member’s wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with an Employing Company or Affiliated Company (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses);

(2)
For purposes of (1) above, earned income from sources outside the United States (as defined in Section 911(b) of the Code), whether or not excludable from gross income under Section 911 of the Code or deductible under Section 913 of the Code;

(3)	Amounts described in Sections 104(a)(3), 105(a), and 105(h) of the Code, but only to the extent that these amounts are includable in the gross income of the Member;

(4)	Amounts described in Section 105(d) of the Code whether or not these amounts are excludable from the gross income of the Member under that Section;

(5)
Amounts paid or reimbursed by an Employing Company or Affiliated Company for moving expenses incurred by a Member, but only to the extent that these amounts are not deductible by the Member under Section 217 of the Code;

(6)
The value of a non-qualified stock option granted to a Member by the Employing Company or Affiliated Company, but only to the extent that the value of the option is includable in the gross income of the Member for the taxable year in which granted;

(7)	The amount includable in the gross income of an Member upon making the election described in Section 83(b) of the Code;

(8)	The amount which is not includable in an Member’s gross income as a result of the application of Sections 402(g)(3) and 125 of the Code; and

(9)	The elective amounts that are not includible in the gross income of the Member by reason of Section 132(f)(4) of the Code.

(b)	415 Compensation shall not include items such as:

(1)
Contributions made by an Employing Company or Affiliated Company to a plan of deferred compensation to the extent that, before the application of the limitations of Section 415 of the Code to that plan, the contributions are not includable in the gross income of the Member for the taxable year in which contributed;

(2)
Any distributions from a plan of deferred compensation, regardless of whether such amounts are includable in the gross income of the Member when distributed, with the exception of any amounts received by a Member pursuant to an unfunded non-qualified plan, which amounts may be considered as compensation in the year such amounts are includable in the gross income of the Member;

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(3)
Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by a Member either becomes freely transferable or is no longer subject to a substantial risk of forfeiture as defined within the meaning of Section 83 of the Code and the regulations thereunder;

(4)	Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(5)	Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Member).

“Account” shall mean the sum of assets credited to a Participant or an Alternate Payee or other Present Interest Beneficiary in Investment Offerings held in the Fund under the terms of the Regulations.

“Accountholder,” with respect to an Account, shall mean a Participant or an Alternate Payee or other Present Interest Beneficiary with rights of possession over assets in the Account.

“Accredited Service” shall mean the period of service described in Article 4 of the Regulations.

“Active Employee” shall mean an active Employee of a Contributing Company.

“Actual Contribution Percentage,” for each Plan Year for a given Eligible Employee, shall mean the ratio (expressed as a percentage) of (a) the amount of Member After-Tax Contributions (excluding amounts as determined under Treasury Regulation 1.401(m)-2(a)(5)) by the Eligible Employee for the Plan Year, to (b) the Eligible Employee’s Testing Compensation for such Plan Year.

“Actual Deferral Percentage,” for each Plan Year for a given Eligible Employee, shall mean the ratio (expressed as a percentage) of (a) the amount of Member Pre-Tax Contributions (excluding amounts as determined under Treasury Regulation 1.401(k)-2(a)(5)) paid to the Fund on behalf of the Eligible Employee for the Plan Year, to (b) the Eligible Employee’s Testing Compensation for such Plan Year.

“ACP Limit” shall mean the Average Actual Contribution Percentage limitation under Section 23.4 of the Regulations.

“ADP Limit” shall mean the Average Actual Deferral Percentage limitation under Section 23.1 of the Regulations.

“Affiliated Company” shall have the meaning set out in Section 2.2 of the Regulations.

“After-Tax Rollover Subaccount” shall mean that portion of an Account consisting of:  (a)(1) after-tax contributions transferred to the Fund in a rollover transaction from one or more Eligible Retirement Plans (other than individual retirement accounts); and (2) after-tax rollover contributions under one or more qualified Eligible Retirement Plans (other than individual retirement accounts) merged into the Fund; and (b) such Subaccount’s allocable portion of net gains and losses.

“Alternate Payee” shall mean: (a) an “alternate payee,” within the meaning of Section 206(d)(3)(K) of ERISA, who is the spouse or former spouse of a Participant; or (b) an individual (1) who would be an “alternate payee,” within the meaning of Section 206(d)(3)(K) of ERISA, of a Beneficiary if the Beneficiary were a Participant, and (2) who is the spouse or former spouse of that Beneficiary.

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“Annual Additions” shall mean the sum for any Plan Year of Contributions to the Fund and employer contributions and employee contributions to other defined contribution plans of the Affiliated Companies.

“Annual Compensation Limit” for Plan Years beginning after December 31, 2001, shall mean:

(a)	$170,000 for purposes of determining Company Contributions; and

(b)	for all other purposes, $200,000 as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code.

“Automatic Enrollment Date” shall mean the 45th day following the Member’s date of hire or rehire, or such later day that is at least 40 days from the date that the notice for newly hired and rehired Members described in Section 5.2 of the Regulations is generated to such Member.

“Average Actual Contribution Percentage” shall mean for a specified group of Eligible Employees, for each Plan Year, the average of the Actual Contribution Percentages calculated separately for each Eligible Employee in such group.

“Average Actual Deferral Percentage” shall mean for a specified group of Eligible Employees, for each Plan Year, the average of the Actual Deferral Percentages calculated separately for each Eligible Employee in such group.

“Base Pay” shall mean that portion of a Member’s Compensation that is not attributable to a variable pay program or an incentive compensation program established and maintained by a Contributing Company.

“Beneficiary” shall mean a person who is or may become entitled to all or a portion of an Account by virtue of being (a) designated by the Participant, Alternate Payee, or Present Interest Beneficiary who is the Accountholder and who, in the case of a Participant’s designating a non-spousal beneficiary, has obtained the consent of the surviving spouse; (b) the surviving spouse of the Accountholder if there is no person designated by the Participant, Alternate Payee, or Present Interest Beneficiary who is the Accountholder, or if the surviving spouse of a Participant fails to consent to the Participant’s designation of a non-spousal beneficiary in the manner provided in Article 12; (c) the estate if there is no person designated by, and no surviving spouse of, the Participant, Alternate Payee, or Present Interest Beneficiary who is the Accountholder; or (d) Alternate Payee of a Participant, Alternate Payee, or Present Interest Beneficiary who is the Accountholder; provided, however, that the only Beneficiaries entitled to give investment directions during the life of an Accountholder are Alternate Payees of that Accountholder.

“Beneficiary Borrower” shall have the meaning set out in Section 11.4 of the Regulations.

“Borrowers” shall mean Participants and Present Interest Beneficiaries eligible to make a loan under the terms of Article 11 of the Regulations.

“BrokerageLink” shall mean the brokerage investment alternative set out in Part IV of Schedule C to the Regulations.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

Index

“Commingled Funds” shall mean the investment alternatives set out in Parts I and II of Schedule C to the Regulations other than the Separately Managed Account Funds and Spartan® International Index Fund – Investor Class.

“Company Contributions” shall mean contributions made to the Fund by the Employing Companies pursuant to Article 6 of the Regulations.

“Company Contribution Subaccount” shall mean that portion of a Member’s Account consisting of:  (a)(1) Company Contributions; (2) company contributions transferred to the Fund in a trust-to-trust transfer from one or more qualified plans that do not allow for in-service distribution of such assets before the Member attains age 59½; (3) company contributions under one or more qualified plans merged into the Fund which plans do not allow for in-service distributions of such assets before the Member attains age 59½; and (b) such Subaccount’s allocable portion of net gains and losses.

“Compensation” shall mean, with respect to a Member, his net compensation (without taking into account  overtime, extended work week, or premium remuneration, including premiums that a Member may receive, if any, as a result of a temporary assignment to a foreign work location, bonuses, or special allowances for living expenses, dwelling, medical assistance, or the like, or any transition payment made in connection with the Contributing Companies’ 1994-1995 salary programs) and, compensation shall include contributions made by a Contributing Company (or on its behalf by an affiliated corporation as defined within the meaning of Section 1504 of the Code), to a Member’s account pursuant to such Member’s designation or salary deferral election, with a plan which satisfies the requirements of Section 125, Section 132(f), or Section 401(k) of the Code which plan the Contributing Company may adopt, to the extent such amounts, if not so designated or elected by the Member, would be included in his compensation. Compensation shall not include:

(a)	any amount paid under the Pennzoil-Quaker State Company Change in Control Retention/Severance Plan;

(b)	any amount of severance pay or payments for accrued vacation received after a Member separates from service from the Employer (and any Affiliated Company); or

(c)
any amount of severance pay or payments for accrued vacation received as, or before, a Member separates from service from the Employer (and any Affiliated Company) if such amount is not paid for a period of approved absence from work;

and any such amounts shall be disregarded for all purposes under this Plan.  Notwithstanding anything in this Article to the contrary, Compensation of a Member shall include compensation paid to certain groups of Members as set forth in Schedule E, payments made after December 31, 1994, and prior to January 1, 2003, under the incentive compensation plans as listed in Part One of Schedule G and payments made on or after January 1, 2003, under a variable pay program (sometimes also referred to as an incentive compensation program) established and maintained by a Contributing Company and not listed on Part Two of Schedule G, provided the payments were either received before termination of service from all Affiliated Companies or, in the case of payments made on or after September 30, 2003, recorded as soon as administratively feasible following such termination of service, and provided, further the payments were not deferred from a prior year.  For purposes of the preceding sentence, “Affiliated Company” shall be as defined in Section 2.2 of the Regulations without regard to the second sentence of that definition.  Compensation shall also include payments for hours in excess of forty hours per week, which payments are related to the 2002 plan year incentive compensation programs of Equilon Enterprises LLC d/b/a Shell Oil Products US (SOPUS), including Equilon Pipeline Company LLC, and Motiva Enterprises LLC, paid in March 2003 to hourly Employees employed by SOPUS, Shell Pipeline Company LP, or Motiva Company, but only to the extent such payments are not otherwise already included as Compensation.  Compensation shall also include payments for hours in excess of forty hours per week where such hours are part of an established normal work schedule of more than forty hours per week, paid in March 2004 to hourly Employees then employed at the Port Arthur, Texas and Delaware City, Delaware refineries and related to the 2003 plan year incentive compensation program of Motiva Company, but only to the extent such payments are not otherwise already included in Compensation.  Commissions shall be considered a part of a Member’s compensation when paid in addition to a fixed basic wage or salary.  The compensation of a Member shall also include payments made to him under a disability benefit plan of a Contributing Company, except that the Member shall not be required to pay into the Fund any percentage of sums received under a worker’s compensation, or similar law, which, under the terms of any such disability benefit plan, are deducted from the benefit payments under such plan.  The Contributing Company’s contributions, however, shall be based on an amount equivalent to the disability benefit payments the Member would have received had there been no such reduction.  With the exception of Members affected by the previous sentence, compensation shall not exceed the following:  the sum of 415 Compensation and any amount which is contributed by the Contributing Company pursuant to a salary reduction agreement and which is not includable in a Member’s gross income by reason of the application of Section 125 of the Code relating to cafeteria plans, Section 132(f)(4) of the Code relating to qualified transportation fringe benefits, or Section 402(e)(3) of the Code relating to cash or deferred arrangements.  Compensation, for purposes of determining contributions by or on behalf of a Member whose hourly rate of pay is established at a specified rate solely by reason of being assigned to an established normal work schedule that includes hours in excess of eight (8) hours per workday, shall be determined by application of a factor that will result in such Member’s compensation (for such purposes) being the same as if his hourly rate had not been so established.  In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each Employee taken into account under the Plan shall not exceed the Annual Compensation Limit.

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“Conduit IRA” shall mean an individual retirement account described in Section 408(a) of the Code, provided that all amounts in said individual retirement account (including earnings) are attributable to rollover contributions received from the Fund or another qualified plan sponsored by an employer that also sponsored the Fund or the Coral Energy Services, LLC Savings Plan at the time the rollover contributions were received by the individual retirement account.

“Contributing Company” shall mean Shell Oil Company and the other Contributing Companies that have joined the Fund in accordance with the provisions of the Trust Agreement and the Regulations and, subject to the approval of the Trustees, other Affiliated Companies that may join the Fund.

“Contribution Addition” shall mean a contribution to reimburse the Fund for administration expenses where the Plan Administrator, based on all relevant facts and circumstances, requests reimbursement, and the Contributing Company determines the administration expenses are not appropriate for recovery from certain Accounts.

“Contributions” shall mean Company Contributions and Member Contributions.

“Controlled Group Company” shall mean:  (a) a corporation, with the exception of the Contributing Company, which is a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Code, determined without regard to Sections 1563(a)(4) and (e)(3)(C) thereof) which includes the Contributing Company; (b) any trade or business (whether or not incorporated), with the exception of the Contributing Company, which is under common control (as defined in Section 414(c), as modified by Section 415(h), of the Code and regulations thereunder) with such Contributing Company; (c) any organization (whether or not incorporated), with the exception of the Contributing Company, which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Contributing Company; and (d) any other entity required to be aggregated with the Contributing Company pursuant to regulations under Section 414(o) of the Code.

Index

“Core Funds” shall mean the Investment Offerings set out in Part II of Schedule C to the Regulations.

“Cure Period” shall have the meaning set out in Section 11.4 of the Regulations.

“Default Fund,” with respect to each Participant or Beneficiary who fails to make a valid investment direction or who has no valid investment direction on file, shall mean the Investment Offering in which Contributions, rollovers to the Fund, and loan repayments are invested based on the Accountholder’s date of birth.  Such Investment Offering for a Participant or Beneficiary whose date of birth is:

(a)	On or before December 31, 1939, shall be the LifePath® Retirement Fund;

(b)	January 1, 1940, to December 31, 1949, shall be the LifePath 2010® Fund;

(c)	January 1, 1950, to December 31, 1959, shall be the LifePath 2020® Fund;

(d)	January 1, 1960, to December 31, 1969, shall be the LifePath 2030® Fund; and

(e)	On or after January 1, 1970, shall be the LifePath 2040® Fund.

“Derivative Account” shall mean an Account such as an Alternate Payee’s Account or a Beneficiary’s Account that is derived from a Participant’s Account.

“Designated Beneficiary” shall mean the individual who is designated as a Qualified Beneficiary pursuant to Article 12 of the Regulations and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

“Determination Date” shall mean with respect to any Plan Year, the last day of the preceding Plan Year.

“Disability Leave” shall mean a period consisting of a number of consecutive days beginning on the first day of an employer-authorized unpaid leave of absence by reason of disability, as defined by Shell Oil Company.

“Distributee” shall mean a Participant; the Participant’s surviving spouse; or the Participant’s spouse or former spouse who is the Alternate Payee with regard to the interest of the spouse or former spouse, respectively.

“Distribution Calendar Year” shall mean a calendar year for which a minimum distribution is required. For distributions beginning before the Member’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Member’s required beginning date. For distributions beginning after the Member’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 25.2 of the Regulations.

“Eligible Employee” shall mean an Employee who satisfies the eligibility requirements of Section 3.1 of the Regulations, whether or not he participates in the Fund.

“Eligible Investment Company Funds” shall mean the investment alternatives set out in Parts I, II, and III of Schedule C to the Regulations other than the Separately Managed Account Funds.

“Eligible Retirement Plan,” except as provided in Section 13.3, shall mean an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is limited to an individual retirement account or individual retirement annuity.

Index

“Eligible Rollover Distribution” shall mean any distribution or withdrawal of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution or withdrawal that is one of a series of substantially equal periodic payments (not less frequently than annually) either made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution or withdrawal to the extent such distribution or withdrawal is required under section 401(a)(9) of the Code; and the portion of any distribution or withdrawal that is not includable in gross income for federal income tax purposes (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

“Employee,” except as set forth hereinbelow, shall mean any person in the service of any of the Contributing Companies who receives a regular and stated compensation (other than a retainer) directly from such Contributing Company, provided, however, that, Employees shall not include any person employed by any corporation or business entity that is not a Contributing Company hereunder which is merged or liquidated into, or whose assets are acquired by any Contributing Company, unless the Contributing Company, with the consent of Shell Oil Company, designates the employees of such corporation or other business entity, as the case may be, as Employees under the Fund pursuant to written resolutions adopted by such Contributing Company at any time prior to or after such liquidation, merger, or asset acquisition.

The term “Employee” shall not include: (a) a person whose compensation is paid solely in the form of commissions; (b) a non-resident alien; (c) a person who is temporarily employed by a Contributing Company because of a transfer from a foreign Affiliated Company which is not a Contributing Company; (d) a person who is a Leased Employee; (e) a person whose contract of employment or engagement letter or contract for services explicitly states or implicitly provides that the person is not entitled to participate in this Fund, in particular, or the employee benefit plans of one or more Contributing Companies, in general; or (f) a person designated by the relevant Contributing Company as an independent contractor.  In addition to the foregoing, and notwithstanding anything herein to the contrary, a person shall not be treated as an Employee eligible to, among other things, make Member Contributions and receive Company Contributions under the Fund (even if such person is determined to be a common law employee of the Employing Company entitled to service credits for eligibility purposes under the Fund) before the date the Employing Company is required to withhold federal income taxes from the person’s pay.  “Affiliated Company” for purposes of this paragraph shall be as defined in Section 2.2, except that the phrase “more than 25 percent” shall be substituted for the phrase “more than 50 percent.”  In addition to the foregoing, and notwithstanding anything herein to the contrary, the term “Employee” shall not mean any person during any period or periods of time that such person does, or may, actively participate in the Shell Chemical Company Employee Savings Plan for Bargaining Unit Employees (the “Pt Pleasant Plan”); provided, however, that the term “Employee” shall include such person from the date his employing Contributing Company reclassifies him as a staff employee up to and including June 1, 2000, so long as he no longer participates actively in such Pt Pleasant Plan during that time, and otherwise meets the definition of Employee.  In addition to the foregoing, and notwithstanding anything herein to the contrary, the term “Employee” shall not mean any person during any period or periods of time that such person is represented by one of those certain bargaining units commonly known as: the Brotherhood of Teamsters, Auto Truck Drivers, Line Drivers, Car Haulers and Helpers, Local No. 70 of Alameda County, Affiliated with the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America; the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America, Local No. 397 (North East, PA Distribution Center Drivers); Teamsters Local Union #416, Affiliated with the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America (Blue Coral, Cleveland); or Truck Drivers & Chauffeurs Union, Local No. 478, International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America, AFL (Whippany, NY); or any successors to any of these unions under a collective bargaining agreement with Pennzoil-Quaker State Company d/b/a SOPUS Products or a successor.

Index

An Employee shall cease to be such under this Fund upon termination of his service for any cause whatsoever, provided, however, that an Employee shall continue to be treated as such under this Fund during all periods of leave of absence (u) with pay (1) not exceeding one year or (2) in excess of one year where such leave is granted in connection with the Pennzoil-Quaker State Company Change in Control Retention/Severance Plan, (v) without pay due to sickness or disability, (x) due to war or national emergency, (y) in accordance with the military leave policy of his Employing Company, and (z) other Contributing Company authorized leaves of absence.

“Employer” shall mean the group of companies comprising an Employing Company and each company which would be a Controlled Group Company with respect to that Employing Company.

“Employing Company” shall mean, with respect to a Member, the Contributing Company that employs such Member.

“Employment Commencement Date” shall mean the date an individual first performs an Hour of Service for one of the Contributing Companies.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Excess Aggregate Contributions” shall mean, with respect to any Plan Year, the excess of (a) the aggregate amount of Member After-Tax Contributions actually made by Highly Compensated Employees for such Plan Year, over (b) the maximum amount of such Member After-Tax Contributions permitted under the ACP Limit.

“Excess Contributions” shall mean, with respect to any Plan Year, the excess of (a) the aggregate amount of Member Pre-Tax Contributions actually made by Highly Compensated Employees for such Plan Year, over (b) the maximum amount of such Member Pre-Tax Contributions permitted under the ADP Limit.

“Excess Deferral Amount” shall mean the amount of Member Pre-Tax Contributions that the Participant allocated to the Fund that exceeds the limit imposed on the Participant by Section 402(g)(1) of the Code for the taxable year in which the Member Pre-Tax Contributions occurred.

“Fiduciary” shall mean each Trustee, the Plan Administrator, and other Employees (except for Members and Beneficiaries to the extent they direct investments in their own Accounts) deemed to be fiduciaries as to this Fund.

“First Service Spanning Rule” shall mean the Service Spanning Rule set forth in Section 4.1(e)(1) of the Regulations.

“Former Member” shall mean a former Employee who was a Member of the Fund before he terminated his employment and who is still a participant; or, where the context permits, a former Employee who becomes a Participant by electing to have a Valid Rollover Contribution contributed directly to the Fund.

“Fund” shall mean the Shell Provident Fund.

“Hardship Withdrawal” shall mean a distribution from the Member Pre-Tax Subaccount of a Member in accordance with Section 10.6 made on account of an immediate and heavy financial need of the Member that is necessary to satisfy the financial need.

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“Highly Compensated Employee” shall mean an employee of the Employing Company who was a five-percent owner, as defined in Section 416(i)(1) of the Code, at any time during the “determination year” or the “look-back year;” or had “compensation” from an Employing Company during the look-back year in excess of $80,000 (as adjusted pursuant to Section 415(d) of the Code) and, if the Employing Company so elects, was in the top-paid group of employees for the look-back year.

The determination of who is a Highly Compensated Employee hereunder, including determinations as to the number and identity of employees in the top-paid group and the compensation considered, shall be made in accordance with the provisions of Section 414(q) of the Code and regulations issued thereunder.  An employee is in the top-paid group of employees for any year if such employee is in the group consisting of the top 20 percent of the employees when ranked on the basis of compensation paid during such year.  For purposes of determining the number of employees in the top-paid group, employees described in Section 414(q)(5) of the Code and Q&A 9(b) of Section 1.414(q)-1T of the Regulations are excluded.  Employers aggregated under Section 414(b), (c), (m), or (o) of the Code are treated as a single employer.  For purposes of this definition, the following terms have the following meanings:

(a)	The “determination year” means the Plan Year for which the determination of who is a Highly Compensated Employee is being made.

(b)	The “look-back year” means the 12-month period immediately preceding the determination year or, if the Employer so elects in the Plan, the calendar year beginning with or within such 12-month period.

(c)	For purposes of this definition, the term “compensation” has the meaning set forth in Section 415(c)(3) of the Code.

The identification of Highly Compensated Employees is subject to further provisions of Section 414(q) of the Code and applicable Department of Treasury regulations.  The term “Highly Compensated Employee” shall not include any employee who is a nonresident alien and who receives no earned U.S. source income from the Employer.

“Hour of Service” shall mean an hour for which an individual is paid or entitled to payment by the Contributing Companies for the performance of duties (or for which back pay is awarded) provided such hour has not previously been taken into account, except an hour for which a premium rate is paid because such hour is in excess of the maximum workweek applicable to an employee under Section 7(a) of the Fair Labor Standards Act of 1938, as amended, or because such hour is in excess of a bona fide standard workweek or workday.  An Hour of Service is performed on the day an Employee Terminates, but not on the first day of a leave of absence.

“Investment Manager” shall mean a fiduciary (a) who has the power to manage, acquire, or dispose of any assets of the Fund or a portion thereof; (b) who (1) is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, or under state law, (2) is a bank as defined in that Act, or (3) is an insurance company qualified to perform services described in (a) above under the laws of more than one state; and (c) who acknowledges in writing that he is a fiduciary with respect to this Fund.  An Investment Manager shall qualify as such by delivering a written acceptance to the Trustees, and shall be subject to the further conditions of Section VII of the Trust Agreement.

“Investment Offerings” shall mean the investment alternatives in which assets of the Fund may be invested which alternatives shall be those that are set out in Schedule C to the Regulations.

“Key Employee” shall mean shall mean an Employee or former Employee (and the beneficiaries of that Employee) who at any time during the Plan Year or the preceding four (4) Plan Years was a bona fide officer of an Employing Company and who earned compensation (as defined in Section 414(q)(7) of the Code for purposes of determining highly compensated employees) for the Plan Year in excess of 50 percent of the dollar limit for defined contribution plans under Section 415(b)(1)(A) of the Code for the calendar year.  The maximum number of such officers shall be the lesser of:

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(a)	50 employees or,

(b)	the greater of three (3) employees or 10% of all employees.

“Labor Dispute Period” shall mean a number of consecutive days beginning on the first day, as determined by Shell Oil Company, of a strike, a lockout, or any other similar labor dispute, and ending on the date that the strike, lockout, or any other similar labor dispute is resolved as determined by Shell Oil Company.

“Leased Employee” shall mean an individual who satisfies the definition of a leased employee in Section 414(n)(2) of the Code.  For this purpose, an individual who has performed services for an Affiliated Company for at least 750 hours during a 12-consecutive-month period which begins on the date the leased employee first completes an Hour of Service with a Contributing Company will be considered to have performed services on a substantially full-time basis for a period of at least one year.

“Lifecycle Funds” shall mean the Investment Offerings set out in Part I of Schedule C to the Regulations.

“Life Expectancy” shall mean the life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

“Member” shall mean an Employee qualified to participate in the Fund pursuant to Section 3.1 or 3.2.

“Member’s Account Balance,” for purposes of the minimum required distribution rules, shall mean the Account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Fund either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

“Member After-Tax Base Pay Election” shall mean an election to contribute 1% to 25% of Base Pay, in ½% increments, as a Member After-Tax Contribution.

“Member After-Tax Contributions” shall mean after-tax contributions made to the Fund at the election of a Member which contributions represent a percentage of the Compensation the Member earns as a Member in the employ of a Contributing Company during a payroll period; or, where the context so suggests, the accumulated contributions so made to the Fund.

“Member After-Tax Subaccount” shall mean that portion of an Account consisting of: (a)(1) Member  After-Tax Contributions; (2) participant after-tax contributions transferred to the Fund in a trust-to-trust transfer from one or more qualified plans; and (3) participant after-tax contributions under one or more qualified plans merged into the Fund; and (b) such Subaccount’s allocable portion of net gains and losses.

“Member After-Tax Variable Pay Election” shall mean an election to contribute from 1% to 25% of Variable Pay, in ½% increments, as a Member After-Tax Contribution.

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“Member Catch-Up Contributions” shall mean elective deferrals---in accordance with, and subject to the limitations of, Section 414(v) of the Code---made to the Fund at the election of a Member who is eligible to make Member Pre-Tax Contributions hereunder and who will attain at least age 50 before the close of the Plan Year, which such contributions represent a percentage of the Compensation the Member earns as a Member in the employ of a Contributing Company during a payroll period; or, where the context so suggests, the accumulated contributions so made to the Fund.

“Member Catch-Up Election” shall mean an election to contribute from 1% to 50% of Base Pay and Variable Pay, in ½% increments, as a Member Catch-Up Contribution; provided, however, this election shall only be available to a Member who will attain at least age 50 before the close of the Plan Year.

“Member Catch-Up Subaccount” shall mean that portion of an Account consisting of: (a)(1) Member Catch-Up Contributions, (2) catch-up contributions transferred to the Fund in a trust-to-trust transfer from one or more qualified plans, and (3) catch-up contributions under one or more qualified plans merged into the Fund; and (b) such Subaccount’s allocable portion of net gains and losses.

“Member Contributions” shall mean Member Pre-Tax Contributions, Member After-Tax Contributions, and Member Catch-Up Contributions.

“Member Pre-Tax Base Pay Election” shall mean an election to contribute from 1% to 50% of Base Pay, in ½% increments, as a Member Pre-Tax Contribution.

“Member Pre-Tax Contributions” shall mean elective deferrals made to the Fund at the election of a Member which elective deferrals represent a percentage of the Compensation the Member earns as a Member in the employ of a Contributing Company during a payroll period; or, where the context so suggests, the accumulated elective deferrals so made to the Fund.  This does not include Member Catch-Up Contributions.

“Member Pre-Tax Subaccount” shall mean that portion of an Account consisting of: (a)(1) Member Pre-Tax Contributions; (2) qualified non-elective contributions; (3) elective deferrals transferred to the Fund in a trust-to-trust transfer from one or more qualified plans; and (4) elective deferrals under one or more qualified plans merged into the Fund; and (b) such Subaccount’s allocable portion of net gains and losses.

“Member Pre-Tax Variable Pay Election” shall mean an election to contribute from 1% to 50% of Variable Pay, in ½% increments, as a Member Pre-Tax Contribution.

“Member Secondary Election” shall mean an election to contribute from 1% to 25% of Base Pay, in ½% increments, or a deemed election of 0% that will apply as provided in Section 5.5(b).

“Mutual Fund Window” shall mean the Fidelity FundsNetSM investment and grandfathered investment alternatives set out in Part III of Schedule C to the Regulations.

“Non-Contributing Company” shall mean any corporation, trade, or business that is not a Contributing Company.

“Nonhighly Compensated Employee” shall mean an employee of a Controlled Group Company who is not a Highly Compensated Employee.  The identification of Nonhighly Compensated Employees is subject to further provisions of Section 414(q) of the Code and applicable Department of Treasury regulations.  The term “Nonhighly Compensated Employee” shall not include any employee who is a nonresident alien and who receives no earned U.S. source income from the employing Controlled Group Company.

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“Non-Key Employee” shall mean an Employee who is not a Key Employee.

“Participant” shall mean a Member or Former Member.

“Participation Service” shall mean a period of service used for determining eligibility to receive a Company Contribution of 2.5% (or of 3% for former members of The Alliance Savings Plan).

“Payroll Closing Date” shall mean the last business day of that pay period on which changes that affect the amount of the Employee’s paycheck for that pay period, or the credits and debits appearing on the Employee’s pay advice for that pay period, can be accepted for processing.

“Period of Absence” shall mean a number of consecutive days beginning on the first day of an absence from service from the Contributing Companies (with or without pay) for any reason other than Termination or disability, such as leave of absence (other than disability), vacation, or holiday.

“Period of Service” shall mean each period of an individual’s Service commencing on his Employment Commencement Date or a Reemployment Commencement Date, if any, and ending on a Severance from Service Date.   For the sole purpose of Participation Service, the Period of Severance shall be treated as a Period of Service if the Service Spanning Rules apply.  A Period of Service shall also include any period required to be credited as a Period of Service by federal law, but only under the conditions and to the extent so required by such federal law.  Moreover, for purposes of determining the Period of Service, the following applies:

(a)	Except as provided in paragraph (b) below, an individual shall be credited with one month of Service for each calendar month in which he is credited with one or more Hours of Service.

(b)	The crediting method described in paragraph (a) above shall not apply in determining whether or not the Service Spanning Rules apply, and it shall not apply in determining Participation Service.

“Period of Severance” shall mean each period of time commencing on an individual’s Severance from Service Date and ending on a Reemployment Commencement Date.

“Permissive Aggregation Group” shall mean the Required Aggregation Group of plans plus any other qualified plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a) and 410 of the Code.

“Plan” shall mean the Regulations of the Shell Provident Fund.

“Plan Administrator” shall mean the “administrator,” within the meaning of Section 3(16)(A)(i) of ERISA, designated by the Trustees pursuant to the Regulations and Trust Agreement.

“Plan Year” shall be the calendar year.

“Preceding Employee” shall mean an Employee whose most recent prior employer during the Qualifying Period is a 25% Affiliated Company at the time he becomes an Employee of a Contributing Company.

“Present Interest Beneficiary” is a surviving spouse, an individual beneficiary at least 18 years of age, or an Alternate Payee, in each case, entitled to immediate possession of all or a part of a Participant’s Account as a consequence of the death or divorce of the Member, or entitled to immediate possession of all or a part of a Derivative Account as a consequence of the death or divorce of an individual (other than a Participant) who at the time of such event had a present interest in the Derivative Account.

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“Pre-Tax Rollover Subaccount” shall mean that portion of an Account consisting of: (a)(1) pre-tax contributions transferred to the Fund in a rollover transaction from one or more Eligible Retirement Plans; (2) pre-tax rollover contributions under one or more Eligible Retirement Plans merged into the Fund; and (b) such Subaccount’s allocable portion of net gains and losses.

“Prior Plan Company Contribution Subaccount” shall mean that portion of an Account consisting of:  (a)(1) company contributions transferred to the Fund in a trust-to-trust transfer from one or more qualified plans that allow for in-service distributions of such company contributions before the Member attains age 59½; and (2) company contributions under one or more qualified plans merged into the Fund which plans allow for in-service distributions of such company contributions before the Member attains age 59½ ; and (b) such Subaccount’s allocable portion of net gains and losses.

“Prior Plan Fully Vested Match Subaccount” shall mean that portion of an Account consisting of: (a)(1) employer matching contributions not subject to a vesting schedule which employer matching contributions were transferred to the Fund in a trust-to-trust transfer from one or more qualified plans; and (2) employer matching contributions not subject to a vesting schedule under one or more qualified plans merged into the Fund; and (b) such Subaccount’s allocable portion of net gains and losses.

“Prior Plan Scheduled Vesting Match Subaccount” shall mean that portion of an Account consisting of: (a)(1) employer matching contributions subject to a vesting schedule which employer matching contributions were transferred to the Fund in a trust-to-trust transfer from one or more qualified plans; and (2) employer matching contributions subject to a vesting schedule under one or more qualified plans merged into the Fund; and (b) such Subaccount’s allocable portion of net gains and losses.

“Qualified Beneficiary” shall mean:

(a)	an individual who:

(1)
is named by a Participant as his beneficiary pursuant to Article 12 and is at least 18 years of age (or will attain at least 18 years of age before said beneficiary’s respective share of the Participant’s account is distributed from the Fund), and is entitled to receive distribution of all or any part of the amount standing to the credit of the Participant upon the death of the Participant; or

(2)	is the surviving spouse of a deceased Participant; or

(3)	is an alternate payee, within the meaning of Section 206(d)(3)(K) of ERISA, who is the spouse or former spouse of a Participant; or

(b)	a private trust that meets all of the following requirements:

(1)	is valid under state law, or would be but for the fact that there is no corpus;

(2)	is irrevocable or will, by its terms, become irrevocable upon the death of the Participant;

(3)	the beneficiary or beneficiaries of the trust are identifiable individuals from the trust instrument; and

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(4)
the beneficiary designation made by the Participant is made in such form as the Plan Administrator may require and the Participant provides such additional information as the Plan Administrator may require, provided that,

(A)
for any calendar year up to and including the calendar year of the Participant’s death, in order to establish that the Participant’s spouse is the sole beneficiary under the trust for purposes of Article 25, the Participant must:  (i) provide to the Plan Administrator a list of all of the beneficiaries of the trust (including contingent and remainderman beneficiaries with a description of the conditions of their entitlement) sufficient to establish that the Participant’s spouse is the sole beneficiary); (ii) certify that, to the best of the Participant’s knowledge, the list of beneficiaries is correct and complete and that the requirements of paragraphs (b)(1), (2) and (3) above are satisfied; (iii) agree to provide corrected certifications to the extent that an amendment changes any information previously certified; and (iv) agree to provide a copy of the trust instrument to the Plan Administrator upon demand;

(B)
for calendar years following the calendar year of the Participant’s death, the trustee of the trust instrument, no later than October 31 of the calendar year immediately following the calendar year of the Participant’s death, must (i) provide the Plan Administrator with a final list of all of the beneficiaries of the trust (including contingent and remainderman beneficiaries with a description of the conditions on their entitlement) as of September 30 of the calendar year immediately following the calendar year of the Participant’s death; (ii) certify that, to the best of the trustee’s knowledge, the list of beneficiaries is correct and complete and that the requirements of paragraphs (b)(1), (2), and (3) above are satisfied and (iii) agree to provide a copy of the trust instrument to the Plan Administrator upon demand.

When applying the requirements of paragraph (b)(3) above, the trust instrument need not name the individuals by name so long as the individuals who are to be the beneficiaries are identifiable under the trust instrument.  The members of a class of beneficiaries capable of expansion or contraction will be treated as being identifiable if it is possible to identify the class member with the shortest life expectancy.

Nothing in this provision shall be construed to mean that a Qualified Charitable Organization can be a Qualified Beneficiary.

“Qualified Charitable Organization” shall have the meaning set forth in Section 12.1 of the Regulations.

“Qualified Plan” shall mean a plan other than this Fund that is qualified under section 401(a) of the Code based on the opinion of tax counsel.

“Qualified Plan Distribution” shall mean any distribution or withdrawal of all or any portion of the balance to the credit of the Participant in a Qualified Retirement Plan, except that a Qualified Plan Distribution shall not include:  (a) any distribution or withdrawal that is one of a series of substantially equal periodic payments (not less frequently than annually) either made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant’s designated beneficiary, or for a specified period of ten years or more; (b) any distribution or withdrawal to the extent such distribution or withdrawal is required under Section 401(a)(9) of the Code; and (c) the portion of any distribution or withdrawal that is not includable in gross income for federal income tax purposes (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

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“Qualified Retirement Plan,” except as provided in Section 13.2, shall mean any of the following that permit direct rollovers in accordance with Section 401(a)(31) of the Code:  (a) an individual retirement account described in Section 408(a) of the Code; (b) an individual retirement annuity described in Section 408(b) of the Code; (c) an annuity plan described in Section 403(a) of the Code; or (d) a qualified trust described in Section 401(a) of the Code.

“Qualifying Period” shall mean the period of time before the Employee became an Employee of a Contributing Company when the Employee was an employee of a 1% Affiliated Company.

“RDS ADRs” shall mean Class A American Depositary Receipts of Royal Dutch Shell plc.

“Reemployment Commencement Date” shall mean the first date an individual performs an Hour of Service following a Severance from Service Date.

“Regulations” shall mean the plan instrument of the Fund.

“Relevant Rate Group” shall mean an applicable rate group under Treasury Regulations Section 1.401(a)(4)-8 with the closest rate lower than the rate group for which an adjustment is needed under such regulations.

“Required Aggregation Group” shall mean (a) each qualified plan of the Employer in which at least one Key Employee participates, and (b) any other qualified plan of the Employer which enables a plan described in (a) above to meet the requirements of Sections 401(a)(4) or 410 of the Code.

“Required Beginning Date,” for any Member, shall mean April 1 of the calendar year following the later of:  (a) the calendar year in which the Member attains age 70-1/2; or (b) the calendar year in which the Member retires provided that the Member is not a 5-percent owner with respect to the Plan Year ending in the calendar year in which the Member attains age 70-1/2.

“Second Service Spanning Rule” shall mean the Service Spanning Rule set forth in Section 4.1(e)(2) of the Regulations.

“Separately Managed Account Fund” shall mean each of the Thrift Fund and the Royal Dutch Shell Stock Fund.

“Service” shall mean the period of an individual’s employment as an Employee with a Contributing Company.

“Service Spanning Rules” shall mean the First Service Spanning Rule or the Second Service Spanning Rule, whichever is applicable, used for determining when a Period of Severance is treated as a Period of Service, solely for purposes of calculating Participation Service.

“Severance from Service Date” shall mean the earliest of the following dates:

(a)	The first date an individual Terminates his Service following his Employment Commencement Date or following his most recent Reemployment Commencement Date, if any.

(b)
The 31st day of a number of days (whether or not consecutive) of one or more Labor Dispute Periods during which Period or Periods an individual, who has not incurred a Termination, is absent from service from the Contributing Companies (with or without pay) due to his participation in such labor dispute or disputes.

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(c)
The last day of the first 12 months of a Period of Absence during which period an individual, who has not incurred a Termination, remains absent from service from the Contributing Companies (with or without pay).

(d)
The last day of the first 12 months of Disability Leave during which Disability Leave an individual who has not incurred a Termination, remains absent from service from the Contributing Companies without pay.

“Shell Pay Deferral Investment Fund” shall mean the tax-qualified cash-or-deferred arrangement established on August 1, 1984, and merged into this Fund on or about June 18, 2007.

“Shell Savings Group Trust” shall mean the master trust in which the assets of the Fund are invested.

“Shell Trading Savings Plan” shall mean the tax-qualified defined contribution plan established on January 1, 1996, by Affiliated Companies of Shell Oil Company and merged on December 29, 2004, into both this Fund and the Shell Pay Deferral Investment Fund, which plan was formerly known as the “Coral Energy Services, LLC Savings Plan” and the “Coral Energy Resources Services Company Savings Plan.”

“Terminates” shall mean resigns, retires, or is discharged from all Contributing Companies, or dies.

“Termination” shall mean resignation, retirement, or discharge from all Contributing Companies, or death.

“Tested Plan Year” shall mean the Plan Year for which the requirements of Code Section 401(a)(4) are being tested.

“Testing Compensation” shall mean 415 Compensation, but excluding any amount in excess of the Annual Compensation Limit.

“Tier I Funds” shall mean the Investment Offerings under Part I of Schedule C to the Regulations.

“Tier II Funds” shall mean the Investment Offerings under Part II of Schedule C to the Regulations.

“Tier III Funds” shall mean the Investment Offerings under Part III of Schedule C to the Regulations.

“Tier IV Fund” shall mean the BrokerageLink feature under Part IV of Schedule C to the Regulations.

“Transferred Assets” shall mean those assets which are transferred from a Qualified Plan directly to the Fund by the trustee or trustees of the Qualified Plan on behalf of a Member, provided that the Qualified Plan from which the assets are transferred provides benefits protected under Section 411(d)(6) of the Code which are also protected by this Fund, or the transfer satisfies one of the exceptions set forth in the Treasury Regulations under Section 411(d)(6) of the Code.

“Trust Agreement” shall mean the Trust Agreement between the Trustees and Shell Oil Company and the other Contributing Companies, dated as of the 1st day of September 1939, and as amended from time to time.

“Trustees” shall mean the individuals whose names are listed in the Trust Agreement and their successors.

“Valid Rollover Contribution” shall mean shall mean a contribution to the Fund of a Qualified Plan Distribution from a Qualified Retirement Plan within the meaning of Treasury Regulation Section 1.402(c)-2, or of a rollover contribution within the meaning of Section 408(d)(3)(A)(ii) of the Code, that satisfies the requirements of Section 401(a)(31), 402(c), or 408(d)(3) of the Code for treatment as a rollover or a rollover contribution.

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“Valuation Date”

(a)	for purposes of the Top-Heavy rules, shall mean the most recent Valuation Date occurring within a 12-month period ending on the applicable Determination Date; and

(b)
for all other purposes, shall mean a date on which Accounts under the Fund are valued.  On and after June 1, 1996, a Valuation Date shall be any day, other than a Saturday, a Sunday, or a legal holiday, on which the New York Stock Exchange is open for trading, and/or such other dates as may be required by the Trustees.   In the case of purchases, redemptions, and/or valuations during periods of extreme market conditions, market closures, or illiquidity, the Valuation Date may be delayed until the later of the day all securities markets resume normal trading or the day sufficient liquidity returns, in the judgment of the Investment Manager.

“Valuation Period,” on and after June 1, 1996, shall mean each calendar month with Participants’ or Beneficiaries’ Thrift Accounts to be credited or debited, as the case may be, as of the last Valuation Date of each such month or, if there is no Valuation Date during such month, the last Valuation Date in the month or months immediately prior to such month.

“Variable Pay” shall mean that portion of a Member’s Compensation that is attributable to a variable pay program or incentive compensation program established and maintained by a Contributing Company.

2.2           Affiliated Company Defined. “Affiliated Company” shall mean (a) a corporation which is a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Code or any successor statute, determined without regard to Sections 1563(a)(4) and (e)(3)(C) thereof) which includes the Contributing Company, and (b) any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c)) with such Contributing Company.  However, for purposes of (a) and (b) in the preceding sentence, the phrase “more than 50 percent” shall be substituted for the phrase “at least 80 percent” in Section 1563(a)(1) of the Code, including where Section 1563(a) is incorporated in Sections 414(b) and (c) of the Code.

2.3           Headings and References. The headings of Articles and Sections herein are included solely for convenience.  If there is any conflict between such headings and the text of these Regulations, the text shall control.  Unless the context suggest otherwise, Article and Section references are references to these Regulations.

2.4           Number and Gender. Wherever appropriate, words used in the singular shall be considered to include the plural, and words used in the plural shall be considered to include the singular.  Where appearing in the Regulations and Trust Agreement, the masculine gender shall be deemed to include the feminine gender, and the feminine gender shall be deemed to include the masculine gender.

2.5           Construction. It is intended that the Regulations be qualified within the meaning of Sections 401(a), 401(k), and 401(m) of the Code and that the Fund be tax-exempt under Section 501(a) of the Code.  All provisions in the Regulations and Trust Agreement shall be construed in accordance with such intent.

ARTICLE 3

MEMBERSHIP PROVISIONS

3.1           Admission to Membership in General. An Employee shall be admitted as a Member on the first day on which the Employee completes his first Hour of Service with a Contributing Company.

3.2           Termination of Employment; Reemployment. An individual who has been admitted as a Member shall, except as otherwise provided, remain a Member until Termination.  Upon reemployment as an Employee, an individual shall be readmitted as a Member on the day on which he completes his first Hour of Service of reemployment with a Contributing Company.

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3.3           Member as a Beneficiary. A Participant may also be a Beneficiary.  In such an event, the account the Participant holds as a Beneficiary shall be governed by the rules that apply to Beneficiary accounts.

3.4           No Contract of Employment. The adoption and maintenance of the Fund shall not be deemed to constitute a contract between any of the Contributing Companies and any Member or to be a consideration for, or an inducement or condition of, the employment of any Member.  Nothing herein contained shall be deemed to give any Member the right to be retained in the Service of any of the Contributing Companies or to interfere with the rights of any Employing Company to discharge any Member at any time.

ARTICLE 4

SERVICE CREDITING

4.1           General Service Crediting Rules. Subject to the transition rules described below in this Section 4.1, Service after December 31, 2002, will be credited under this Article 4 for purposes of determining Participation Service and Accredited Service except as otherwise expressly provided.  The following rules shall apply:

(a)           For purposes of determining Participation Service and Accredited Service, an individual shall be credited in an amount equal to his aggregate Periods of Service whether or not such Periods of Service are completed consecutively.

(b)           If a fractional year within a Period of Service occurs, credit for such fractional year is based as follows:

(1)
for Accredited Service, on the number of calendar months of Service in such fractional year, taking into account paragraph (a) of the definition of Period of Service, unless such method would result in duplication of service credit or the absence of otherwise allowable service credit, in which case such fractional year is based on the number of full calendar months and any additional days of Service in such fractional year;

(2)	for Participation Service, only on the number of full calendar months and any additional days of Service in such fractional year,

(3)	for purposes of this Section 4.1(b), additional days totaling 30 or more shall constitute a full calendar month.

(c)           There is credit for a one-year Period of Service for each 12-month segment of Period of Service, which begins on the Employment Commencement Date or the most recent Reemployment Commencement Date, if any.  A one-year Period of Service shall have the same effect as one year of service with respect to applicable benefits.

(d)           Except as specifically provided herein, a Member shall not be credited with a year of Accredited Service (or fractions thereof) for service prior to his becoming an Employee of a Contributing Company.

(e)           For purposes of determining Participation Service, a Period of Severance shall be treated as a Period of Service if either the First Service Spanning Rule or the Second Service Spanning Rule applies.

(1)
The First Service Spanning Rule applies if an individual Terminates his Service (at a time other than during an absence for any reason other than Termination) and then returns to Service, and his Reemployment Commencement Date is within 12 months of his Severance from Service Date.

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(2)	The Second Service Spanning Rule applies if:

(A)	an individual is absent from Service for 12 months or less for any reason other than Termination;

(B)	during such absence the individual Terminates;

(C)	the individual subsequently returns to Service; and

(D)	his Reemployment Commencement Date is within 12 months from the day he was first absent from Service for such reason other than Termination, referred to in Section 4.1(e)(2)(A) above.

4.2           Service Records; Certain Predecessor Employers. In case of an Employee who is an Employee of a Contributing Company after December 31, 1975, service (whether Accredited or Participation) shall be determined under the rules herein from available Affiliated Company or Contributing Company records.  In any case in which a Contributing Company maintains a plan of a predecessor employer, service for such predecessor shall be treated as service for the Contributing Company.  In any case in which the Contributing Company maintains a plan which is not the plan maintained by a predecessor employer, service for such predecessor shall, to the extent required by regulations prescribed by the Secretary of the Treasury, Secretary of Labor, or their delegates, be treated as service for the Contributing Company.

4.3           Service with 1% and 25% Affiliated Companies. In addition to the service crediting rules set out above, the service crediting rules of this Section 4.3 shall apply.

(a)           If an Employee is a Preceding Employee, prior service with a 1% Affiliated Company shall be credited to an Employee as Participation Service and Accredited Service, provided that a Contributing Company has employed the Employee pursuant to an agreement with the Affiliated Company, and such grant of prior service as Participation Service and as Accredited Service meets the requirements of Treasury Regulation section 1.401(a)(4)-11(d).

(b)          If an Employee is not a Preceding Employee, prior service with a 25% Affiliated Company shall be credited to an Employee as Participation Service and Accredited Service, provided that a Contributing Company has employed the Employee pursuant to an agreement with the Affiliated Company, and such grant of prior service as Participation Service and as Accredited Service meets the requirements of Treasury Regulation section 1.401(a)(4)-11(d).

(c)           For purposes of this Section 4.3, unless otherwise provided, the ownership level to determine a 25% Affiliated Company and 1% Affiliated Company is based on the time services are provided.

(d)           This Section 4.3 shall not apply to service performed as a Leased Employee.

4.4           Participation Service Credit for Service with 80% Affiliated Companies. Service with an Affiliated Company shall be accredited to an Employee as Participation Service; provided, however, that for purposes of this Section 4.4, “Affiliated Company” shall be as defined in Section 2.2 without regard to the second sentence thereof which substitutes the phrase “more than 50 percent” for the phrase “at least 80 percent.”

4.5           Service Credit Related to Certain Business Transactions.

(a)           Where an employee of a Non-Contributing Company becomes an Employee of a Contributing Company after December 31, 1990, as a result of an asset or stock acquisition, merger, reorganization or other similar transaction, prior service credit may be granted pursuant to an agreement between one or more Contributing Companies and the Non-Contributing Company, as follows:

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(1)
a maximum of five (5) years prior service with the Non-Contributing Company shall be credited to an Employee as Participation Service and Accredited Service only where the following conditions are satisfied:

(A)	a Contributing Company has employed the Employee pursuant to an agreement with the Non-Contributing Company;

(B)
with respect to each separate acquisition, merger, reorganization or other similar transaction, prior service credit is uniformly granted to all individuals becoming Employees pursuant to this sentence; and

(C)	the prior service credit granted is otherwise allowed by law; or

(2)	pursuant to an amendment to these Regulations adopted after 1990.

(b)           If a business entity listed on Part One of Schedule F becomes a Contributing Company in connection with a stock or asset divestiture, then each person who is an employee of the business entity on the day as of which it adopts this Plan, shall be granted

(1)	the lesser of two years of service, or the actual number of years of service, with the business entity as Participation Service; and

(2)	the lesser of five years of service, or the actual number of years of service, with the business entity as Accredited Service,

provided such grant of past service credit is otherwise allowed by law.

(c)           If a Contributing Company acquires the stock or assets of a business entity listed on Part Two of Schedule F and, in connection with that acquisition, agrees or resolves to grant past service credit hereunder to an employee of the entity who, within a period of time specified in the agreement or resolution, becomes an Employee of the Contributing Company, then the lesser of two years of service, or the actual number of years of service, with the acquired entity shall be credited to the Employee as Participation Service and as Accredited Service, provided such grant of past service credit is otherwise allowed by law.

4.6           Provisions Applicable to Former Leased Employees.  Notwithstanding anything in this Article to the contrary, in the event an individual performs hours of service as a Leased Employee, such individual becomes an Employee under the terms of the Plan, and, within the one-year period beginning when such individual becomes an Employee, such individual requests service credit to, and presents the service records required by, the Plan Administrator, such individual shall be credited with one year of Participation Service for each period of service that would be a one-year Period of Service if his service performed as a Leased Employee had been Service performed as an Employee of a Contributing Company.

ARTICLE 5

MEMBER CONTRIBUTIONS

5.1           Member Contributions in General; Changes to Contributions.

(a)           Only Active Employees may make Member Contributions.  Each Active Employee who is a Member may elect to contribute to the Fund by making: a Member Pre-Tax Base Pay Election; a Member Pre-Tax Variable Pay Election; a Member After-Tax Base Pay Election; a Member After-Tax Variable Pay Election; a Member Secondary Election; and/or a Member Catch-Up Election.  In the event that a Member does not have sufficient Compensation to effect in full these elections after payroll deductions (including deductions pursuant to such elections), the Plan Administrator shall reduce such elections in accordance with the payroll deduction hierarchy established pursuant to the Regulations.

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(b)           Any Member may elect to cease making any or all Member Contributions into the Fund and may thereafter elect to resume making any or all of such contributions.  Any election to make or resume making Member Contributions shall be effective until the Member’s termination of employment or until changed by the Member’s giving notice of such change to the Plan Administrator.  Any election or change thereto shall become effective as of the first day of a payroll period provided the Plan Administrator receives the election or change on or before the Payroll Closing Date for such payroll period or on or before such other date as may be required by the Plan Administrator.

(c)           No benefits provided by the Employing Company or a Controlled Group Company shall be conditioned directly or indirectly upon the Member’s making or not making Member Pre-Tax Contributions hereunder.

5.2           Automatic Contribution Arrangement. The Fund shall implement an automatic contribution arrangement for individuals who are hired or rehired by a Contributing Company and become Members on or after June 18, 2007.  Under the arrangement, such Members shall be deemed to have made, as of the Automatic Enrollment Date, a Member Pre-Tax Base Pay Election of 3%.   The Plan Administrator shall provide notice of the arrangement to Members who may be covered by the arrangement at such time as shall afford such Members a reasonable opportunity to elect out of the arrangement before the Automatic Enrollment Date.  A Member may elect out of the arrangement before the Automatic Enrollment Date by electing to make no Member Pre-Tax Contributions or by making any affirmative election available to the Member under Section 5.1.  A Member may also prospectively elect out of the arrangement any time after the Automatic Enrollment Date in the same fashion.  Elections under this Section 5.2 (including the deemed election, if applicable) shall become effective as provided in Section 5.1(b).  The Plan Administrator shall, within a reasonable period before each Plan Year, provide to each Member to whom the arrangement applies for such Plan Year, notice of such Member’s rights and obligations under the arrangement.

5.3           Testing Limitations on Contributions. Member Contributions, other than Member Catch-Up Contributions, are subject to the limitations and provisions of Articles 7 and 23 and are subject to reduction by the Plan Administrator as provided in Article 23.

5.4           Limitations Related to Hardship Withdrawals. If a Member receives a Hardship Withdrawal or any other hardship withdrawal from another qualified plan of a Controlled Group Company, such Member shall not be entitled to make any Member Contributions under this Plan for a period of at least 6 months after receipt of such hardship withdrawal.

5.5           Annual Limit on Member Pre-Tax Contributions; Secondary Elections.

(a)           A Member shall not be permitted to make Member Pre-Tax Contributions during any taxable year of such Member in excess of $15,000 or such other amount as may be prescribed by Section 402(g) of the Code and as adjusted by the Secretary of the Treasury pursuant thereto.

(b)           If the Member does not make a Member Secondary Election as provided in Section 5.1(a), the Member will be deemed to have made a Member Secondary Election of 0%.  In the pay period in which the limit described in Section 5.5(a) is reached, the lesser of the curtailed Member Pre-Tax Contributions of the Member that would have been made for that pay period or the Member After-Tax Contributions elected in the Member Secondary Election of the Member will be contributed to the Fund.  Following such pay period, such Member Secondary Election shall supersede any Member After-Tax Base Pay Election of the Member for the remainder of the Plan Year.

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5.6           Timing of Member Contributions; Correction of Delayed Member Contributions and Repayments.

(a)           Member Contributions shall be paid into the Fund as of the first Valuation Date on or after the date the Compensation is due the Member; provided, however, where a regulatory body closes a principal securities exchange on which securities are traded, the posting of Member Contributions may be delayed until normal trading resumes in all securities markets.

(b)           To the maximum extent permitted by applicable law, the Plan Administrator shall cause the Employing Company to correct Member Contributions and repayments that are not made as of the earliest date on which contributions can reasonably be segregated from the Employing Company’s general assets.

5.7           Catch-Up Contributions. The Fund shall not be treated as failing to satisfy the provisions of the Fund implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of Member Catch-Up Contributions.

ARTICLE 6

COMPANY CONTRIBUTIONS

6.1           Company Contributions in General. On and after January 1, 2003, except as otherwise provided, each Employing Company shall pay into the Fund on behalf of each Member in its employ a percentage of such Member’s Compensation, determined in accordance with the following schedule:

(a)           During the second, third, fourth, fifth, and sixth years of the Member’s Accredited Service – 2½%, provided, however, in the case of a Leased Employee who becomes an Employee consistent with Section 4.6, from the date such Employee one year of Participation Service through such Employee’s sixth year of Accredited Service – 2½%; and provided further, the Employing Company shall make contributions of 3% of such Member’s Compensation during the remaining period of such Member’s second, third, fourth, fifth, and sixth years of Accredited Service if such Member was eligible to participate in the Alliance Savings Plan on December 31, 2002, and on that date was eligible to receive company contributions of 3% thereunder; and

(b)           During the seventh, eighth and ninth years of Accredited Service - 5%, and

(c)           During the tenth and succeeding years of Accredited Service - 10%,

as of the first Valuation Date after such compensation is due the Member.  For the purpose of determining when increases in the percentage of Company Contributions should occur, an Employee whose service date (or adjusted service date, if applicable) coincides with the first day of any pay period which is applicable to such Employee’s job classification shall be eligible for increases in the percentage of Company Contributions as of the first day of the full pay period in which such Employee completes the required period of Accredited Service for any such percentage increase.  All other Employees shall be eligible for increases in the percentage of Company Contributions as of the first day of the first full pay period following such Employee’s completion of the required period of Accredited Service for any such percentage increase.

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6.2           Contribution Additions for Administration Expenses. Any Contributing Company may make a Contribution Addition to the Fund for a Plan Year that it may determine is appropriate.  Each Contribution Addition shall be with respect to the Plan Year and shall be allocated to the Accounts of Members that are affected by the administration expenses for which the Fund is being reimbursed by the contribution.  Consistent with the preceding sentence, the Plan Administrator shall periodically notify the Trustees of the Contribution Additions which shall be paid to the Fund no later than the time prescribed by law for filing the federal income tax return of the Contribution Company, including extensions thereof.  For purposes of the limitations under Article 7, each Contribution Addition shall be allocated to the Accounts of Members that are affected by the administration expenses for which the Trust is being reimbursed by the contribution.

6.3           No Earnings or Profits Required. If any Contributing Company forming, together with one or more other Contributing Companies, an affiliated group within the meaning of Section 1504 of the Code is prevented from making a contribution which it would otherwise have made under this Article 6 by reason of having no current or accumulated earnings or profits or because such earnings or profits are less than the contributions which it would otherwise have made, then so much of the contribution which such Contributing Company was so prevented from making may be made, for the benefit of the employees of such Contributing Company, by the other Contributing Companies forming such affiliated group, to the extent of current or accumulated earnings or profits, except that such contribution by each such other Contributing Company shall be limited, where such group does not file a consolidated return, to that proportion of its total current and accumulated earnings or profits remaining after adjustment for its contribution made without regard to this sentence which the total prevented contribution bears to the total current and accumulated earnings or profits of all the Members of such group remaining after adjustment for all contributions made without regard to this sentence.  On and after January 1, 1988, payment into the Fund by each Contributing Company shall be made without regard to current or accumulated earnings or profits, unless a Contributing Company elects otherwise with respect to its Members.  Notwithstanding the elimination of the profits requirement, this Fund is designed to be a profit-sharing plan.

6.4           Deductibility of Contributions. Unless a Contributing Company directs otherwise, a Contributing Company’s contributions to the Fund are conditioned upon their being deductible for such Contributing Company’s taxable year under Section 404 of the Code, and such Contributing Company contributions shall not exceed such deductible amounts.

6.5           Use of Certain Forfeitures. Forfeitures resulting from Section 19.2 and Schedule D shall be used to reduce Contributing Company contributions and not to increase benefits.

6.6           Contributions to Satisfy Nondiscrimination Requirements. Where it has been determined by Shell Oil Company that Contributions do not satisfy the nondiscrimination requirements of Section 401(a)(4) of the Code and regulations issued thereunder for a Tested Plan Year, additional Contributions may be made until Contributions satisfy such requirements.  Where additional Contributions are credited to a Member’s Account pursuant to this Section 6.6, earnings shall be credited at the greater of zero percent or the actual positive rate of return on the Member’s Account for each of the Tested Plan Years and any subsequent Plan Year or any portion thereof in which the additional Contribution is made.  Any such additional Contributions, and any earnings thereon, shall be provided only for individuals who:

(a)	are Nonhighly Compensated Employees for such Tested Plan Year;

(b)	are Employees at the time such additional Contributions are made;

(c)	are in a Relevant Rate Group;

(d)
have the highest equivalent accrual rates of Nonhighly Compensated Employees, as determined by Shell Oil Company when testing the Plan for such Tested Plan Year under Treasury Regulations Section 1.401(a)(4)-8, in the order of such rates beginning with the highest; and

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(e)
also have the highest performance code in such Relevant Rate Group at the time such additional Contributions are made, in order of such performance codes beginning with the highest, effective for a Tested Plan Year commencing on or after January 1, 2001, where the conditions set forth in subparagraphs (a) through (d) hereinabove result in an over-inclusion of employees eligible for any additional Contributions.

6.7           Correction of Delayed Company Contributions. To the maximum extent permitted by applicable law, the Plan Administrator shall cause the employing Contributing Company to correct delayed contributions in accordance with this Section 6.7.  For delayed Company Contributions that are corrected within two payroll periods, the Contributing Company shall restore to the Member’s Account only the principal amount.  For delayed Company Contributions that are not corrected within two payroll periods, the Contributing Company shall restore to the Member’s Account the principal amount adjusted to reflect the actual rate of return that would have been credited to the Member’s Account but for the error; provided, however, for the sake of administrative convenience, the Plan Administrator shall have the option of using, in lieu of the actual rate, such rate of return as shall be reasonably prudent under the circumstances.

ARTICLE 7

LIMITATION ON CONTRIBUTIONS

7.1           Excess Deferral Limit. A Participant shall not be permitted to have Member Pre-Tax Contributions made under this Fund, or any other qualified plan maintained by the Employer, during any taxable year in excess of the limit set out in Section 5.5(a), except that to the extent permitted under Section 414(v) of the Code Participants may make Member Catch-up Contributions.

7.2           Distribution of Excess Deferral Amounts.

(a)           Notwithstanding any other provision of these Regulations, the Excess Deferral Amount made by a Participant and any income allocable thereto, shall be distributed to the Participant claiming such Excess Deferral Amount under this Fund no later than the first April 15 following the close of the Participant’s taxable year in which the Excess Deferral Amount arose or as soon as administratively feasible after an Excess Deferral Amount is detected by any monitoring system maintained by a Contributing Company.

(b)           The Participant’s claim shall be in writing, shall be submitted to the Plan Administrator no later than the first March 1 following the close of the Participant’s taxable year in which the Excess Deferral Amount arose, shall specify the Participant’s Excess Deferral Amount for such taxable year, and shall be accompanied by the Participant’s written statement that if such amounts are not distributed, then such Member Pre-Tax Contributions---together with amounts deferred pursuant to other qualified cash or deferred arrangements under Section 401(k) of the Code, simplified employee pension plans under Section 408(k) of the Code, and tax-sheltered annuity contracts under Section 403(b) of the Code---exceed the limit imposed on the Participant by Section 7.1 for the taxable year in which the Member Pre-Tax Contributions occurred.

(c)           In the case of any Excess Deferral Amounts which arise under this Fund by virtue of the failure of any monitoring system maintained by a Contributing Company, the Plan Administrator shall be empowered to submit a claim on behalf of, and in the name of, the Participant, and such claim shall be deemed to be the claim of such Participant for all intents and purposes.  The Plan Administrator shall be entitled to assume that a Participant’s taxable year is the calendar year unless the Participant has previously advised the Plan Administrator otherwise, in writing.

(d)           The Excess Deferral Amount for the taxable year which would otherwise be distributed to the Participant shall be reduced, in accordance with Department of Treasury Regulations, by the Excess Contributions previously distributed to the Participant for the Plan Year beginning in that taxable year.

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7.3           Annual Additions Limit.

(a)           Except to the extent permitted with respect to Member Catch-up Contributions and Section 414(v) of the Code, the Annual Additions that may be contributed or allocated to a Member’s Account under the Fund for any limitation year shall not exceed the lesser of:  (1) $40,000, as adjusted for increases in the cost-of-living under section 415(d) of the Code, or (2) 100 percent of the Member’s 415 Compensation, for the limitation year.

(b)           To the extent the Annual Additions with respect to the Fund and other defined contribution plans of the Contributing Companies or Affiliated Companies would otherwise exceed the limitations of Section 7.3(a), amounts permitted to be credited to a Member’s Account shall be reduced in the following order:

(1)	Contributions by or on behalf of a Member to other defined contribution plans of the Contributing Companies or Affiliated Companies;

(2)	Company Contributions of any Contributing Company on behalf of a Member to the Fund;

(3)	Member After-Tax Contributions by a Member to the Fund; and

(4)	Member Pre-Tax Contributions on behalf of a Member to the Fund.

7.4           Excess Annual Additions.

(a)           If and to the extent it is determined that any contribution of any Contributing Company is in excess of the limitations imposed by Section 7.3, and provided that such contribution was made by a good faith mistake of fact, then such excess shall be returned to the Contributing Company within one year after payment of the contribution.

(b)           If, due to a reasonable error in estimating a Member’s annual Compensation, a reasonable error in determining the amount of Member Pre-Tax Contributions that may be made with respect to any individual under the limits of Section 415 of the Code, or due to such other facts and circumstances as may justify the availability of this special rule, the Annual Additions to the Member’s Account under this Fund and under any other defined contribution plans of the Contributing and Affiliated Companies exceed the limitations set forth in Section 7.3(a), then the excess Annual Additions shall be treated in the order described below until the applicable limitation is satisfied:

(1)           To the extent of Company Contributions made during the Plan Year, the excess Annual Additions, in a Member’s account, if any, shall be treated in accordance with any one of the following three methods:

(A)           Such excess Annual Additions in a Member’s Account shall be used to reduce Company Contributions for the next calendar year (and succeeding calendar years, as necessary) for that Member, if that Member is covered by the Fund as of the end of the calendar year.  However, if that Member is not covered by the Fund as of the end of the calendar year, then the excess Annual Additions must be held unallocated in a suspense account for the calendar year and allocated and reallocated in the next calendar year to all of the remaining Members’ Accounts in the Fund.  Furthermore, the excess Annual Additions must be used to reduce Company Contributions for the next calendar year (and succeeding calendar years, as necessary) for all of the remaining Members of the Fund.  Excess Annual Additions may not be distributed to Member or Former Members.

(B)           Such excess Annual Additions in a Member’s Account shall be allocated and reallocated to other Members’ Accounts.  However, if that allocation or reallocation causes the limitations of Section 415 of the Code to be exceeded with respect to each Member for the calendar year, the remaining excess Annual Additions must be held unallocated in a suspense account for the calendar year and allocated and reallocated in the next calendar year to all of the Members’ Accounts.  Furthermore, the excess Annual Additions must be used to reduce Company Contributions for the next calendar year (and succeeding calendar years, as necessary) for all of the Members in the Fund.  Excess Annual Additions may not be distributed to Member or Former Members.

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(C)           Such excess Annual Additions in a Member’s Account shall be held unallocated in a suspense account for the calendar year, and allocated and reallocated in the next calendar year (and succeeding calendar years, as necessary) to all of the Members’ Accounts.  The excess Annual Additions so allocated and reallocated must be used to reduce Company Contributions for the next calendar year (and succeeding calendar years, as necessary) for all of the Members in the Fund.  Excess Annual Additions may not be distributed to Member or Former Members.

(2)           To the extent of any remaining excess Annual Additions, Member Contributions shall be returned to the Member in the same order as that specified in Section 7.3(b) for reducing credited amounts to the Member’s Account.

(3)           If a suspense account is in existence at any time during the calendar year, investment gains and losses and other income shall not be allocated to the suspense account.  If the treatment described in this Section 7.4 is necessary, such treatment shall be performed on other defined contribution plans of the Contributing Companies or Affiliated Companies before applying to this Fund.

7.5           Notice of Limitation issue. The Employing Company shall notify a Member and the Plan Administrator if the limitation on contributions or allocation or reallocation of Contributions to his Account for any calendar year is affected by the limitations set forth in this Article.

7.6           Aggregation of Plans. For purposes of Section 7.3 and Section 7.4, all defined contribution plans (whether or not terminated) of the Contributing and Affiliated Companies shall be treated as one defined contribution plan.

ARTICLE 8

INVESTMENT FUNDS

8.1           Authority to Establish Investment Offerings.

(a)           Generally the Trustees shall have the discretionary authority to establish Investment Offerings and investment tiers and allot Investment Offerings among the tiers.  While the Mutual Fund Window shall consist of all of the Fidelity Management & Research Company mutual funds and such mutual funds as Fidelity Management & Research Company shall include in Fidelity FundsNet, the Trustees may grandfather mutual funds removed from Fidelity FundsNet so that such funds shall continue to be available for investment through the Mutual Fund Window.

(b)           The Royal Dutch Shell Stock Fund shall be a permanent Investment Offering under these Regulations.  Members and Beneficiaries---and not the Trustees nor the Investment Manager of the Royal Dutch Shell Stock Fund---shall have discretionary authority and control with respect to buying, selling, and holding units in the Royal Dutch Shell Stock Fund.  In the absence of any Member or Beneficiary direction to buy, sell, or hold units of the Royal Dutch Shell Stock Fund for his Account, the Trustees and the Investment Manager of the Royal Dutch Shell Stock Fund shall not buy, sell, or hold shares of RDS ADRs for that Account; provided, however, that the Trustees shall liquidate, or cause the Investment Manager of the Royal Dutch Shell Stock Fund to liquidate, RDS ADRs in the Royal Dutch Shell Stock Fund only in the event of the imminent bankruptcy of Royal Dutch Shell plc.  In the event of any such liquidation, the Trustees shall invest the resulting cash in the Thrift Fund.

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8.2           Investment Funds.  At the direction of a Member or a Beneficiary, the assets of such person’s Account shall be invested in one or more Investment Offerings among:  (a) the Lifecycle Funds; (b) the Core Funds; (c) the Mutual Fund Window; and (d) the BrokerageLink.

        8.3          Separate Subaccounts.   In general, each Account shall be divided between Company Contribution Subaccount, Member After-Tax Subaccount, Member Catch-Up Subaccount, Member Pre-Tax Subaccount, After-Tax Rollover Subaccount, Prior Plan Company Contribution Subaccount, Prior Plan Fully Vested Match Subaccount, Prior Plan Scheduled Vesting Match Subaccount, and the Pre-Tax Rollover Subaccount.

8.4           Valuation and Accounting.

(a)           The assets of each of the Eligible Investment Company Funds in an Account shall be valued in accordance with its prospectus and/or governing documents and applicable law.  The holdings of BrokerageLink in an Account shall likewise be valued in accordance with generally accepted valuation procedures to the extent consistent with applicable law and any prospectus and/or governing document.  Generally each Investment Manager of a Separately Managed Account Fund shall value the assets of that Separately Managed Account Fund in good faith in accordance with the best available information, accepted accounting practices, and applicable laws and regulations so as to provide uniform and consistent methods of valuation.

(b)           All interest, dividends, and other income accrued during each Valuation Period and any profits realized during each Valuation Period by the Thrift Fund shall be credited to an income account for the Thrift Fund, and certain expenses incurred (in accordance with Section IX of the Trust Agreement) and any losses realized by the Thrift Fund during each Valuation Period shall be debited to that account for the Thrift Fund.  As of the end of each Valuation Period, the balance of the account shall be allocated among the Members and Present Interest Beneficiaries in proportion to their balances in the Thrift Fund during the Valuation Period.  If the income account shows a net deficit for the Valuation Period, such deficiency shall be provided for to the extent necessary from the Members’ and Present Interest Beneficiaries’ Thrift Fund balance, debits shall be in proportion to their balances during the Valuation Period.

(c)           The Royal Dutch Shell Stock Fund shall be valued consistent with the investment management agreement.  In the event any such investment management agreement is silent, the Royal Dutch Shell Stock Fund shall be valued as follows:  Valuation of RDS ADRs held in the Royal Dutch Shell Stock Fund shall be based upon the closing price of the ordinary shares of RDS ADRs on the principal national domestic securities exchange on which the RDS ADRs are traded or, if unavailable, the latest available price as reported by the principal national domestic securities exchange on which the RDS ADRs are traded or, if neither is available, the price determined in good faith by the investment manager of the Royal Dutch Shell Stock Fund.  The net asset value of the Royal Dutch Shell Stock Fund will be calculated by (1) adding the market value of the RDS ADRs, the market value of any money market fund or other mutual fund or commingled money market pool contained in the Royal Dutch Shell Stock Fund, any payables including the cost of RDS ADRs purchased, principal and interest obligations, if any, and other expenses that the investment manager accrues or pays from the Royal Dutch Shell Stock Fund and any receivables including the proceeds of RDS ADRs sold, interest, and dividends and (2) dividing the sum by the total number of units in the Royal Dutch Shell Stock Fund outstanding at the end of the day in issue.

(d)           Dividends in the form of cash, RDS ADRs, or RDS class “A” ordinary share dividends, and the proceeds of any other distributions received by the Investment Manager in respect of RDS ADRs shall be credited to such Accounts on the date of payment thereof if received on a Valuation Date before the New York Stock Exchange closes for trading or on the Valuation Date next succeeding the date on which the payment is received, if it is not received on a Valuation Date or if it is received on a Valuation Date after the New York Stock Exchange closes for trading; provided, however, that where a Member who is an Employee is not directing any current investments in the Royal Dutch Shell Stock Fund, amounts representing such dividends and other proceeds shall be credited in accordance with such Member’s investment election; provided, further, that on and after July 16, 1996, where a Member or Beneficiary has a balance in his or her Royal Dutch Shell Stock Fund Account, amounts representing such dividends and other proceeds shall be credited to his or her Royal Dutch Shell Stock Fund Account unless, in the case of a Member, the Member, whether or not a current Employee, affirmatively elects to have such amounts invested in accordance with the Member’s then current or most recent investment election.

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(e)           Charges and expenses of an Eligible Investment Company Fund or of BrokerageLink shall be charged to the same in accordance with its prospectus and/or governing documents and applicable law.  Brokerage commissions, transfer taxes, or other charges and expenses that can be specifically identified in connection with a Separately Managed Account Fund shall be charged to the appropriate Separately Managed Account Fund.  Other taxes, charges, and expenses of the Shell Provident Fund shall be charged to the Separately Managed Account Funds and Commingled Funds, or otherwise dealt with as the Trustees shall determine in accordance with Section IX of the Trust Agreement.

8.5           Investment Manager.

(a)           To the extent the Shell Provident Fund shall invest its assets with the Shell Savings Group Trust, the Trust Agreement of the Shell Savings Group Trust, rather than these Regulations, shall determine the rights, powers, duties, and responsibilities of the investment managers thereof.

(b)           The Separately Managed Account Funds may be under the management and control of one or more Investment Managers appointed by the Trustees.  Each Investment Manager in its discretion shall individually invest and reinvest the principal and the income of the portion of the Separately Managed Account Fund held by it, and keep the assets invested, without distinction between principal and income, in such manner as determined by the Investment Manager in accordance with the Regulations and Trust Agreement.

(c)           The Investment Manager may, in its discretion, retain in cash, including investment in any short-term collective or common trust funds as provided in Section VI of the Trust Agreement, such part of the assets of the Royal Dutch Shell Stock Fund as it shall deem necessary or desirable for the proper administration thereof, including for purposes of the payment of expenses or other anticipated distributions or pending the purchase of longer term investments suitable therefor.

(d)           The Investment Manager of the Royal Dutch Shell Stock Fund shall have the right to close the Royal Dutch Shell Stock Fund to purchases and redemptions whenever trading in RDS ADRs is suspended or whenever, in the judgment of the Investment Manager, substantial purchase and sales orders for RDS ADRs are pending but not executed.

8.6           Distributions In-Kind. Distributions shall normally be made in cash.  After the commencement of trading of RDS ADRs on the New York Stock Exchange, when a Member’s Account is paid out pursuant to Sections 12.3, 12.4, and 12.6 upon his termination of service or pursuant to Section 10.3 upon his age 59½ withdrawal, the value of a Member’s Royal Dutch Shell Stock Fund Account shall be distributed in cash, unless the Member shall affirmatively elect to take a distribution in the form of whole RDS ADRs and residual cash.

8.7           Managed Accounts. The Trustees have appointed an Investment Manager to provide discretionary and non-discretionary investment management services to Accountholders.  If an Accountholder affirmatively elects to use any such discretionary services, then during the term of the arrangement for such services, such Investment Manager rather than the Accountholder shall have the full authority of the Accountholder to invest Contributions and to invest and reinvest assets of the Account.  The fees arising from the discretionary investment management services of the Investment Manager shall be deducted from the Account of the Accountholder electing to use such discretionary services.

8.8           BrokerageLink.            (a)           A Participant or Present Interest Beneficiary may invest up to 100% of his vested Account to BrokerageLink and may direct Contributions and loan repayments to BrokerageLink in 1% increments.

(b)           Withdrawals, minimum required distributions, installment payments under Section 12.6(c), and de minimus distributions will be processed from the Participant’s or Present Interest Beneficiary’s balances in the Investment Offerings (other than BrokerageLink).  To the extent assets in the Investment Offerings (other than BrokerageLink) together with cash reserves within BrokerageLink are insufficient to satisfy minimum required distributions or de minimus distributions, any BrokerageLink assets will be liquidated on a last-in-first-out basis and, along with cash reserves, distributed out of BrokerageLink in order to satisfy such distributions.  In the event assets in the Investment Offerings (other than BrokerageLink) are insufficient to satisfy installment payments, loans, or other withdrawals, then the installment payments will not be processed for that installment cycle and loan requests and withdrawals will be cancelled.

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(c)           If the Accountholder dies leaving a balance in BrokerageLink, his Present Interest Beneficiary shall have the right to continue the BrokerageLink provided the Present Interest Beneficiary satisfies such administrative procedures as may be then in effect; otherwise BrokerageLink assets payable to such Present Interest Beneficiary will be liquidated and transferred out of BrokerageLink to the Thrift Fund.

(d)           The BrokerageLink shall be subject to such minimum investment, trading and investments restrictions, and settlement periods as Fidelity shall impose.

ARTICLE 9

MEMBER DIRECTIONS

9.1           Investment Directions. Each Member shall direct that the entire amount of Member Contributions and Company Contributions made by or on behalf of the Member – and each Member or Beneficiary shall direct the entire amount of any dividends or other distributions credited to the Account of such Member or Beneficiary in respect of the portion of the Account invested in the Royal Dutch Shell Stock Fund– be invested in one or more of the Investment Offerings offered under the Plan in multiples of one percent (1%) as follows:

(a)           On and after June 1, 1996, a direction shall be effective:  (1) on the day it is actually received provided it is received on a Valuation Date before the New York Stock Exchange closes for trading; or (2) on the Valuation Date next succeeding the day on which it is actually received, if it is not received on a Valuation Date or if it is received on a Valuation Date after the New York Stock Exchange closes for trading.  An investment direction, once given, shall remain effective until changed by a subsequent direction.

(b)           Notwithstanding anything to the contrary contained herein, Shell Oil Company in its discretion may, at any time, fix a uniform upper percent limitation on the part of Company Contributions which Members and Beneficiaries may direct be invested in the Royal Dutch Shell Stock Fund. While any such limitation is effective, all directions, whether made prior or subsequent thereto, shall be effective only to the extent permissible under the limitation.

(c)           Company Contributions, rollover amounts, and Member Contributions (including loan repayments) as to which no valid investment direction is in effect shall be placed in the Default Fund.  Where by virtue of the summary plan description or otherwise, the Member is informed or otherwise aware that the Member has a right to direct Company Contributions, rollovers, and Member Contributions (including loan repayments) to Investment Offerings and moreover, that failure to make a valid investment direction shall be treated as a direction to invest those Company Contributions, rollovers, or Member Contributions (including loan repayments) in the Default Fund, then the Member’s failure to direct such Company Contributions, rollovers, or Member Contributions shall be deemed an exercise of the Member’s control and discretion to invest in the Default Fund.  Where a Member attempts to allocate to the Investment Offerings more than 100 percent of the amount the Member rolls over into the Fund, the entire rollover amount shall be returned to the Member.

9.2           Investment Transfers; Default Funds. Each Participant and each Beneficiary may direct that any portion of his Account shall be transferred between Investment Offerings by giving directions to the Plan Administrator as follows:

(a)           Each direction shall indicate the amount or percentage to be transferred, the Investment Offering from which the transfer is to be made, and each Investment Offering to which the amount or percentage is to be transferred.

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(b)           Directions as to a transfer to any Investment Offering shall be effective on the first Valuation Date on or after July 12, 1996, on which the Plan Administrator receives such direction. For purposes of this Section 9.2, the Plan Administrator shall be deemed to have received a transfer direction: (1) on the day it is actually received provided it is received on a Valuation Date before the New York Stock Exchange closes for trading; or (2) on the Valuation Date next succeeding the day on which it is actually received, if it is not received on a Valuation Date or if it is received on a Valuation Date after the New York Stock Exchange closes for trading.  A transfer direction, once given, shall remain effective unless canceled in a timely manner; provided, however, that no such transfer direction may be canceled or modified, and no proceeds from any such exchange can be redirected, after the close of the Valuation Date on which the exchange direction takes effect.

(c)           Notwithstanding anything to the contrary contained herein, Shell Oil Company in its discretion may, at any time, fix a uniform upper percent limitation on the part of Company Contributions which Participants and Beneficiaries may direct be transferred to the Royal Dutch Shell Stock Fund.  While any such limitation is effective, all directions, whether made prior or subsequent thereto, shall be effective only to the extent permissible under the limitation.

(d)           A Participant or Beneficiary may lose exchange privileges under an Investment Offering, consistent with the prospectus or governing document thereof, for trading that the Investment Manager determines is excessive or that adversely impacts effective management of an Investment Offering in accordance with its stated investment objectives and policies or that would otherwise potentially be adverse to the interests of Participants and Beneficiaries who are long-term investors.

(e)           Where an Investment Offering terminates or withdraws from the Fund, a Participant or Beneficiary who has a balance in such Investment Offering shall redirect that balance among the remaining Investment Offerings.  Where the Participant or Beneficiary fails to make a valid investment redirection, such balance shall be placed in the Thrift Fund.  Where by virtue of the summary plan description or otherwise, the Participant or Beneficiary is informed or otherwise aware that the Participant or Beneficiary has a right to redirect a balance from a terminated or withdrawn Investment Offering among the remaining Investment Offerings and moreover, that failure to make a valid investment redirection shall be treated as a direction to reinvest such balance in the Thrift Fund, then any failure to redirect the balance from a terminated or withdrawn Investment Offering shall be deemed an exercise of the Participant’s or Beneficiary’s control and discretion to invest such balance in the Thrift Fund.

(f)           The Member may specify an Investment Offering within the relevant Subaccounts from which the transfer shall be made.  If the Member does not specify an Investment Offering or if further allocation of the amount of the transfer is necessary, the amount or remaining amount, as the case may be, shall be distributed from the Member’s Investment Offerings (other than from BrokerageLink) within the relevant Subaccounts on a pro rata basis.  Where by virtue of the summary plan description or otherwise, the Member is informed or otherwise aware that a Member has a right to allocate transfers to the Member’s Investment Offerings and moreover, that the failure to make a valid allocation shall be treated as a direction to allocate the transfers to the Investment Offerings (other than from BrokerageLink) within the relevant Subaccounts on a pro rata basis, then the Member’s failure to allocate transfers properly shall be deemed an exercise of the Member’s control and discretion to allocate the transfer to the Member’s Investment Offerings (other than from BrokerageLink) within the relevant Subaccounts on a pro rata basis.

9.3           Conditions. Investment directions and redirections shall be made subject to the conditions of Article 16.

9.4           Responsibility for Following-up on Investment Direction Execution. A Participant or Beneficiary shall be responsible for following up in order to ensure that his or her investment directions and redirections were acted upon and were carried out in accordance with his or her express instructions, and that, in the case of a Participant, any contributions related to a suspended direction were redirected in accordance with the Participant’s standing investment direction once the conditions that precipitated the suspension were resolved.

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ARTICLE 10

MEMBER WITHDRAWALS

10.1           General Withdrawal Restrictions and Provisions.

(a)           A Member shall have no right to receive the amounts standing to his credit in his Account, or any part thereof, except as may be permitted by this Article 10, Article 11, Section 12.4, Section 13.2(c), and Article 17 of the Regulations.

(b)           Whenever a Member shall direct a withdrawal from any of his Investment Offerings, there shall be redeemed (as of the next succeeding Valuation Date following receipt of such direction by the Fund or on the receipt date of such direction if such direction is received on a Valuation Date prior to the time the New York Stock Exchange closes for trading) so much of such Member’s interest as may be necessary to provide the cash to be withdrawn.

(c)           Notwithstanding the foregoing provision, however, no withdrawal shall be permitted from a Member’s Account in excess of the value (as of the next succeeding Valuation Date following receipt of such direction by the Fund or on the receipt date of such direction if such direction is received on a Valuation Date prior to the time the New York Stock Exchange closes for trading) of all amounts standing to his credit in his Investment Offerings.  The value of the Account or relevant Subaccounts will be determined as of the next succeeding Valuation Date following receipt of such direction by the Fund or on the receipt date of such direction if such direction is received on a Valuation Date prior to the time the New York Stock Exchange closes for trading.

(d)           During periods of extreme market conditions or market closures, a withdrawal direction may not become effective until normal trading resumes in all securities markets.  Similarly whenever the Investment Manager closes the Royal Dutch Shell Stock Fund to redemptions or whenever, in the judgment of the Investment Manager, liquidity in the Royal Dutch Shell Stock Fund is insufficient to honor in the aggregate all loan, withdrawal, and distribution requests involving redemptions from the Royal Dutch Shell Stock Fund, then withdrawal directions to redeem units of the Royal Dutch Shell Stock Fund and/or withdrawal directions to redeem other Investment Offerings units which redemptions are dependent in whole or in part upon redemptions of Royal Dutch Shell Stock Fund units shall not become effective until the Royal Dutch Shell Stock Fund reopens and/or, in the judgment of the Investment Manager, liquidity in the Royal Dutch Shell Stock Fund is sufficient to honor in the aggregate all loans, withdrawals, and distributions involving redemptions from the Royal Dutch Shell Stock Fund.  In such event, the Valuation Date shall be likewise delayed.

(e)           Notwithstanding any other provision of this Article 10, a Member shall not be permitted to withdraw any amount subject to a qualified domestic relations order as defined under ERISA and the Code.

(f)           The Member may specify an Investment Offering within the relevant Subaccounts from which the withdrawal shall be made.  If the Member does not specify an Investment Offering or if further allocation of the amount of the withdrawal is necessary, the amount or remaining amount, as the case may be, shall be distributed from the Member’s Investment Offerings (other than from BrokerageLink) within the relevant Subaccounts on a pro rata basis.  Where by virtue of the summary plan description or otherwise, the Member is informed or otherwise aware that a Member has a right to allocate withdrawals to the Member’s Investment Offerings and moreover, that the failure to make a valid allocation shall be treated as a direction to allocate the withdrawals to the Investment Offerings (other than from BrokerageLink) within the relevant Subaccounts on a pro rata basis, then the Member’s failure to allocate withdrawals properly shall be deemed an exercise of the Member’s control and discretion to allocate the withdrawal to the Member’s Investment Offerings (other than from BrokerageLink) within the relevant Subaccounts on a pro rata basis.

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10.2           Withdrawals of Member After-Tax Contributions. Any Member may by written direction to the Fund withdraw up to one hundred percent (100%) of the value of his Member After-Tax Subaccount.  The right to make such a withdrawal is personal to such Member and cannot be transferred or pledged, whether by voluntary act or by operation of law, and any such attempted transfer or pledge shall be void.

10.3           Age 59½ Withdrawals. Notwithstanding anything in these Regulations to the contrary, any Member who attains age 59½ even though he has not terminated service and is still in the service of an Employer may, by direction to the Plan Administrator, withdraw all or a portion of the amount standing to his credit.

10.4           Withdrawals of Prior Plan Vested Match. Any Member who has amounts credited to a Prior Plan Fully Vested Match Subaccount may, by direction to the Plan Administrator, withdraw all or a portion of the amount standing to his credit in such Prior Plan Fully Vested Match Subaccount; provided, however, if (a) such Member has less than five (5) years of Participation Service, and (b) such withdrawal includes employer contributions made under the Siemens Savings Plan within two years of the last day of the month in which the withdrawal is to be made, Contributing Company contributions on behalf of any such Member who has not terminated service and/or is still in the service of a Contributing Company, shall be suspended for a three-month period following the end of the month after the withdrawal is made.

10.5           Withdrawals of Prior Plan Employer Contributions. Any Member who has amounts credited to the Prior Plan Company Contribution Subaccount may, by direction to the Plan Administrator, withdraw once in every twelve-month period all or a portion of the amount standing to his or her credit in his or her Prior Plan Company Contribution Subaccount.  Except as may be permitted by Section 10.3, this Section 10.5 shall not apply to a Member until the Member has at least five years of participation in the Fund.  For purposes of this Section 10.5, “participation in the Fund” shall include, in addition to participation in this Fund, participation in the Alliance Savings Plan, the Star Enterprise Thrift Plan, the Star Enterprise Savings Plan, and any other plan from which a Member’s Account was transferred in a direct trust-to-trust transfer to the Alliance Savings Plan.   For purposes of this paragraph, “participation in the Fund” shall also include, in addition to participation in this Fund, participation in the Pennzoil-Quaker State Company Savings and Investment Plan and the Pennzoil-Quaker State Company Savings and Investment Plan for Hourly Employees.

10.6           Hardship Withdrawals.

(a)           Hardship Withdrawals will be available under the terms of these Regulations for Members.

(b)           Applications for Hardship Withdrawals must be submitted to the Plan Administrator.  The Plan Administrator will consider such applications and requests at least once a month.  Members shall pre-qualify for Hardship Withdrawals in accordance with the procedures established by the Plan Administrator.  Hardship Withdrawals, when the Plan Administrator has pre-qualified the Member, will be made effective (unless denied):  on the date the Hardship Withdrawal applications actually received provided it is received on a Valuation Date before the New York Stock Exchange closes for trading; or on the Valuation Date next succeeding the day on which it is actually received, if it is not received on a Valuation Date or if it is received on a Valuation Date after the New York Stock Exchange closes for trading.

(c)           A Member may withdraw such amounts as are needed to satisfy such Member’s immediate and heavy financial need, in accordance with and subject to the following conditions:

(1)           A distribution will be deemed to be made on account of an immediate and heavy financial need if the distribution is on account of:

(A)
Payment of tuition and related educational fees as specified by the Commissioner of the Internal Revenue Service for the next 12 months or portion thereof of post-secondary education for the Member, such Member’s spouse, child or children, or dependents (as defined in Section 152 of the Code, and, for taxable years beginning on or after January 1, 2005, without regard to Section 152(b)(1), (b)(2) and (d)(1)(B) of the Code);

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(B)	Purchase (excluding mortgage payments) of a principal residence of the Member;

(C)
Medical and dental expenses described in Section 213(d) of the Code previously incurred by the Member, such Member’s spouse, or any dependents of the Member, within the meaning of Section 152 of the Code (consistent with the definition of dependent as used in the application of Sections 105 and 106 of the Code), or necessary for these persons to obtain medical or dental care described in Section 213(d) of the Code;

(D)	The need to prevent the eviction of the Member from such Member’s principal residence or foreclosure on the mortgage of the Member’s principal residence;

(E)
Payments for burial or funeral expenses for the Member’s deceased parent or parents, spouse, child or children, or dependents (as defined in Section 152 of the Code, and, for taxable years beginning on or after January 1, 2005, without regard to Section 152(d)(1)(B) of the Code);

(F)
Expenses for the repair of damage to the Member’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of the Member’s adjusted gross income); or

(G)
Such other reason as the Commissioner of the Internal Revenue Service shall approve through communications of general applicability; provided such reason is expressly included by the Plan Administrator as a certifiable reason for the Hardship Withdrawal.

(d)           Hardship Withdrawals shall be considered only to the extent that the amount requested is not in excess of the amount required to relieve the hardship, or to the extent that such need may not be satisfied from other resources that are reasonably available to the Member, including assets of such Member’s spouse and minor dependents.  The amount requested may include amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the Hardship Withdrawal.  The Member shall certify in his application for a Hardship Withdrawal:

(1)	the amount needed to meet the hardship,

(2)	that the hardship is of an immediate and heavy financial nature,

(3)	the amount of funds reasonably available to him, his spouse, and minor dependents, and

(4)	that he will in fact use such funds and the Hardship Withdrawal to meet the hardship.

The Member shall also represent, and the Plan Administrator shall be entitled to reasonably rely upon the Member’s representation, that the need cannot be relieved:

(5)	through reimbursement or compensation by insurance or otherwise;

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(6)	by reasonable liquidation of the Member’s assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

(7)	by cessation of Salary Deferrals; or

(8)
by (A) other distributions under this Fund and any other plans maintained by the Employer, or (B) borrowing tax-free (at the time of the loan) from this Fund and any other plan maintained by the Employer, or (C) borrowing from commercial sources on reasonable commercial terms.  Notwithstanding the foregoing, the Plan Administrator shall require Members to first obtain all loans and other distributions (other than hardship distributions), under this Fund and, all other defined contribution plans of the Employer unless such loan or distribution would itself increase the immediate and heavy financial need.

(e)           A Member may be denied a Hardship Withdrawal if he has a loan outstanding under the Fund and the Plan Administrator determines such a Hardship Withdrawal would impair the security for such loan.

(f)           Hardship Withdrawals will be distributions under the Fund.

(g)           The Member shall not be entitled to make any Member Contributions to the Fund or any other qualified plan  maintained by the Employer,  but excluding any health or welfare benefit plan.

(h)           The amount of a Member’s Hardship Withdrawal shall not exceed the sum of such Member’s account balance, if any, as of December 31, 1988, in the Shell Pay Deferral Investment Fund, any elective deferrals or catch-up contributions made thereafter to the Shell Pay Deferral Investment Fund, and any Member Pre-Tax Contributions or Member Catch-Up Contributions made to the Fund, less previous distributions of elective deferrals or catch-up contributions.

(i)           If a Member’s application for a Hardship Withdrawal is denied in whole or in part, the claims procedure of Article 20 shall apply.

ARTICLE 11

LOANS

11.1           Eligible Borrowers. Participants and Present Interest Beneficiaries who have an Account under this Fund shall be eligible to make a loan under the terms of these Regulations; provided, however, that loans to parties in interest may not discriminate in favor of Highly Compensated Employees.

11.2           Requests for Loans to the Plan Administrator. The Plan Administrator will consider such loan requests at least once a month.  Unless denied, a loan will be made effective on the date the loan request is actually received provided it is received on a Valuation Date before the New York Stock Exchange closes for trading; or on the Valuation Date next succeeding the day on which it is actually received, if it is not received on a Valuation Date or if it is received on a Valuation Date after the New York Stock Exchange closes for trading.  During periods of extreme market conditions or market closures, a loan request shall be treated the way a withdrawal direction is treated under Section 10.1(d).

11.3           Administration of the Loan Program. Borrowers may apply for loans under these Regulations subject to the following terms and conditions:

(a)           With respect to each Account, the total amount of outstanding loans, including loans from other qualified plans of the Employer, shall not exceed the lesser of:

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(1)
Fifty Thousand Dollars ($50,000) reduced by the excess, if any, of (A) the highest outstanding balance of loans from the Fund (and all other qualified plans maintained by the Employer) during the one-year period ending on the day before the date on which such loan was made, over (B) the outstanding balance of loans from the Fund on the date on which such loan was made, or

(2)	one-half the value of the Account, determined as of the last Valuation Date preceding the Borrower’s request for a loan.

For any loan, including loans from other qualified plans of the Employer, that is deemed distributed as a result of a default that has not been repaid (such as by a plan loan offset), the unpaid amount of such loan including accrued interest will be considered outstanding for purposes of Section 11.3(a).

                      (b)           Loans shall not be made for less than Five Hundred Dollars ($500.00).

                      (c)           Loans shall meet the requirements of Section 4975(d)(1) of the Code.

                      (d)           Loans shall be adequately secured by the value of the Member’s Account.

                      (e)           The rate of interest for loans shall be set by the Plan Administrator based on an annual rate equal to the prime index as quoted by Bloomberg L.P., The Wall Street Journal, or any other widely available, easily accessible source.  The Plan Administrator shall be entitled to select a rate which discourages arbitrage and reflects the fact that payments generally are made via payroll deduction.  The Plan Administrator shall not be required to charge different rates for different parts of the country and need not consider the creditworthiness of the Borrower nor the usury laws of any particular jurisdiction.  The Plan Administrator will periodically review the loan rate and make adjustments when appropriate.  However, the rate set for each loan shall remain the same during the term of the loan, except that the rate of interest may not exceed 6% per year during periods that the Borrower is on “military service,” within the meaning of, and as required under, the Servicemembers Civil Relief Act.  Principal and interest paid on a loan shall be credited and allocated in accordance with the current or last Contribution allocation.

                      (f)           Loans, by their terms, shall be amortized in substantially level monthly or semi-monthly payments with the final payment or balance due upon the expiration of a fixed term of not more than five (5) years and of not less than six (6) months; provided, however, the Plan Administrator, to the extent permitted under applicable law, may approve a loan for up to a twenty-five-year term in the case of a loan used to acquire any dwelling unit which within a reasonable period of time is to be used (determined at the time the loan is made) as the principal residence of the Borrower based upon a certification made by the Borrower, and consistent with such certification.

                      (g)           Loans shall be made pursuant to a loan agreement between the Borrower and the Fund, utilizing such methods and provisions as the Plan Administrator shall approve.  Loan payments will be made in installments by payroll deductions, in the case of an Active Employee actively at work, and by direct payment (including payments through the use of the automatic clearing house method of debiting his account with a financial institution) in the case of any other Borrower, with minimum payments of Twenty-Five Dollars ($25) per month.

                      (h)           A Borrower may not have more than five (5) loans under this Fund and any other qualified plan of the Employer outstanding at one time.

                      (i)           The Plan Administrator shall be entitled to deny any loan where he has reasonable cause to believe that the Borrower is not making a bona fide loan as, for example, when the Borrower has no intention to repay it.

                      (j)           Loans shall meet such other requirements as the Plan Administrator may determine advisable or necessary to provide adequate security and to comply with all applicable laws.

                      (k)           A loan will be funded on a pro rata basis from a Borrower’s Investment Offerings (other than from BrokerageLink) on the basis of the source of the amounts in the following order:

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(1)	Company Contribution Subaccount;

(2)	Prior Plan Company Contribution Subaccount;

(3)	Prior Plan Scheduled Vesting Match Subaccount;

(4)	Prior Plan Fully Vested Match Subaccount;

(5)	Pre-Tax Rollover Subaccount;

(6)	After-tax Rollover Subaccount;

(7)	Member After-Tax Subaccount;

(8)	Member Pre-Tax Subaccount; and

(9)	Member Catch-Up Subaccount.

Notwithstanding the above, a Borrower may specify an Investment Offering from which the loan is to be made, subject to the hierarchy described above.  Where by virtue of the summary plan description or otherwise, the Borrower is informed or otherwise aware that the Borrower has a right to specify an Investment Offering from which the loan is to be made subject to the hierarchy described above and moreover, that failure to specify an Investment Offering shall result in the loan being funded on a pro rata basis from the Member’s Investment Offerings (other than from BrokerageLink), then the Borrower’s failure to specify properly an Investment Offering from which the loan is to be made shall be deemed an exercise of the Borrower’s control and discretion to fund the loan on a pro rata basis from the Member’s Investment Offerings (other than from BrokerageLink), subject to the hierarchy described above.

(l)           The entire unpaid principal balance and accrued interest of a loan shall become immediately due and payable upon the death of the Borrower.  Notwithstanding the above, the preceding sentence shall not apply if a Beneficiary that is 18 years or older is the sole Beneficiary of a deceased Borrower’s Account or Derivative Account, and such Beneficiary affirmatively elects to continue to repay the loan under its original terms, where such election is received by the Fund no later than the last day that a Borrower would have to cure a failure to pay an installment payment under Section 11.4(a), and the unpaid principal balance and accrued interest, together with the Account or Derivative Account balance equals at least Two Hundred Dollars ($200).

(m)           A loan may be prepaid by a Borrower at any time without a penalty fee or charge.  Such prepayments shall be applied towards the principal payment amounts due at the end of the term of the loan.  Such prepayments will not relieve the Borrower from making subsequent installment payments under the terms of the loan, except to the extent that the outstanding principal balance is reduced to less than the amount of an installment payment.

(n)           Installment payments required under the terms of a loan may be suspended under these Regulations as permitted under Section 414(u)(4) of the Code for an Active Employee during periods of qualified military service; however, consistent with administrative practices, payroll deductions for installment payments will continue based upon the original installment amount during the period of qualified military service if the Active Employee receives sufficient compensation for this purpose and the Active Employee does not affirmatively elect to discontinue payroll deductions during the period of qualified military service.  At the end of the suspension period permitted under this Section 11.3(n) and if a balance exists, the installment payments will resume at an amount required to pay the entire unpaid principal balance of the loan, including the interest that accrued during the suspension period and the interest that will accrue, by the end of the original term of the loan extended by the length of the suspension period permitted under this Section 11.3(n).  Notwithstanding the preceding sentence, the amount of an installment payment due after the end of the suspension period under this Section 11.3(n) must not be less than the amount required under the terms of the original loan.

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(o)           Installment payments required under the terms of a loan may be suspended not longer than one year under these Regulations as permitted under the applicable Department of Treasury regulations for an Active Employee that is on a bona fide leave of absence (other than a qualified military service leave under Section 11.3(n)), provided that such Member is not receiving Compensation.  At the end of the suspension period permitted under this Section 11.3(o), the installment payments will resume at an amount required to pay the entire unpaid principal balance of the loan, including the interest that accrued during the suspension period and the interest that will accrue, by the end of the original term of the loan extended by the length of the suspension period permitted under this Section 11.3(o).  Notwithstanding the preceding sentence, the amount of an installment payment due after the end of the suspension period under this Section 11.3(o) must not be less than the amount required under the terms of the original loan; and the term of the loan may not be extended beyond five years from the date the loan was issued for loans that were not used to acquire a principal residence.

(p)           Notwithstanding Sections 11.3(n), 11.3(o), and Section 11.4, if plan loans are to be transferred to the Fund for a Participant or Beneficiary in connection with a merger or asset transfer, then the terms and conditions of Sections 11.3 and 11.4 may be modified by the Plan Administrator to the extent necessary to accommodate the administration of such loans, provided such loans meet the applicable requirements of ERISA and the Code.

(q)           Notwithstanding the foregoing requirements of this Section 11.3, the installment obligations for any loan requested on or after January 1, 2004, must be paid by payroll deduction if, at the time the loan is requested, the Borrower has a previous loan (including any loan from other qualified plans of the Employer) that resulted in a deemed distribution that has not been repaid (such as by plan loan offset); moreover, if at a later time, the installment obligations of such loan cannot be made by payroll deduction (other than during the periods permitted by Sections 11.3(n) or 11.3(o)), the amount then outstanding on the loan will be treated as a deemed distribution under Section 72(p) of the Code.

(r)           Installment payments required under the terms of a loan may be suspended as permitted under Section 103 of the Katrina Emergency Relief Act of 2005 provided that the Borrower is a qualified individual and makes a request to the Plan Administrator for such relief no later than December 27, 2005.  For purposes of this Section 11.3(r), a qualified individual is an individual whose principal place of abode on August 28, 2005, was located in the state of Louisiana, Mississippi, Alabama, or Florida and such individual sustained an economic loss by reason of Hurricane Katrina.  At the end of the suspension period permitted under this Section 11.3(r), the installment payments will resume at an increased amount required to pay the entire unpaid principal balance of the loan, including the interest that accrued during the suspension period, and the interest that will accrue, by the end of the original term of the loan extended by the length of the suspension period permitted under this Section 11.3(r).

(s)           Installment payments required under the terms of a loan may be suspended as permitted under Title II of the Gulf Opportunity Zone Act of 2005 provided that the Borrower is a qualified individual and makes a request to the Plan Administrator for such relief no later than February 28, 2006.  For purposes of this Section 11.3(s), a qualified individual is an individual whose principal place of abode on September 23, 2005, was located in an area with respect to which a major disaster has been declared by the President before October 6, 2005, under Section 401 of the Robert T. Stafford Disaster Relief and Emergency Assistance Act by reason of Hurricane Rita (or such other area that the Internal Revenue Service may specify), and such individual sustained an economic loss by reason of Hurricane Rita.  At the end of the suspension period permitted under this Section 11.3(s), the installment payments will resume at an increased amount required to pay the entire unpaid principal balance of the loan, including the interest that accrued during the suspension period, and the interest that will accrue, by the end of the original term of the loan extended by the length of the suspension period permitted under this Section 11.3(s).

11.4           Late or missed payments.

(a)           If a Borrower fails to repay any loan granted to him pursuant to this Article 11 in accordance with its terms and such failure continues for a period of at least thirty (30) days, the Plan Administrator shall notify the Borrower in writing in a timely manner that he has thirty (30) days from the date of the notice to cure the failure (the “Cure Period”), and that if the failure is not cured within the Cure Period, the Plan Administrator shall, without further notice to the Borrower, accelerate the balance due on the loan and treat the loan as in default.  If the Borrower is deceased, such notice may be given to the person who would be entitled to receive distribution of his Account under the terms of the Plan and who has elected to continue to repay the loan under its original terms as provided for in Section 11.3(l) above (hereinafter in this Article 11, referred to as “Beneficiary Borrower”).  If the failure is not cured within the Cure Period, and:

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(1)
to the extent that one of the distributable events under these Regulations has occurred, then the Plan Administrator shall reduce the Account by the balance due on the loan and record and report the transaction as an offset distribution; or

(2)
to the extent that a distributable event under these Regulations has not occurred and the Borrower is not eligible for, or does not consent to, a distribution or withdrawal, then the Plan Administrator:  (A) shall record and report the unpaid loan balance and any accrued but unpaid interest as a taxable deemed distribution; and (B) at the earliest time the Account can be distributed under these Regulations, may reduce the Account by the balance due on the loan, including any accrued but unpaid interest.

In any such event, the Fund will be completely discharged of all liability under the Fund for the balance of the Account up to the balance (including interest) due on any such loan.

(b)           Written notice to the Borrower (or to the Beneficiary Borrower if the Borrower is deceased) will conclusively be presumed to have been given under the terms of Section 11.4(a) when mailed (postage prepaid) to the last known address for the Borrower or the Beneficiary Borrower according to the Plan Administrator’s records.  If the Plan Administrator has no address for the Beneficiary Borrower to be notified if the Borrower is deceased, the written notice may be mailed to the Beneficiary Borrower at the Borrower’s last known address and, in such event, such notice will conclusively be presumed to have been properly given to the Beneficiary Borrower.

(c)           Notwithstanding the above, the Plan Administrator may extend the Cure Period provided that the following conditions are met:

(1)	the Cure Period is not extended by more than 30 days;

(2)	it is demonstrated that the Borrower made a good faith effort to cure the failure by the end of the Cure Period; and

(3)	the criteria above is applied by the Plan Administrator on a consistent basis for all Borrowers similarly situated.

In no event may the Cure Period for the failure to pay an installment payment when due continue beyond the last day of the calendar quarter following the calendar quarter in which the required installment payment was due.

11.5           Status. If a Member receives a loan under this Article 11, his status as a Member in the Fund and his rights with respect to his benefits under these Regulations shall not be affected, except to the extent that the Member has used his Account as security for the loan, pursuant to this Article 11.

11.6           Discontinued Payroll Deduction Due to Hardship. Notwithstanding the above, at the written request of a Borrower and upon the demonstration by such Borrower that continuation of loan payments via payroll deductions would cause undue financial hardship, the Plan Administrator may cease all future loan payments by payroll deduction and accelerate the entire unpaid principal balance due on the loan with accrued interest.  In this event, the Borrower will be treated as having defaulted on the loan as of the day payroll deductions are terminated; in addition, such Borrower will be restricted from obtaining a new loan under these Regulations for a period extending at least through the due date of the last installment payment that would have been payable under the original terms of the loan which was declared in default.

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ARTICLE 12

DISTRIBUTIONS AND DESIGNATION OF BENEFICIARY

12.1           Beneficiary Designation. Subject to the provisions pertaining to certain married Members set out below, a Member may name an individual, estate, trust, or Qualified Charitable Organization as a beneficiary, or multiple or combination of individuals, trusts, and Qualified Charitable Organizations as beneficiaries (hereinafter referred to as “beneficiary,” whether one or more) to receive all or any part of the amount standing to the Member’s credit with the Fund in the event the Member dies before such amount is distributed.  Subject to the provisions pertaining to certain married beneficiaries set out below, a Present Interest Beneficiary may name an individual, estate, trust or Qualified Charitable Organization to receive all or any part of the Derivative Account standing to his credit with the Fund in the event the Present Interest Beneficiary dies before all of such amount is distributed.  A “Qualified Charitable Organization” for these purposes shall mean a charitable organization in existence at the time of the distribution that is either:

(a)
an organization described in Section 170(c) of  the Code and listed in the IRS Cumulative List of Organizations described in Section 170(c) of the Internal Revenue Code as published by the Internal Revenue Service (currently published as Publication 78) at the time of distribution;

(b)	an organization which is a church or other church organization which qualifies as a charitable organization under Section 501(c)(3) of the Code; or

(c)
an educational organization which either qualifies as a charitable organization under Section 501(c)(3) of the Code or which otherwise constitutes an educational organization to which charitable contributions may be deducted under section 170 of the Code.

In order to be recognized as a Qualified Charitable Organization any organization designated hereunder must present clear and convincing evidence to the Plan Administrator that it meets the requirements described above. The Plan Administrator may rely on a listing of the designated organization in the current IRS Cumulative List of Organizations described in Section 170(c) of the Internal Revenue Code as published by the Internal Revenue Service (currently published as Publication 78) at the time of distribution in order to treat such organization as a Qualified Charitable Organization.  In the event that an organization described in (b) or (c) is not listed in such publication and is otherwise unable to produce documentation to the satisfaction of the Plan Administrator that it is an organization described in Section 170(c) of the Code, or, if the Plan Administrator cannot locate such organization within a reasonable period of time, such designation will be of no force and effect and distribution of such interest which was to pass to the designated organization shall instead be paid in as provided in Section 12.3.  Such determination shall be at the Plan Administrator’s discretion and any decision by the Plan Administrator shall be final and binding.

12.2           Effective Date of Beneficiary Designation. No designation or change of beneficiary shall be effective until it is properly accepted by the Plan Administrator or by its duly authorized agent, but when so accepted it shall be effective retroactively to the date of the instrument making the designation or change.  A Member or Present Interest Beneficiary may from time to time cancel the designation of a beneficiary, but no such cancellation shall be effective until it is filed with the Trustees; provided, that if the Member or the Present Interest Beneficiary, respectively, dies after forwarding a cancellation to the Trustees, and if it is actually received by the Trustees prior to the time that the amount standing to his credit in the Fund is paid out, it shall be effective retroactively to the date of the instrument making the cancellation.

12.3           Beneficiary Designation and Spousal Consent.

(a)           After termination of service, amounts standing to the credit of a Member shall be payable to the Member, if he is living.  Should any Participant or Present Interest Beneficiary die prior to the distribution of his Account or any portion thereof, the balance of his Account shall be payable to his surviving spouse unless he has a designation of beneficiary in effect which names a non-spouse beneficiary and such surviving spouse has properly consented to such designation, if applicable.  Consent is proper if the designation is in writing and may not be changed without spousal consent and if the spouse acknowledges the effect of the designation in a notarized writing.  Such spousal consent shall be irrevocable.  Spousal consent shall not be required if it is established to the satisfaction of the Plan Administrator that there is no spouse, that the spouse cannot be located, or that other circumstances exist as set forth in regulations issued by the Secretary of the Treasury.  Consent by a spouse shall be effective only with respect to such spouse.

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                      (b)           Spousal consent is also not required for a Derivative Account of a Present Interest Beneficiary; however, for the sake of administrative convenience, the Plan Administrator, at his sole discretion, may require a Present Interest Beneficiary who is designating a non-spouse beneficiary to obtain spousal consent on electronic submissions or otherwise even when such consent is not legally required.  No person shall have the discretion to change a Participant’s or Present Interest Beneficiary’s designation of beneficiary after his death; provided, however, any disclaimer by his surviving spouse or other beneficiary which is valid under applicable federal and state laws shall be recognized by the Plan Administrator and shall not be deemed to change a Participant’s or Present Interest Beneficiary’s designation of beneficiary after his death.  Should any Participant or Present Interest Beneficiary die prior to the distribution of his Account or any portion thereof without a valid designation of beneficiary in effect, the balance of his Account shall be payable to his surviving spouse or, if none, to the estate of the Participant or Present Interest Beneficiary, respectively.  Where a Derivative Account or a Member’s Account, together with any unpaid principal balance and accrued interest from one or more Member Loans, is less than Two Hundred Dollars ($200), distribution of the Account, together with any unpaid principal and accrued interest, shall be made with or without the recipient’s consent.

12.4           Distribution after Termination of Service. After a Member’s termination of service, his Account shall be distributed subject to the following conditions:

(a)           Except as provided in Sections 12.4(b) and 12.6, Accounts shall be distributed to the proper person or persons under the provisions of these Regulations as soon as administratively feasible after the Member terminates service, but not later than the sixtieth (60th) day after the close of the Plan Year in which occurs the latest of the following events:  (1) the date the Member attains age 65, or (2) the date the Member terminates service with all Contributing Companies or (3) the date beyond age 65 specified in a valid deferral election.  Where a Member does not make a valid deferral election, the date under clause (3) above shall be the date the Member attains age 65.  Notwithstanding the preceding provisions of this Section 12.4(a), consistent with the provisions of Treasury Regulation section 1.401(a)-14(a), and subject to the provisions of Section 12.4(e), a Member must file a claim for benefits before payment of benefits will commence.

(b)           No distribution of any part of a Member’s Account shall be made, without the Member’s written consent, to a Member prior to age 65; provided, however, where a Former Member’s Account, together with any unpaid principal balance and accrued interest from one or more Member Loans, is less than Two Hundred Dollars ($200), distribution of the Former Member’s Account, together with any unpaid principal balance and accrued interest, shall be made to the Former Member with or without his written consent.  An automatic deferral effected under this provision shall be a “deferral” under the Fund.

(c)           Any deferral under the above provisions and the Account during such a deferral shall be subject to the terms and conditions set forth from Section 12.6(c) through Section 12.6(g).

(d)           If (1) a question should exist as to the person or persons entitled to any amounts, (2) the amount payable cannot be ascertained by the date distribution is scheduled to be made pursuant to the Regulations, or (3) the payee cannot be located by such date, distribution may be delayed not later than sixty (60) days after the earliest date such question is resolved, such amount is ascertained, or the payee is located.

(e)           Notwithstanding anything in these Regulations to the contrary, on and after January 1, 2003, a Member’s Account shall be distributed consistent with Article 25.

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12.5           Normal Form of Benefit. The normal form of benefit shall be a single sum.

12.6           Deferrals and VPOs. As an optional alternative means of deferring distributions to that provided under Section 12.4(b), and subject to the minimum distribution requirements of Section 12.4(e), distributions of all or a portion of an Account may be deferred by a Member who is terminating service, or, if there is no deferral in effect for the Account, by a deceased Member’s Qualified Beneficiary (but not by a Present Interest Beneficiary who is not a Qualified Beneficiary), consistent with such administrative procedures as may be prescribed by the Plan Administrator and in accordance with the following terms and conditions:

(a)           An election to defer distribution of an Account, subject to the minimum distribution requirements of Section 12.4(e), shall be made by giving notice to the Plan Administrator: (1) at any time prior to the Participant’s attainment of age 65, if made by a Participant or a Qualified Beneficiary who is an alternate payee, within the meaning of section 206(d)(3)(K) of ERISA, or, (2) within three (3) calendar months after the death of the Member (provided there is no deferral in effect), if made by any other Qualified Beneficiary.

(b)           If a Member’s termination of service occurs by reason of death and such a Member is survived by a Qualified Beneficiary, such Qualified Beneficiary shall have the right to defer distribution to a date which could have been selected by the Member had termination of service occurred by reason other than the Member’s death.

(c)           After December 31, 1990, a Former Member or a Qualified Beneficiary shall be entitled to request in writing a distribution of all or a part of his deferred Account balance—and a Present Interest Beneficiary shall be entitled to request in writing, a distribution of all or a part of his Derivative Account derived from a deferred Account—as of the Valuation Date coincident with or next following the receipt of such request.  Payments shall be made as soon as administratively feasible following the applicable Valuation Date.  Subject to the minimum distribution rules of section 401(a)(9) of the Code in the case of a non-spouse Qualified Beneficiary, on and after July 16, 1996, a Former Member or a Qualified Beneficiary shall be entitled to request a distribution of all or a part of his deferred Account balance:  (1) in single sum form; or (2) in the form of a series of substantially equal monthly, quarterly, semi-annual, or annual payments (x) for a term of years, or (y) for the life or life expectancy of the Former Member or of the Qualified Beneficiary, as the case may be, or, (z) in the case of a Former Member, for the joint lives of the Former Member and the Former Member’s designated beneficiary; and any such distribution shall be made or shall commence, as the case may be, on the day on which it is actually received provided it is received on a Valuation Date before the New York Stock Exchange closes for trading; or on the Valuation Date next succeeding the day on which it is actually received, if it is not received on a Valuation Date or if it is received on a Valuation Date after the New York Stock Exchange closes for trading.  During periods of extreme market conditions or market closures, a withdrawal direction shall be treated the way a withdrawal direction is treated under Section 10.1(d).  In the case of a distribution in single sum form, a Former Member or Qualified Beneficiary may specify an Investment Offering from which the distribution is to be made.  If the Participant or Qualified Beneficiary does not specify an Investment Offering or if a further allocation of the dollar amount of a distribution request is necessary, the amount or remaining amount, as the case may be, shall be distributed from the Investment Offerings (other than BrokerageLink) on a pro rata basis.  In the case of any distribution other than a distribution in single sum form, allocation of the dollar amount of such a distribution request shall be made on a pro rata basis from all the Investment Offerings (other than BrokerageLink).  Where by virtue of the summary plan description or otherwise, the Participant or Qualified Beneficiary is informed or otherwise aware that he or she has a right to specify an Investment Offering from which the withdrawal is to be made and moreover, that failure to specify an Investment Offering shall result in the withdrawal being funded on a pro rata basis from all Investment Offerings (other than BrokerageLink), then the Participant’s or Qualified Beneficiary’s failure to specify properly an Investment Offering from which the withdrawal is to be made shall be deemed an exercise of the Participant’s  or Qualified Beneficiary’s control and discretion to fund the withdrawal on a pro rata basis from all Investment Offerings (other than BrokerageLink).  A Former Member or Qualified Beneficiary may direct at any time a total distribution of the deferred Account balance—and a Present Interest Beneficiary may direct at any time a total distribution of the Derivative Account derived from a deferred Account—as of the Valuation Date coincident with or next following the receipt of such request.

(d)           Any deferral shall be subject and subordinate to any conflicting terms of a qualified domestic relations order or valid property settlement agreement, but the fact that a portion of a Participant’s Account has been partitioned under a qualified domestic relations order or valid property settlement agreement shall not prevent a Participant or a Qualified Beneficiary from exercising rights of deferral as to the Participant’s portion of the Account.

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(e)           If a Former Member whose Account has been deferred is reemployed by a Contributing Company, such deferral will be canceled, except as to distributions already made, and distribution of the remainder of the Account will be made under the terms of these Regulations as if the Former Member had not previously terminated service.

(f)           In the event distribution of the Account of a Former Member or a Qualified Beneficiary has been deferred under the provisions of these Regulations, and the Former Member or Qualified Beneficiary dies, distribution of the Account will be accelerated and the Account distributed to the person(s) entitled to the proceeds; provided, in the case of the death of a Former Member leaving a Qualified Beneficiary or a Present Interest Beneficiary who is at least 18 years of age, the deferral shall remain effective, but the Qualified Beneficiary will have the same rights of acceleration which the Former Member had at the time of death.

(g)           The rights and restrictions under the Fund applicable to a Member shall, during a period of deferral, be applicable to a Former Member or a Qualified Beneficiary or a Present Interest Beneficiary, except for rights under Articles 5, 6 and 7.  Further, as an exception, a Qualified Beneficiary who is not a Present Interest Beneficiary shall under no circumstances have the right given a Member under this Article 12 to name or change a beneficiary.

12.7           QDROs. Notwithstanding any other provisions in these Regulations to the contrary, the Fund shall make distributions to an alternate payee (as defined by ERISA and the Code) pursuant to any final judgment, decree or order (including judicial approval of a property settlement agreement) which the Plan Administrator has determined to be a qualified domestic relations order as defined under ERISA and the Code.  Such distributions shall be made, if authorized by the qualified domestic relations order, within a reasonable time after the Plan Administrator has made the determination that the requirements for a qualified domestic relations order have been satisfied, notwithstanding the Member’s continuing employment by a Contributing Company.

12.8           Legal Disability. Whenever a Participant or Beneficiary entitled to receive any payment hereunder is under a legal disability or is legally incapacitated so as to be unable to manage his financial affairs, the Plan Administrator may direct that payments be held or made to such person or to his legal representative or to a relative of such person for the benefit of the Participant or Beneficiary, respectively, or the Plan Administrator may direct that the payment be applied for the benefit of such Participant or Beneficiary in such manner as the Plan Administrator, in the exercise of his fiduciary duty under ERISA, considers prudent.  Any payment in accordance with these provisions shall be a complete discharge of any liability for the making of such payment under the provisions of the Regulations.

ARTICLE 13

DIRECT ROLLOVERS

13.1           Rollovers from the Fund. A Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a direct rollover.

13.2           Rollovers to the Fund.

(a)           A Member who is an Employee may elect to have a Valid Rollover Contribution from the Member’s Qualified Retirement Plan contributed directly to the Fund in a direct rollover from said Qualified Retirement Plan.

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(b)           A Former Member may elect to have a Valid Rollover Contribution from the Former Member’s Qualified Retirement Plan contributed directly to the Fund in a direct rollover from said Qualified Retirement Plan.  For purposes of this section only, “Qualified Retirement Plan” shall mean any of the following that permit direct rollovers in accordance with section 401(a)(31) of the Code: (1) a Conduit IRA; (2) the Shell Pension Plan; and (3) the Alliance Pension Plan.

(c)           Members may at any time, notwithstanding the restrictions on Member withdrawals set forth in Article 10, withdraw any Valid Rollover Contributions made directly to the Fund in a direct rollover and any interest and earnings attributable thereon.

(d)           If the Plan Administrator determines at any time that a rollover contribution to the Fund was not a Valid Rollover Contribution at the time it was made, the Plan Administrator shall distribute to the Member as soon as practicable, the amount of the contribution, together with interest and earnings attributable thereto.

13.3           EGTTRA provisions.

(a)           For purposes of the direct rollover provisions in Article 13, an Eligible Retirement Plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan.  The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the Alternate Payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

(b)           For purposes of the direct rollover provisions in this Article 13, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions that are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(c)           The Fund will accept participant rollover contributions and/or direct rollovers of distributions made after December 31, 2001, from the following:

(1)           The Fund will accept a direct rollover of an Eligible Rollover Distribution from:

(A)	a qualified plan described in Section 401(a) or 403(a) of the Code, including after-tax employee contributions;

(B)	an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions; and

(C)	an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state;

(2)           The Fund will accept a participant contribution of an Eligible Rollover Distribution from:

(A)	a qualified plan described in Section 401(a) or 403(a) of the Code;

(B)	an annuity contract described in Section 403(b) of the Code; and

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(C)	an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; and

(3)           The Fund will accept a participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

ARTICLE 14

TRANSFERRED ASSETS

14.1           Right to Transfer Assets to this Fund. In the event of, a transfer of assets from, or a merger or consolidation of, a Qualified Plan into this Fund, the Trustees may direct the Plan Administrator to accept Transferred Assets on behalf of a Member.

14.2           Transferred Asset Accounts. Except as otherwise provided in these Regulations, assets transferred from a Qualified Plan to this Fund shall be accounted for as follows:

(a)	elective deferrals and qualified non-elective contributions (and earnings thereon) shall be credited to the Member Pre-Tax Subaccount;

(b)	catch-up contributions (and earnings thereon) shall be credited to the Member Catch-Up Subaccount;

(c)	participant after-tax contributions (and earnings thereon) shall be credited to the Member After-Tax Subaccount;

(d)
company contributions (and earnings thereon) that are not eligible for in-service distributions before the participant attains 59½ years of age shall be credited to the Company Contribution Subaccount;

(e)
company contributions (and earnings thereon) that are eligible for in-service distributions before the participant attains 59½ years of age shall be credited to the Prior Plan Company Contribution Subaccount;

(f)	employer matching contributions (and earnings thereon) that are subject to a vesting schedule shall be credited to the Prior Plan Scheduled Vesting Match Subaccount;

(g)	employer matching contributions (and earnings thereon) that are not subject to a vesting schedule shall be credited to the Prior Plan Fully Vested Match Subaccount;

(h)	after-tax rollover contributions (and earnings thereon) shall be credited to the After-tax Rollover Subaccount; and

(i)	pre-tax rollover contributions (and earnings thereon) shall be credited to the Pre-Tax Rollover Subaccount.

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ARTICLE 15

STATEMENT OF ACCOUNT

15.1           Periodic Statements. Each Accountholder shall receive a statement periodically, but not less frequently than annually, showing the value of his interest in each Investment Offering in which he is invested as of the end of the preceding period.   Such statements shall be deemed to be accepted as correct if no written objection shall have been made to the Trustees within sixty (60) days after the date of rendering.

15.2           Amounts Standing to the Credit of a Participant. Whenever reference is herein made to the amounts standing to the credit of a Participant or Beneficiary, or to the amounts standing to his credit in the Fund, each such reference shall, unless otherwise specified, be deemed to include the value of his interest in each Investment Offering in which he is invested.

ARTICLE 16

COMMUNICATIONS

The Plan Administrator, or his designated agent, shall prescribe the appropriate methods of communication as he may deem expedient in the administration of the Shell Provident Fund.  No application, designation of beneficiary, notice, direction, request or other communication by the Participant or Beneficiary that is provided for under the terms of the Regulations shall be valid unless performed in the prescribed manner.  Except for such communications specifically directed to be sent to other persons or entities under the Regulations, no communications concerning the Shell Provident Fund shall be effective for any purpose unless provided in the manner prescribed by the Plan Administrator and received by the Plan Administrator or his designated agent at the time and place he may designate.

ARTICLE 17

CESSATION OF MEMBER COMPANY PARTICIPATION

17.1           Any Contributing Company which has joined the Fund may cease to be a participant in the Fund as provided in the Trust Agreement and thereupon its right and obligation to make further contributions to the Fund with respect to periods subsequent to the cessation of its participation shall terminate.

17.2           In such case, each Member then in the employ of such Contributing Company shall be relieved of the right and the obligation to make further Member Contributions to the Fund; but the amount standing to the credit of such Member shall be paid to him or his Beneficiary after the termination of service as provided in these Regulations, or earlier, as determined by the Trustees in accordance with the Trust Agreement.

ARTICLE 18

AMENDMENTS TO TRUST AGREEMENT AND REGULATIONS

18.1           Subject to limitations therein, the Trust Agreement and these Regulations may be amended by Shell Oil Company upon notification in writing to the Trustees.  Such an amendment may be substantial and may be retroactive in effect but shall not reduce the amount then standing to the credit of any Member nor, except as permitted by Treasury Regulations, shall any such amendment eliminate an optional form of benefit with respect to benefits attributable to service before any such amendment.  In amending the Trust Agreement and the Regulations, Shell Oil Company shall act through its Board of Directors or such person or persons as have been directly or indirectly delegated the authority of the Board to so act on behalf of Shell Oil Company.  Notice to the chairman of the Trustees or to the secretary shall constitute notification to all of the Trustees.

18.2           Written notice of any material amendment shall be provided to all Members.

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ARTICLE 19

MEMBER’S NONFORFEITABLE INTEREST

19.1           Except as set forth in Schedule D to the Regulations, each Member and each Beneficiary shall have, at all times, a nonforfeitable interest in the amount standing to his credit in the Fund.  No Member or Beneficiary shall have any right to receipt of the amount standing to his credit in the Fund, except according to the provisions of the Trust Agreement and these Regulations.

19.2           If the Plan Administrator cannot ascertain the whereabouts of any Member or Beneficiary to whom a payment is due, the Plan Administrator may, after reasonable efforts have been exercised to locate such Participant or Beneficiary, direct that the payment and all remaining payments otherwise due to the payee be canceled on the records of the Fund and the amount thereof applied as a forfeiture in accordance with Section 6.5 of the Regulations.  If the Participant or Beneficiary later notifies the Plan Administrator of his whereabouts, Shell Oil Company or such other Contributing Company as the Plan Administrator shall designate shall contribute to the Fund an amount equal to the payment to be paid to the payee as soon as administratively feasible.

ARTICLE 20

CLAIMS PROCEDURE

20.1           Claim for Benefits. Any claim for benefits under the Fund shall be made in writing and submitted to the Plan Administrator.  The Plan Administrator shall reach a decision as soon as reasonable under the circumstances and notify the claimant, or his duly authorized representative, thereof promptly in writing by mail addressed to the last known address of the claimant or such representative, as the case may be, appearing on the records of the Plan Administrator.  Such notice shall be furnished within 90 days after the Plan Administrator receives the claim, unless the Plan Administrator determines that special circumstances require an extension of time for processing the claim, in which case the Plan Administrator shall have up to an additional 90 days to respond provided he gives notice of the extension, the reasons therefor, and the expected date of response to the claimant prior to the end of the initial 90-day period.  If the claim is denied, in whole or part, the notice thereof shall be by certified mail, return receipt requested, and shall set forth, in a manner reasonably calculated to be understood by the claimant,

(a)	the specific reason or reasons for the denial;

(b)	specific reference to pertinent Fund provisions on which the denial is based;

(c)	a description of any additional material or information to be submitted by the claimant in order to perfect his claim and an explanation of why such material or information is necessary; and

(d)
an explanation of the Fund’s claim review procedure and the time limits applicable thereto, including a statement of the claimant’s right to bring a civil lawsuit under ERISA if the claim is denied on review.

20.2           Appeals. In the event of the denial of a claim by the Plan Administrator, in whole or in part, the claimant or his duly authorized representative may, within the period ending ninety (90) days from the date of receipt of the denial,

(a)	request a review of the claim, by filing a written application with the Trustees or a committee thereof;

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(b)	upon request, review pertinent documents, records, and other information and obtain copies free of charge; and

(c)	submit comments, documents, records, and other information relating to the claim in writing.

For this purpose, documents, records, and other information are “pertinent” if they were relied upon in making the determination on the claim or if they were submitted, considered, or generated in the course of making the benefit determination.

20.3           Review Board. The Trustees or a committee thereof shall constitute the review board, which shall fully review such request, review all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination, hold any hearing deemed appropriate by such review board, and notify the claimant or his duly authorized representative, of the decision in writing as soon as practicable, but in no event later than sixty (60) days after receipt of the written request for review; provided, however, if a hearing is requested or if the Trustees determine that special circumstances exist, the Trustees shall have up to an additional sixty (60) days to respond provided that they give notice of the extension, the reasons therefor, and the expected date of response to the claimant prior to the end of the initial 60-day period.  Notwithstanding the foregoing, if the Trustees have regularly scheduled quarterly meetings, their response date shall be up to five (5) days after the next regularly scheduled meeting which comes at least thirty (30) days after their receipt of the request for review.  This response date may be extended if required by special circumstances, but in no event shall the Trustees respond later than five (5) days following the third regularly scheduled meeting after the receipt of the request for review.  In the event the review board confirms the denial of the claim for benefits, in whole or in part, the notice of denial shall set forth, in a manner reasonably calculated to be understood by the claimant, the specific reasons for the decision; reference to the specific Plan provisions on which the decision is based; the claimant’s right to receive, upon request and without charge, reasonable access to, and copies of, all documents, records and other information pertinent to the claim; and the claimant’s right to bring a civil action under ERISA.

20.4           Extension for Providing Necessary Information. In the event the Plan Administrator or the Trustees extend the time for response to a claim due to the claimant’s failure to provide information necessary to decide the claim, the period for the benefit determination shall be tolled from the date notice of the extension is sent to the claimant until the claimant responds to the request for additional information.

20.5           Validating Representative of Claimant. The Plan Administrator may implement reasonable procedures for ensuring that an individual has been authorized to act on behalf of a claimant.

20.6           Mandatory Use of Claims Procedure; Waiver of Claims. The use of the claims procedure of this Article is mandatory in pursuing claims for benefits.  Except as otherwise provided, failure to file a claim by the end of the Plan Year following the Plan Year in which the individual knew or should have known of the claim shall constitute an irrevocable waiver of the claim unless it shall be shown not to have been reasonably possible to furnish proof of the claim within the specified time period, and that proof was furnished as soon as was reasonably possible, in which case failure to furnish proof within the time specified shall not invalidate nor reduce the claim.  Failure to raise issues or present evidence at any stage in the claims procedure shall preclude those issues or evidence from being presented in a judicial review of the claim.  If any time limitation or other restriction set forth in the Plan with respect to the filing of a claim or bringing of an action at law or in equity is more restrictive than that permitted by ERISA, such limitation or restriction is hereby reformed to agree with the minimum period permitted by such law.

20.7           Plan Administrator. For purposes of this Article 20, the term Plan Administrator shall not include agents of the Plan Administrator.

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ARTICLE 21

PLAN ADMINISTRATOR - APPOINTMENT & DUTIES

21.1           Trustees and Plan Administrator. The Fund shall be administered by the Trustees and a Plan Administrator.  The Plan Administrator may be such entity or entities or person or persons as may be appointed by the Trustees.  The Plan Administrator may or may not be the Company, or a Member, or an Employee of Shell Oil Company and may or may not be a member of a group of individuals serving as Trustees under the Fund.  The Trustees may at any time remove or replace the Plan Administrator.  The Plan Administrator shall serve without compensation from the Fund.  However, the expenses of the Plan Administrator, including attorneys’ fees and other costs incurred by it in the prosecution or defense of any legal action or proceeding regarding the Fund or the administration thereof to which the Plan Administrator may be a party in interest, shall be paid from the Fund unless the Plan Administrator shall be finally adjudged in such action, suit, or proceeding to have been guilty of fraud or willful misconduct in the performance of his duties.  Notwithstanding the preceding sentence, Shell Oil Company shall be responsible for the aforementioned expenses where Shell Oil Company has entered into a contractual obligation prior to the incursion of those expenses.

21.2           Allocation of Fiduciary Responsibilities. If more than one individual or entity is appointed Plan Administrator, the Trustees may allocate some or all of the responsibilities of the Plan Administrator to each individual or entity so appointed, and each such individual or entity shall be responsible only for the duties allocated to it and any duties of the Plan Administrator which are not allocated.  If more than one individual or entity is appointed Plan Administrator and the Trustees do not allocate Plan Administrator responsibilities to the individuals or entities so appointed, the individuals or entities appointed Plan Administrator may, by executing a written instrument, allocate some or all of the responsibilities of the Plan Administrator among themselves as indicated in such written instrument and each individual or entity shall be responsible only for the duties allocated to it and any duties which are not allocated.  To the extent the responsibilities of the Plan Administrator are not allocated pursuant to this Section 21.2 to the individuals or entities appointed as Plan Administrator, the action of the Plan Administrator shall be taken by majority vote, or if less than three individuals or entities are appointed Plan Administrator, by unanimous consent.  The Plan Administrator may designate persons or entities other than the Plan Administrator to perform some or all of the responsibilities of the Plan Administrator.

21.3           Powers and Duties of the Plan Administrator. The Plan Administrator shall have the following powers and duties in addition to those stated elsewhere in the Regulations:

(a)	To prescribe such procedures, rules, and regulations as it shall deem necessary or proper for the efficient administration of the Fund;

(b)
To determine all questions arising in its administration of the Fund, including the power to determine the rights of any Participants or Beneficiaries and to determine, without limitation, all questions of eligibility pursuant to the claims procedure stated herein;

(c)
To enforce the Fund in accordance with its terms and with the rules, regulations, and procedures prescribed by the Plan Administrator, and to consider and interpret the Regulations and Trust Agreement and settle and discharge disputes arising thereunder;

(d)
To determine the fair market value of assets of the Fund as often as required by these Regulations and at least annually; to keep the books and records of the Fund and to do all the clerical, bookkeeping, and accounting work in connection with the management and administration of the Fund; and to furnish to each Participant and Beneficiary, who is an Accountholder, within a reasonable time after the close of each Fund Year a statement of the amount standing to his credit in the Fund;

(e)	To prepare and distribute all reports required by law or the Fund;

(f)	To prepare and distribute, as required by law and in such manner as the Plan Administrator may determine to be appropriate, information concerning the Fund; and

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(g)
To employ such agents, attorneys, accountants, and other individuals as deemed necessary or advisable for the administration of the Fund.  The Plan Administrator shall consider the records of the Contributing Companies and Affiliated Companies as conclusive evidence in making determinations concerning eligibility or benefits under the Fund except in unusual circumstances.

21.4           No Bond Required. No bond or other security shall be required of the Plan Administrator for the faithful performance of its duties hereunder, except as may be required by ERISA and the Code or by any other state or federal law or regulations.

21.5           Delegation of Authorities. Further, it is the intent of these Regulations that the Plan Administrator be able to delegate certain ministerial functions within the framework of policies, interpretations, rules, practices, and procedures set by such Plan Administrator without delegating any power to the appointee to make any decisions as to such.  Following are the types of administrative functions intended to be covered by this delegation:

(a)	Application of rules determining eligibility for participation or benefits;

(b)	Calculation of service for participation and Compensation for benefits;

(c)	Preparation of Participant and Beneficiary communications material;

(d)	Maintenance of Employees’ service and employment records;

(e)	Preparation of reports required by government agencies;

(f)	Calculation of benefits;

(g)	Orientation of new Employees and advising Participants and Beneficiaries of their rights and options under the Fund;

(h)	Collection of Member Contributions and Company Contributions and applications of such Contributions as provided in the Fund (if any);

(i)	Preparation of reports concerning benefits of Members and Beneficiaries;

(j)	Processing of claims; and

(k)	Making recommendations to others for decisions with respect to plan administration.

21.6           Authorities and Responsibilities of Shell Oil Company. Shell Oil Company shall have the authority and responsibility for: (a) amending the Fund in accordance with Article 18 hereof; (b) designating the Trustees; and (c) the exercise of all non-delegable, non-allocable, fiduciary functions provided in the Fund or Trust Agreement required by law and necessary to the operation of the Fund.

21.7           Authorities and Responsibilities of the Trustees. For a statement of the powers and responsibilities of the Trustees, reference is made to the Trust Agreement.  In case of any conflict or inconsistency between the Trust Agreement and these Regulations, the former shall govern as to everything except as to ministerial functions set forth above.

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ARTICLE 22

TOP-HEAVY RULES

22.1           Operation of Article. The requirements of this Article shall become operative only during a Plan Year beginning after December 31, 1983, for which the Plan should become Top-Heavy.  In addition, for Plan Years beginning after December 31, 2001, the provisions of Section 22.5 shall apply.

22.2           Determination of Top-Heavy Status.

(a)           The Plan is Top-Heavy with respect to any Plan Year if, as of the Determination Date applicable to such year, (1) the ratio of the aggregate of Accounts of Members who are Key Employees to the aggregate of Accounts of all Members exceeds 60%, or (2) the Plan is part of a Required Aggregation Group which is Top-Heavy.  Notwithstanding anything to the contrary, the Plan shall not be considered Top-Heavy for any Plan Year in which the Plan is a part of a Permissive Aggregation Group which is not Top-Heavy.

(b)           For purposes of testing for Top-Heavy status, (1) the Accounts and the present value of cumulative accrued benefits shall be determined as of the Valuation Date applicable to the Determination Date; (2) individuals who have not been employed by a Contributing Company at any time within the last five years shall not be included; and (3) the provisions of Section 416 of the Code and the Treasury Regulations thereunder shall be applied.

22.3           Annual Compensation Limit. Compensation of any Member in excess of the Annual Compensation Limit shall not be taken into account.

22.4           Top-Heavy Contribution. In the event that contributions by a Contributing Company to the Fund during the Plan Year on behalf of a Member who is a Non-Key Employee are less than three percent (3%) of such Member’s 415 Compensation and provided that such Member has not separated from the service of the Employing Company on the last day of such Plan Year, the Employing Company shall contribute an amount equal to the difference between three percent (3%) of such Member’s 415 Compensation, and the contributions by a Contributing Company which have been paid to the Fund on behalf of such Member for the Plan Year.

22.5           Modification of Top-Heavy Rules.

(a)           This Section 22.5 shall apply for purposes of determining whether the Plan is a Top-Heavy plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such Plan Years.  This Section 22.5 amends the preceding provisions of this Article.

(b)           This Section 22.5(b) shall apply for purposes of determining the present values of accrued benefits and the amounts of Account balances of Employees as of the Determination Date.

           (1)           The present values of accrued benefits and the amounts of Account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Fund and any plan aggregated with the Fund under Section 416(g)(2) of the Code during the one-year period ending on the Determination Date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Fund under Section 416(g)(2)(A)(i) of the Code.  In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting 5-year period for 1-year period.

           (2)           Employees not performing services during the Plan Year ending on the Determination Date.  The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.

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ARTICLE 23

NONDISCRIMINATION TEST FOR MEMBER CONTRIBUTIONS

23.1           ADP Limit.

(a)           The Average Actual Deferral Percentage for Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the greater of:

(1)	the Average Actual Deferral Percentage for Eligible Employees who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

(2)
the lesser of: (A) the Average Actual Deferral Percentage for Eligible Employees who are Nonhighly Compensated Employees for the Plan Year multiplied by 2.00; or (B) the Average Actual Deferral Percentage for Eligible Employees who are Nonhighly Compensated Employees for the Plan Year plus 2 percentage points.

(b)           The Actual Deferral Percentage for any Eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to participate in two or more plans of the Employer to which elective deferrals are made, shall be determined by aggregating all such elective deferrals on behalf of such Highly Compensated Employee.  If two or more plans of the Employer are permissively aggregated for purposes of Section 401(k) of the Code, the aggregated plans must also satisfy Section 401(a)(4) and 410(b) of the Code as though they were a single plan.  If one or more plans of an Employer are aggregated with the Fund for purposes of satisfying the requirements of Section 401(a)(4) or 410(b) of the Code, the Actual Deferral Percentages under the Fund shall be calculated as if the Fund and such one or more other plans were a single plan.

(c)           For purposes of applying the ADP Limit, Testing Compensation shall be computed on an entire Plan Year basis and with reference to the current Plan Year at the time the ADP Limit is applied. Reductions and increases made to satisfy such limit shall not affect persons who are not then Eligible Employees. Where limits are computed prior to the end of a Plan Year, the Plan Administrator may estimate or project Testing Compensation. The Plan Administrator may elect to include in a person’s Testing Compensation only Compensation received while such person was an Eligible Employee, provided the election is applied uniformly to all Eligible Employees for the Plan Year.

(d)           Except for purposes of determining Highly Compensated Employees and Nonhighly Compensated Employees, the portion of the Fund that benefits Employees who are included in a unit of employees covered by a collective bargaining agreement is treated as a separate plan from the portion of the Fund that benefits Employees who are not so covered.

23.2           Reduction of Member Pre-Tax Contributions to Comply with ADP Limit.

(a)           The Plan Administrator shall monitor the amount of Member Pre-Tax Contributions and shall effect whatever prospective reductions to the Actual Deferral Percentages of the Highly Compensated Employees are necessary or advisable to comply with the ADP Limit.

(b)           If the Plan Administrator prospectively reduces the Actual Deferral Percentages of Highly Compensated Employees, he shall do so in the order of their Actual Deferral Percentages beginning with the highest of such percentages. If the Plan Administrator determines that the reduction in effect is no longer necessary or advisable, he may increase the Actual Deferral Percentages of all Highly Compensated Employees who had their Actual Deferral Percentages reduced, in the reverse order of their Actual Deferral Percentages beginning with the lowest of such percentages and continuing until the original Actual Deferral Percentages of all such Highly Compensated Employees have been restored or until he determines that no further increases are advisable, whichever occurs first. All reductions or increases of Actual Deferral Percentages hereunder shall be in multiples of 1%.  Member Pre-Tax Contributions of such Highly Compensated Employees may be reduced to zero.

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(c)           When reducing or increasing the Actual Deferral Percentages of Highly Compensated Employees, the Plan Administrator shall treat all such Highly Compensated Employees having the same Actual Deferral Percentages in effect in the same manner.

(d)           Any action taken by the Plan Administrator under this Section 23.2 may be taken without the consent of, or prior notice to, the affected Members, but such Members shall be promptly informed in writing of the Plan Administrator’s action.

23.3           Distribution of Excess Contributions.

(a)           The determination of whether or not Excess Contributions exist shall be made after reductions, if any, under Section 23.2.

(b)           Excess Contributions, and any income allocable thereto, shall be distributed after the Plan Year in which the Excess Contributions arose and no later than March 15 of the following Plan Year to Highly Compensated Employees to whose Accounts Excess Contributions were made.

(c)           A distribution of Excess Contributions and income shall be made without the consent of the Participant or the spouse of the Participant.

(d)           The total amount of Excess Contributions for the Highly Compensated Employees for a Plan Year is determined as follows: Highly Compensated Employees with the largest Actual Deferral Percentage shall be identified and a determination shall be made as to how much their Actual Deferral Percentage must be reduced so that the Fund would satisfy the ADP Limit or such Highly Compensated Employees’ Actual Deferral Percentage will be reduced to equal the Actual Deferral Percentage of the Highly Compensated Employees with the next highest Actual Deferral Percentage. The procedure described in the preceding sentence shall be repeated until the Fund would satisfy the ADP Limit.

(e)           The total amount of Excess Contributions for the Highly Compensated Employees for a Plan Year shall be distributed as follows:  The Member Pre-Tax Contributions of the Highly Compensated Employees with the highest dollar amount shall be reduced by the amount required to cause their Member Pre-Tax Contributions to equal the lesser of (1) the dollar amount of the Member Pre-Tax Contributions of the Highly Compensated Employees with the next highest dollar amount of Member Pre-Tax Contributions, or (2) the amount that, when added to the total dollar amount already distributed under this process, would equal the total amount of Excess Contributions.  This amount along with allocable income determined under Section 23.3(f) shall be distributed to the Highly Compensated Employees for which a reduction was applied.  The procedure described in the preceding sentence shall be repeated until the Fund distributes the total Excess Contributions of the Highly Compensated Employees, thereby satisfying the ADP Limit.

(f)           The income allocable to Excess Contributions for the Plan Year in which such Excess Contributions arose and for the period between the end of such Plan Year and the date of distribution, shall be determined in accordance with Department of Treasury Regulations 1.401(k)-2.

(g)           The Excess Contributions for the Plan Year which would otherwise be distributed to the Participant shall be reduced, in accordance with Department of Treasury Regulations, by the Excess Deferral Amounts previously distributed to the Participant for the taxable year ending in that Plan Year.

23.4           ACP Limit.

(a)           The Average Actual Contribution Percentage for Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the greater of:

(1)	the Average Actual Contribution Percentage for Eligible Employees who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

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(2)
the lesser of: (A) the Average Actual Contribution Percentage for Eligible Employees who are Nonhighly Compensated Employees for the Plan Year multiplied by 2.00; or (B) the Average Actual Contribution Percentage for Eligible Employees who are Nonhighly Compensated Employees for the Plan Year plus 2 percentage points.

(b)           The Actual Contribution Percentage for any Eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to participate in two or more plans of the Employer to which matching employer contributions, employee after-tax contributions, or both, are made, shall be determined by aggregating all such contributions on behalf of such Highly Compensated Employee.  If two or more plans of the Employer are permissively aggregated for purposes of Section 401(m) of the Code, the aggregated plans must also satisfy Section 401(a)(4) and 410(b) of the Code as though they were a single plan.  If one or more plans of an Employer are aggregated with the Fund for purposes of satisfying the requirements of Section 401(a)(4) or 410(b) of the Code, the Actual Contribution Percentages under the Fund shall be calculated as if the Fund and such one or more other plans were a single plan.

(c)           For purposes of applying the ACP Limit, Testing Compensation shall be computed on an entire Plan Year basis and Testing Compensation shall be with reference to the current Plan Year at the time the ACP Limit is applied.  Reductions and increases made to satisfy such limits shall not affect persons who are not then Eligible Employees.  Where limits are computed prior to the end of a Plan Year, the Plan Administrator may estimate or project Testing Compensation.  The Plan Administrator may elect to include in a person’s Testing Compensation only compensation received while such person was an Eligible Employee, provided the election is applied uniformly to all Eligible Employees for the Plan Year.

(d)           Except for purposes of determining Highly Compensated Employees and Nonhighly Compensated Employees, the portion of the Fund that benefits Employees who are included in a unit of employees covered by a collective bargaining agreement is treated as a separate plan from the portion of the Fund that benefits Employees who are not so covered.

23.5           Reduction of Member After-Tax Contributions to Comply with ACP Limit.

(a)           The Plan Administrator shall monitor the amount of Member After-Tax Contributions and shall effect whatever prospective reductions to the Actual Contribution Percentages of the Highly Compensated Employees are necessary or advisable to comply with the ACP Limit.

(b)           If the Plan Administrator prospectively reduces the Actual Contribution Percentages of Highly Compensated Employees, he shall do so in the order of their Actual Contribution Percentages beginning with the highest of such percentages.  If the Plan Administrator determines that the reduction in effect is no longer necessary or advisable, he may increase the Actual Contribution Percentages of all Highly Compensated Employees who had their Actual Contribution Percentages reduced, in the reverse order of their Actual Contribution Percentages beginning with the lowest of such percentages and continuing until the original Actual Contribution Percentages of all such Highly Compensated Employees have been restored or until he determines that no further increases are advisable, whichever occurs first.  All reductions or increases of Actual Contribution Percentages hereunder shall be in multiples of 1%.  Member After-Tax Contributions of such Highly Compensated Employees may be reduced to zero.

(c)           When reducing or increasing the Actual Contribution Percentages of Highly Compensated Employees, the Plan Administrator shall treat all Highly Compensated Employees having the same Actual Contribution Percentages in effect in the same manner.

(d)           Any action taken by the Plan Administrator under this Section 23.5 may be taken without the consent of, or prior notice to, the affected Members, but such Members shall be promptly informed in writing of the Plan Administrator’s action.

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23.6           Distribution of Excess Aggregate Contributions.

(a)           The determination of whether or not Excess Aggregate Contributions exist shall be made after reductions, if any, under Section 23.5.

(b)           Excess Aggregate Contributions, and any income allocable thereto, shall be distributed after the Plan Year in which the Excess Aggregate Contributions arose and no later than March 15 of the following Plan Year to Highly Compensated Employees to whose Accounts Excess Aggregate Contributions were made.

(c)           A distribution of Excess Aggregate Contributions and income shall be made without the consent of the Participant or the spouse of the Participant.

(d)           The total amount of Excess Aggregate Contributions for the Highly Compensated Employees for a Plan Year is determined as follows: Highly Compensated Employees with the largest Actual Contribution Percentage shall be identified and a determination shall be made as to how much their Actual Contribution Percentage must be reduced so that the Fund would satisfy the ACP Limit or such Highly Compensated Employees’ Actual Contribution Percentage will be reduced to equal the Actual Contribution Percentage of the Highly Compensated Employees with the next highest Actual Contribution Percentage. The procedure described in the preceding sentence shall be repeated until the Fund would satisfy the ACP Limit.

(e)           The total amount of Excess Aggregate Contributions for the Highly Compensated Employees for a Plan Year shall be distributed as follows:  The Member After-Tax Contributions of the Highly Compensated Employees with the highest dollar amount shall be reduced by the amount required to cause their Member After-Tax Contributions to equal the lesser of (1) the dollar amount of the Member After-Tax Contributions of the Highly Compensated Employees with the next highest dollar amount of Member After-Tax Contributions, or (2) the amount that, when added to the total dollar amount already distributed under this process, would equal the total amount of Excess Aggregate Contributions.  This amount along with allocable income determined under Section 23.6(f) shall be distributed to the Highly Compensated Employees for which a reduction was applied.  The procedure described in the preceding sentence shall be repeated until the Fund distributes the total Excess Aggregate Contributions of the Highly Compensated Employees, thereby satisfying the ACP Limit.

(f)           The income allocable to Excess Aggregate Contributions for the Plan Year in which such Excess Aggregate Contributions arose and for the period between the end of such Plan Year and the date of distribution, shall be determined in accordance with Department of Treasury Regulation Section 1.401(m)-2.

23.7           General 401(a)(4) Test. Where it has been determined by Shell Oil Company that Company Contributions do not satisfy the nondiscrimination requirements of Section 401(a)(4) of the Code and regulations issued thereunder for a Tested Plan Year, additional Company Contributions may be made until Company Contributions satisfy such requirements.  Where additional Company Contributions are credited to a Member’s Account pursuant to this Section 23.7, earnings shall be credited at the greater of zero percent or the actual positive rate of return on the Member’s Account for each of the Tested Plan Year and any subsequent Plan Year or any portion thereof in which the additional Company Contribution is made.  Any such additional Company Contributions, and any earnings thereon, shall be provided only for individuals who:

(a)	are Nonhighly Compensated Employees for such Tested Plan Year,

(b)	are Employees at the time such additional Company Contributions are made,

(c)	are in a Relevant Rate Group,

(d)
have the highest equivalent accrual rates of Nonhighly Compensated Employees, as determined by Shell Oil Company when testing the Fund for such Tested Plan Year under Treasury Regulations Section 1.401(a)(4)-8, in the order of such rates beginning with the highest, and

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(e)
also have the highest performance code in such Relevant Rate Group at the time such additional Company Contributions are made, in order of such performance codes beginning with the highest, effective for a Tested Plan Year commencing on or after January 1, 2001, where the conditions set forth in subparagraphs (a) through (d) above result in an over-inclusion of Employees eligible for any additional Company Contributions.

ARTICLE 24

MILITARY SERVICE

          Notwithstanding any provision of these Regulations to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

ARTICLE 25

MINIMUM DISTRIBUTION REQUIREMENTS

25.1           General Rules.

(a)           The provisions of this Article will apply for purposes of making required minimum distributions on and after January 1, 2003.

(b)           The requirements of this Article will take precedence over any inconsistent provisions of these Regulations.

(c)           All distributions required under this Article will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code.

(d)           Notwithstanding the other provisions of this Article , distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Regulations that relate to Section 242(b)(2) of TEFRA.

25.2           Time and Manner of Distribution.

(a)           A Member’s entire interest will be distributed, or begin to be distributed, to such Member no later than the Member’s Required Beginning Date.

(b)           If the Member dies before distributions begin, the Member’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1)           If the Member’s surviving spouse is the Member’s sole Designated Beneficiary, then, except as provided in Section 25.6, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age 70 1/2, if later.

(2)           If the Member’s surviving spouse is not the Member’s sole Designated Beneficiary, then, except as provided in Section 25.6, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Member died.

Index

(3)           If there is no Designated Beneficiary as of September 30 of the year following the year of the Member’s death, the Member’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(4)           If the Member’s surviving spouse is the Member’s sole Designated Beneficiary and the surviving spouse dies after the Member but before distributions to the surviving spouse begin, Section 25.2(b), other than Section 25.2(b)(1), will apply as if the surviving spouse were the Member.

For purposes of this Section 25.2(b) and Section 25.4, unless Section 25.2(b)(4) applies, distributions are considered to begin on the Member’s Required Beginning Date.  If Section 25.2(b)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 25.2(b)(1).

(c)           Unless the Member’s interest is distributed in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in accordance with Section 25.3 and Section 25.4.

25.3           Required Minimum Distributions During Member’s Lifetime.

(a)           During the Member’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(1)
the quotient obtained by dividing the Member’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Member’s age as of the Member’s birthday in the Distribution Calendar Year; or

(2)
if the Member’s sole Designated Beneficiary for the Distribution Calendar Year is the Member’s spouse, the quotient obtained by dividing the Member’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Member’s and spouse’s attained ages as of the Member’s and spouse’s birthdays in the Distribution Calendar Year.

(b)           Required minimum distributions will be determined under this Section 25.3 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Member’s date of death.

25.4           Required Minimum Distributions After Member’s Death.

(a)           The following rules apply in the event death occurs on or after the date distributions begin.

(1)           If the Member dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account balance by the longer of the remaining Life Expectancy of the Member or the remaining Life Expectancy of the Member’s Designated Beneficiary, determined as follows:

(A)           The Member’s remaining Life Expectancy is calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(B)           If the Member’s surviving spouse is the Member’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Member’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

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(C)           If the Member’s surviving spouse is not the Member’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the beneficiary in the year following the year of the Member’s death, reduced by one for each subsequent year.

(2)           No Designated Beneficiary. If the Member dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Member’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account Balance by the Member’s remaining Life Expectancy calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(b)           The following rules apply in the event death occurs before the date distributions begin.

(1)           If the Member dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account Balance by the remaining Life Expectancy of the Member’s Designated Beneficiary, determined as provided in Section 25.4(a).

(2)           If the Member dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Member’s death, distribution of the Member’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(3)           If the Member dies before the date distributions begin, the Member’s surviving spouse is the Member’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 25.2(b)(1), this Section 25.4(b) will apply as if the surviving spouse were the Member.

25.5           Required Minimum Distributions during Distribution Calendar Years. The required minimum distribution for the Member’s first Distribution Calendar Year will be made on or before the Member’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Member’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

25.6           Election to Allow Designated Beneficiaries to Elect 5-Year Rule. Designated Beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in Section 25.2(b) and Section 25.4(b) applies to distributions after the death of a Member who has a Designated Beneficiary.  The election must be made no later than September 30 of the calendar year in which distribution would be required to begin under Section 25.2(b).  If the Designated Beneficiary does not make an election under this Section 25.6, distributions will be made in accordance with Section 25.2(b) and Section 25.4(b).

25.7           Election to Allow Designated Beneficiary Receiving Distributions Under the 5-Year Rule to Elect Life Expectancy Distributions.   A Designated Beneficiary may make a new election to receive payments under the life expectancy rule until November 1, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all Distribution Calendar Years before 2004 are distributed by December 31, 2003.

Index

SCHEDULE A

CONTRIBUTING COMPANIES

SHELL OIL COMPANY
CORAL ENERGY SERVICES, LLC
CRI U.S. LP
EQUILON ENTERPRISES LLC d/b/a SHELL OIL PRODUCTS US
MOTIVA COMPANY
PECTEN MIDDLE EAST SERVICES COMPANY LIMITED
PECTEN OVERSEAS SERVICES COMPANY
PECTEN PRODUCING COMPANY
PECTEN SERVICES COMPANY
PENNZOIL-QUAKER STATE COMPANY d/b/a SOPUS PRODUCTS
SHELL AGRICULTURAL CHEMICAL COMPANY
SHELL CHEMICAL LP
SHELL DOWNSTREAM INC.
SHELL ENERGY RESOURCES COMPANY
SHELL ENERGY SERVICES COMPANY, L.L.C.
SHELL EXPATRIATE EMPLOYMENT US INC.
SHELL EXPLORATION & PRODUCTION COMPANY
SHELL GLOBAL SOLUTIONS (US) INC.
SHELL INFORMATION TECHNOLOGY INTERNATIONAL INC.
SHELL INTERNATIONAL EXPLORATION AND PRODUCTION INC.
SHELL MARINE PRODUCTS (US) COMPANY
SHELL NORTH AMERICA GAS & POWER SERVICES COMPANY
SHELL OFFSHORE INC.
SHELL OIL PRODUCTS COMPANY LLC
SHELL PIPELINE COMPANY LP
SHELL TECHNOLOGY VENTURES INC.
SHELL TRADING GP OVERSEAS SERVICES COMPANY
SHELL TRADING NORTH AMERICA COMPANY
SHELL TRADING SERVICES COMPANY
SHELL TRADING (US) COMPANY
SHELL US GAS & POWER LLC
SHELL WINDENERGY SERVICES INC.
SIEP OVERSEAS SERVICES, INC.
SPLC SERVICES COMPANY LLC
SWEPI LP

Sched.A -- 60

Index

SCHEDULE B

SPECIAL RULES APPLICABLE TO CERTAIN GROUPS OF PARTICIPANTS

This Schedule sets forth special benefit and service rules applicable to certain groups of Participants and shall apply notwithstanding anything in the Plan to the contrary.  This Schedule includes the following parts:

B-1	Transfer of Funds from the Shell Employee Stock Ownership Plan

B-2	Rollover of Distributed Funds from Kernridge Savings Plan

B-3	Assets Transferred from the Siemens Savings Plan

B-4	Merger of CRI Group Savings and Profit Sharing Plans

B-5	Grant of Past Service Credit to Willow Island Employees

B-6	Grant of Past Service Credit to Alliance Company Employees

B-7	Assets Transferred from the Pennzoil-Quaker State Company Savings and Investment Plan and the Pennzoil-Quaker State Company Savings and Investment Plan for Hourly Employees

B-8	Merger of Shell Trading Savings Plan

B-9	Grant of Past Service Credit to PQS Company Employees and JLI Company Employees

B-10	Merger of Shell Pay Deferral Investment Fund

Sched.B – 61

Index

SCHEDULE B-1

TRANSFER OF FUNDS FROM THE

SHELL EMPLOYEE STOCK OWNERSHIP PLAN

Section 1.  Transfer of Undistributed Accounts.

In connection with the termination of the Shell Employee Stock Ownership Plan (the “SESOP”), the undistributed accounts thereunder of Members and former Members shall be transferred directly to the Fund, consistent with Article 11.9 of the SESOP regulations, including the six-month provision of such Article 11.9.

Section 2.  Mapping of Company and Member Contributions.

Cash and ordinary shares of Royal Dutch Petroleum Company attributable to contributing company contributions under the SESOP shall be initially transferred to the Royal Dutch Stock Fund hereunder and shall thereafter be subject to transfer to the other Optional Funds in accordance with the terms of the Regulations.  Ordinary shares of Royal Dutch Petroleum Company attributable to member contributions under the SESOP shall be converted to cash and, together with all other amounts attributable to member contributions thereunder, shall be initially transferred to the Thrift Fund, and shall thereafter be subject to transfer to the other Optional Funds (with the exception of the Royal Dutch Stock Fund) in accordance with the terms of the Regulations.

Section 3.  Treatment of SESOP Member Contributions.

For purposes of Section 10.2 concerning the right to withdraw Member contributions, SESOP member contributions which are transferred to this Fund shall be treated as amounts paid into this Fund by the Member.

Section 4.  Governing Rules.

Amounts transferred to this Fund from the SESOP shall be governed by the terms of the Regulations and Trust Agreement and shall not be subject to the requirements of Sections 409 and 401(a)(28) of the Code or of the SESOP regulations and trust agreement.

Sched.B – 62

Index

SCHEDULE B-2

ROLLOVER OF DISTRIBUTED FUNDS FROM KERNRIDGE SAVINGS PLAN

Section 1.  Investment of Rollover Amounts.

The Fund may receive on behalf of participants in the Savings Plan for Covered Former Employees of Kernridge Oil Company (the “Kernridge Savings Plan”) the entire amount of the December 31, 1990 distribution (excluding participant contributions) to such participants from such plan.  This amount initially shall be deposited to the Thrift Fund and thereafter shall be available for transfer to the other Optional Funds (with the exception of the Royal Dutch Stock Fund prior to November 24, 1997) in accordance with the terms of the Regulations.

Section 2.  Investment Restrictions.

(a)
Prior to November 24, 1997, each such participant can transfer to his Royal Dutch Stock Account from any other Optional Fund Accounts only when the combined value of the company contributions to his other Optional Fund Accounts plus the earnings thereon is at least equal to the value of such participant’s rolled-over amount plus all earnings thereon as calculated in accordance with this paragraph. Prior to November 24, 1997, only that amount in the participant’s other Optional Fund Accounts which is in excess of the value of the rolled-over amount plus earnings thereon (as calculated in accordance with this paragraph) may be transferred to the Royal Dutch Stock Fund.  For the purpose of determining the amount which cannot be transferred by such a participant from his other Optional Funds, earnings on the rolled-over amount shall be calculated prospectively, at least annually, as if the rolled-over amount were invested in the Thrift Fund.

(b)
The restriction on transfer described in Section 2(a) of this Schedule B-2 is to be used only to determine the amounts which may be transferred from a participant’s other Optional Fund Accounts to his Royal Dutch Stock Account and is not intended to require the participant to maintain a minimum balance in his other Optional Fund Accounts.

Section 3.  Governing Rules.

Amounts rolled over to this Fund from the Kernridge Savings Plan shall be governed by the applicable terms of the Regulations and Trust Agreement for the Fund.

Sched.B – 63

Index

SCHEDULE B-3

ASSETS TRANSFERRED FROM THE SIEMENS SAVINGS PLAN

Section 1.  Definitions.

For purposes of this Schedule B-3, the following terms shall have the meanings given below:

(a)	“Former Siemens Solar Employee” shall mean any participant in the Siemens Savings Plan as of January 1, 2002, who was:

(1)	an active employee of Siemens Solar Industries L.P. (“SSI”) as of December 31, 2001,

(2)
an employee of SSI as of the Closing Date of the Siemens Solar Transaction, including an employee on an employer authorized leave of absence or receiving short-term or long-term disability benefits, or

(3)	a retired or vested terminated employee of SSI as of the Closing Date, and with respect to whom assets were transferred from the Siemens Savings Plan to the Fund.

(b)	“Siemens Savings Plan” shall mean the Siemens Savings Plan as sponsored by the Siemens Corporation as of the Closing Date.

(c)
“Siemens Solar Transaction” shall mean that transaction described in that Framework Agreement dated February 20, 2001, by and between Siemens Aktiengesellschaft, Shell Erneuerbare Energien GmbH, and E.ON Energie Ag.

(d)	“Closing Date” shall mean April 3, 2001.

Section 2.  Account Crediting.

(a)
Account balances transferred from the Siemens Savings Plan pursuant to the Siemens Solar Transaction, other than amounts attributable to salary reduction contributions made under such plan, shall be credited to the respective accounts established hereunder for the benefit of Former Siemens Solar Employees.  Such Former Siemens Solar Employees or their beneficiaries thereunder shall be fully vested in all amounts credited to their accounts in connection with such transfer.  The Plan Administrator may establish such special transitional rules as he deems appropriate in connection with such transfer of assets.

(b)
That portion of a Former Siemens Solar Employee’s account balance under the Siemens Savings Plan as of December 31, 2001, attributable to employer matching contributions under the Siemens Savings Plan shall be credited to his Prior Plan Fully Vested Match Subaccount separate account hereunder on behalf of such Former Siemens Solar Employee (sometimes referred to herein as “Prior Plan Fully Vested Match Subaccount”).  A Former Siemens Solar Employee’s investment directions for his employer contributions account shall also be applicable to such special account.

Section 3.  Service Crediting.

Each Former Siemens Solar Employee shall be credited as of January 1, 2002, with Participation Service and Accredited Service equal to the amount of service credited to such Former Siemens Solar Employee for vesting purposes under the terms of the Siemens Savings Plan as of December 31, 2001.

Sched.B – 64

Index

SCHEDULE B-4

MERGER OF CRI GROUP SAVINGS AND PROFIT SHARING PLANS

Section 1.  Definitions.

For purposes of this Schedule B-4, the following terms shall have the meanings given below:

(a)	“CRI Profit Sharing Account” shall mean, for a given CRI Profit Sharing Participant, the amount, if any, accrued as of July 31, 2003, in his account in the CRI Group Profit Sharing Plan.

(b)	“CRI Profit Sharing Participant” shall mean a person participating in the CRI Group Profit Sharing Plan as of July 31, 2003.

(c)
“CRI Savings Accounts” shall mean, for a given CRI Savings Participant, the amount, if any, accrued as of December 31, 2002, in his matching, rollover, and post-tax accounts in the CRI Group Savings Plan.

(d)	“CRI Savings Participant” shall mean a person participating in the CRI Group Savings Plan as of December 31, 2002.

Section 2.  Transfer of Accounts.

(a)
A CRI Savings Participant shall have his CRI Savings Account transferred to the Fund as of January 1, 2003, by virtue of the merger of the accounts of all CRI Savings Participants into the Fund as of January 1, 2003.

(b)
A CRI Profit Sharing Participant shall have his CRI Profit Sharing Account transferred to the Fund as of August 1, 2003, by virtue of the merger of the accounts of all CRI Profit Sharing Participants into the Fund as of August 1, 2003.

Section 3.  Vesting of Matching Subaccount.

A CRI Savings Participant shall be fully vested in all amounts credited to the matching subaccount of his CRI Savings Account as of December 31, 2002, in connection with the plan merger.

Sched.B – 65

Index

SCHEDULE B-5

GRANT OF PAST SERVICE CREDIT TO WILLOW ISLAND EMPLOYEES

Section 1.  Definitions.

For purposes of this Schedule B-5, the following terms shall have the meanings given below:

(a)	“Cytec Savings Plan” shall mean the Cytec Employees’ Savings and Profit Sharing Plan established and maintained by Cytec Industries Inc. for, among others, employees of its Willow Island Plant.

(b)	“Option” shall mean the option granted to CRI International, Inc. to acquire the Willow Island Plant from Cytec Industries Inc.

(c)
“Willow Island Employee” shall mean a person formerly employed by Cytec Industries Inc. at its Willow Island Plant who became an employee of a Contributing Company in connection with the exercise of the Option.

(d)	“Willow Island Plant” shall mean the manufacturing facility at Willow Island, West Virginia.

Section 2.  Grant of Past Service Credit.

As of September 1, 2003, each Willow Island Employee shall be credited with Participation Service and Accredited Service equal to the amount of service credited to such employee for purposes of vesting and eligibility to participate under the Cytec Savings Plan.

Sched.B – 66

Index

SCHEDULE B-6

GRANT OF PAST SERVICE CREDIT TO ALLIANCE COMPANY EMPLOYEES

Section 1.  Definitions.

For purposes of this Schedule B-6, the following terms shall have the meanings given below:

(a)
“Alliance Companies” shall mean Equilon Enterprises LLC, Motiva Enterprises LLC, Equiva Services LLC, Equiva Trading Company, or Shell Pipeline Company LP (formerly doing business as Equilon Pipeline Company LLC).

(b)	“Alliance Savings Plan” shall mean that certain defined contribution pension plan sponsored by the Alliance Companies for their employees from April 1, 1999, to July 11, 2003.

(c)
“Alliance Company Employee” means an employee of an Alliance Company for all or any part of the period between April 1, 1999, and December 31, 2002, (1) who was an employee of Equilon Enterprises LLC or Shell Pipeline Company LP on and immediately before January 1, 2003, the date on which each such company became a Contributing Company; or (2) who became an Employee of a Contributing Company immediately following such employee’s termination of employment with an Alliance Company and on or before January 1, 2003.

Section 2.  Grant of Past Service Credit.

As of January 1, 2003 (or as of such earlier date that an Alliance Company Employee became an Employee of a Contributing Company), each Alliance Company Employee shall be credited with Participation Service and Accredited Service equal to the benefit service credited to such employee under the Alliance Savings Plan, but only to the extent such benefit service has not already been credited for such purposes under the Regulations.

Sched.B – 67

Index

SCHEDULE B-7

ASSETS TRANSFERRED FROM THE PENNZOIL-QUAKER STATE
COMPANY SAVINGS AND INVESTMENT PLAN AND THE
PENNZOIL-QUAKER STATE COMPANY SAVINGS AND INVESTMENT
PLAN FOR HOURLY EMPLOYEES

Section 1.  Definitions.

For purposes of this Schedule B-7, the following terms shall have the meanings given below:

(a)	“Former PQS Participant” shall mean any individual who met each of the following characteristics:

(1)
transferred employment directly from a company participating in one of the Relevant Plans to a Contributing Company  during the period October 1, 2002, to November 1, 2004, or was an employee of Pennzoil-Quaker State Company on and immediately before January 1, 2004, the day in which such company became a Contributing Company, and

(2)	as of November 2, 2004, was not employed by Jiffy Lube International, Inc., Q Lube, Inc., or Pennzoil-Quaker State International Corporation.

(b)	“Relevant Plans” means the Pennzoil-Quaker State Company Savings and Investment Plan and the Pennzoil-Quaker State Company Savings and Investment Plan for Hourly Employees.

Section 2.  Subaccounts Credited.

(a)
In connection with the transfer of assets from the Relevant Plans on or about December 23, 2004, account balances---other than amounts attributable to salary reduction contributions including catch-up contributions made under the Relevant Plans and other than assets in the form of loans transferred to the Shell Pay Deferral Investment Fund---shall be credited to the respective subaccounts established herein for the benefit of Former PQS Participants.  The Plan Administrator may establish such special transitional rules as he deems appropriate in connection with such transfer of assets.

(b)	Notwithstanding the above, assets transferred from the Relevant Plans that were separately accounted for in sources designated:

(1)
as either the “Company Match Account” or the “Company Match Vested Account” in the PQS Administrative Manual as of November 2004, shall be credited to the Prior Plan Company Contribution Subaccount established under the Fund;

(2)
as the “Prior Employer Match Account,” the “Prior Plan Match Account,” the “Prior Plan P/S Account,” or the “Prior Plan ESOP Account” in the PQS Administrative Manual as of November 2004, shall be credited to the Pre-Tax Rollover Subaccount established under the Fund; or

(3)
as either the “Safe Harbor Match Account” or the “Prior Company Match Account” in the PQS Administrative Manual as of November 2004, shall be credited to the Company Contribution Subaccount established under the Fund.

Sched.B – 68

Index

SCHEDULE B-8

MERGER OF SHELL TRADING SAVINGS PLAN

Section 1.  Subaccounts Credited.

(a)
In connection with the merger and transfer of assets from the Shell Trading Savings Plan into the Fund on or about December 29, 2004, account balances---other than amounts attributable to salary reduction contributions including catch-up contributions made under the Shell Trading Savings Plan and other than assets in the form of loans transferred to the Shell Pay Deferral Investment Fund---shall be credited to the respective subaccounts established herein.  The Plan Administrator may establish such special transitional rules as he deems appropriate in connection with such transfer of assets.

(b)	Notwithstanding the above, assets transferred from the Shell Trading Savings Plan that were credited to

(1)	the “Alliance Company Contribution Account” in such plan shall be credited to the Prior Plan Company Contribution Subaccount established under the Fund;

(2)	the “Matching Account” in such plan shall be credited to the Company Match Account and shall be subject to the vesting schedule as described in Schedule D;

(3)	the “LEDCO Account” in such plan shall be credited to the Company Contribution Subaccount established under the Fund.

Sched.B – 69

Index

SCHEDULE B-9

GRANT OF PAST SERVICE CREDIT TO PQS COMPANY EMPLOYEES AND JLI COMPANY EMPLOYEES

Section 1.  Definitions.

For purposes of this Schedule B-9, the following terms shall have the meanings given below:

(a)	“JLI” means Jiffy Lube International, Inc.

(b)
“JLI Company Employee” means an employee of JLI, PQS International, or QLube who becomes an Employee of Pennzoil-Quaker State Company or another Contributing Company immediately following such employee’s termination of employment with JLI, PQS International, or QLube after January 1, 2004.

(c)
“PQS Company Employee” means (1) an employee of Pennzoil-Quaker State Company on and immediately before January 1, 2004, the date on which such company became a Contributing Company; or (2) an employee of Pennzoil-Quaker State Company who, on or before January 1, 2004, became an Employee of a Contributing Company immediately following such employee’s termination of employment with Pennzoil-Quaker State Company on or after October 1, 2002.

(d)	“PQS International” means Pennzoil-Quaker State International Corporation.

(e)
“PQS Savings Plans” means the Pennzoil-Quaker State Company Savings and Investment Plan (as amended and restated effective January 1, 2001, and as subsequently amended) and the Pennzoil-Quaker State Company Savings and Investment Plan for Hourly Employees (as amended and restated effective January 1, 2001, and as subsequently amended).  Such term shall include any tax-qualified employee benefit plan into which any of the foregoing is merged or any other tax-qualified successor plan.

(f)	“QLube” means Q Lube, Inc.

Section 2.  Service Credited.

Effective January 1, 2004, the date on which Pennzoil-Quaker State Company became a Contributing Company, (or as of such earlier date that a PQS Company Employee became an Employee of a Contributing Company), each PQS Company Employee shall be credited with Participation Service and Accredited Service equal to the service credited to such employee under the PQS Savings Plans, but only to the extent such service has not already been credited to him for such purposes under the Regulations of this Fund.  Effective as of the date on or after January 2, 2004, that a JLI Company Employee became an Employee of a Contributing Company, such JLI Company Employee shall be credited with Participation Service and Accredited Service equal to the service credited to such employee under the PQS Savings Plans, but only to the extent such service has not already been credited to him for such purposes under the Regulations.

Sched.B – 70

Index

SCHEDULE B-10

MERGER OF SHELL PAY DEFERRAL INVESTMENT FUND

Section 1.  Subaccounts Credited.

In connection with the merger of the Shell Pay Deferral Investment Fund into the Fund on or about June 18, 2007, account balances attributable to elective deferrals and qualified non-elective contributions and to catch-up contributions made under the Shell Pay Deferral Investment Fund shall be credited to the respective subaccounts in accordance with Section 14 of the Regulations.  The Plan Administrator may establish such special transitional rules as he deems appropriate in connection with such transfer of assets.

Section 2.  Interpretation of Amended and Restated Regulations and Trust Agreement.

Effective June 18, 2007, upon the merger of the Shell Pay Deferral Investment Fund into this Fund, the Regulations and Trust Agreement have been amended and restated to reflect: the merger; the addition of an automatic enrollment feature, Member Pre-Tax Contributions, Member Catch-Up Contributions, Hardship Withdrawals, new Tier III Investment Offerings, managed account, and the self-directed brokerage feature known as BrokerageLink; and the new Default Funds.  Except with respect to these changes, Shell Oil Company does not intend to alter the Contributions and benefits available hereunder, the rights and entitlements thereto, or the limitations thereon.  The Plan Administrator and the Trustees shall interpret the Regulations and Trust Agreement accordingly.  Shell Oil Company reserves the right to correct any scrivener’s errors as permitted by applicable law.

Sched.B – 71

Index

SCHEDULE C

PART I OF SCHEDULE C

Tier I

Lifecycle Funds

LifePath® Retirement Fund

LifePath 2010® Fund

LifePath 2020® Fund

LifePath 2030® Fund

LifePath 2040® Fund

PART II OF SCHEDULE C

Tier II

Core Funds

1-3 Year Government Bond Index Fund
A fund using a stratified sampling approach to aim to match the performance of the Lehman Brothers 1-3 Year Government Bond Index, an unmanaged index that measures the performance of U.S. government-issued bonds with maturities greater than one year but less than three years.

20+ Treasury Bond Index Fund
A fixed-income index fund designed to match the performance of the Lehman Brothers 20+ Treasury Index and consisting exclusively of U.S. Treasury issues with maturities greater than 20 years which are guaranteed timely interest and principal payments by the full faith and credit of the U.S. government and certain short-term investments.

Government/Credit Bond Index Fund
A fund using a stratified sampling approach to aim to match the performance of the Lehman Brothers Government/Credit Bond Index, an unmanaged index that measures the performance of U.S. government and high-quality corporate bonds with maturities of at least one year.

Intermediate Government Bond Index Fund
A fixed-income index fund designed to match the performance of the Lehman Brothers Intermediate Government Bond Index and consisting exclusively of U.S. government issued bonds which are guaranteed timely interest and principal payments by the full faith and credit of the U.S. government and certain short-term investments.

Mid-Cap Equity Index Fund
A broadly diversified equity index fund designed to match the performance of the S&P MidCap 400 Index and consisting primarily of the equities of mid-sized U.S. companies.

Royal Dutch Shell Stock Fund
A non-diversified, unmanaged, unitized fund consisting primarily of RDS Class A American depositary receipts representing Class A ordinary shares of Royal Dutch Shell plc and short-term instruments.

Sched.D – 72

Index

Russell 1000 Index Fund
A diversified large-capitalization equity index fund that aims to match the performance of the Russell 1000® Equity Index and measures the performance of the 1,000 largest companies in the Russell 3000® Index.

Russell 1000 Growth Index Fund
A diversified large-capitalization equity index fund that aims to match the performance of the Russell 1000® Growth Index.

Russell 1000 Value Index Fund
A diversified large-capitalization equity index fund that aims to match the performance of the Russell 1000® Value Index.

Russell 2000® Equity Index Fund
A small capitalization equity index fund designed to match the performance of the Russell 2000® Index and consisting primarily of small capitalization securities.

Russell 2000 Value Index Fund
A small-capitalization equity index fund that aims to match the performance of the Russell 2000® Value Index.

Russell 2000 Growth Index Fund
A small-capitalization equity index fund that aims to match the performance of the Russell 2000® Growth Index.

Spartan® International Index Fund – Investor Class
An international growth fund that seeks to provide investment results that correspond to the total returns of foreign stock markets.

Thrift Fund
A fund consisting of such fixed-income investments as the Trustees shall from time to time determine in accordance with the Trust Agreement.  Investments may include, but shall not be limited to, investment contracts of insurance companies or financial institutions and high quality, short-term, U.S. dollar-denominated money market securities issuers.

U. S. Debt Index Fund
A broad fixed-income index fund designed to match the performance of the Lehman Brothers Aggregate Bond Index and consisting primarily of investment-grade bonds with maturities of at least one year including U.S. government, corporate, mortgage-backed, and asset-backed bonds.

U. S. Equity Index Fund
An equity index fund designed to approximate the composition and total return of the Standard & Poor’s Composite Index of 500 Stocks (S&P 500®) and consisting primarily of the common stocks that make up the S&P 500®.  Except as provided in Section VI of the Trust Agreement, assets of the U. S. Equity Index Fund shall not be invested in securities of any of the Contributing or Affiliated Companies.

U. S. Equity Market Fund
A total market equity index fund designed to match the performance of the Barclays’ U.S. Equity Market Index and consisting primarily of the publicly available universe of equity shares.

U. S. Treasury Inflation Protected Securities Index Fund
A fund using a full-replication approach to aim to match the performance of the Lehman Brothers U.S. Treasury Inflation Protection Securities Index, an unmanaged index that measures the performance of inflation-indexed bonds issued by the U.S. Treasury.

Sched.D – 73

Index

PART III OF SCHEDULE C

Tier III

Mutual Fund Window

Such of the following mutual funds as are from time to time available through Fidelity’s FundsNetSM program  and all Fidelity mutual funds not offered in Tier II:

AIM Basic Value Fund Class A

AIM Constellation Fund Class A

AIM Dynamics Fund – Investor Class

AIM Global Aggressive Growth Fund Class A

AIM Mid Cap Core Equity Fund Class A

Alger Capital Appreciation Fund – Institutional Class

Alger Mid Cap Growth Fund – Institutional Class

Alger Small Cap Fund – Institutional Class

AllianceBernstein Small/Mid Cap Value Fund – Class A

Allianz CCM Capital Appreciation Fund – Administrative Class

Allianz CCM Mid-Cap Fund – Administrative Class

Allianz NFJ Small Cap Value Fund – Administrative Class

American Beacon Balanced Fund – PlanAhead Class

American Beacon International Equity Fund– PlanAhead Class

American Beacon Large Cap Value Fund – PlanAhead Class

American Beacon Short-Term Bond Fund – PlanAhead Class

American Century Large Company Value Fund – Investor Class

American Century Small Company Fund – Investor Class

American Century Ultra Fund – Investor Class

American Century Vista – Investor Class

Ariel Appreciation Fund

Ariel Fund

Sched.D – 74

Index

Artisan International Fund – Investor Class

Artisan Mid Cap Fund  – Investor Class

Artisan Mid Cap Value Fund – Investor Class

Baron Asset Fund

Baron Growth Fund

Baron Small Cap Fund

Calvert Capital Accumulation Fund – Class A

Calvert New Vision Small Cap Fund – Class A

Calvert Social Investment Fund Balanced Portfolio – Class A

Calvert Social Investment Fund Bond Portfolio – Class A

Calvert Social Investment Fund Equity Portfolio – Class A

Calvert World Values International Equity Fund – Class A

Columbia Acorn Select Fund – Class Z

Columbia Conservative High Yield Fund - Class Z

Credit Suisse Global Fixed Income Fund – Common Shares

Credit Suisse International Focus Fund – Common Shares

Credit Suisse Large Cap Growth Fund – Common Shares

Credit Suisse Large Cap Value Fund – Class A

Credit Suisse Mid-Cap Core Fund – Common Shares

Credit Suisse Small Cap Core Fund – Common Shares

CRM Mid Cap Value Fund – Investor Class

Domini Social Equity Fund – Investor Shares

Dreyfus Founders Balanced Fund – Class F

Dreyfus Founders Discovery Fund – Class F

Dreyfus Founders Equity Growth Fund – Class F

Dreyfus Founders Growth Fund – Class F

Dreyfus Founders Mid-Cap Growth Fund – Class F

Dreyfus Founders Passport Fund – Class F

Sched.D – 75

Index

Dreyfus Founders Worldwide Growth Fund – Class F

DWS Global Opportunities Fund – Class S

DWS Growth & Income Fund – Class S

DWS International Fund – Class S

DWS – Dreman High Return Equity Fund – A

Fidelity Aggressive Growth Fund

Fidelity Aggressive International Fund

Fidelity Asset ManagerR 20%

Fidelity Asset Manager R 50%

Fidelity Asset Manager R 70%

Fidelity Asset Manager R 85%

Fidelity Balanced Fund

Fidelity Blue Chip Growth Fund

Fidelity Blue Chip Value Fund

Fidelity Canada Fund

Fidelity Capital & Income Fund

Fidelity Capital Appreciation Fund

Fidelity Cash Reserves

Fidelity China Region Fund

Fidelity Contrafund

Fidelity Convertible Securities Fund

Fidelity Disciplined Equity Fund

Fidelity Diversified International Fund

Fidelity Dividend Growth Fund

Fidelity Emerging Markets Fund

Fidelity Equity-Income Fund

Fidelity Equity-Income II Fund

Fidelity Europe Capital Appreciation Fund

Sched.D – 76

Index

Fidelity Europe Fund

Fidelity Export and Multinational Fund

Fidelity Fifty Fund

Fidelity Floating Rate High Income Fund

Fidelity Focused High Income Fund

Fidelity Focused Stock Fund

Fidelity Four in One Index Fund

Fidelity Freedom 2000 Fund

Fidelity Freedom 2005 Fund

Fidelity Freedom 2010 Fund

Fidelity Freedom 2015 Fund

Fidelity Freedom 2020 Fund

Fidelity Freedom 2025 Fund

Fidelity Freedom 2030 Fund

Fidelity Freedom 2035 Fund

Fidelity Freedom 2040 Fund

Fidelity Freedom 2045 Fund

Fidelity Freedom 2050 Fund

Fidelity Freedom Income Fund

Fidelity Fund

Fidelity Ginnie Mae Fund

Fidelity Global Balanced Fund

Fidelity Government Income Fund

Fidelity Growth & Income II Portfolio

Fidelity Growth & Income Portfolio

Fidelity Growth Company Fund

Fidelity Growth Discovery Fund

Fidelity High Income Fund

Sched.D – 77

Index

Fidelity Independence Fund

Fidelity Inflation-Protected Bond Fund

Fidelity Institutional Short-Intermediate Government Fund

Fidelity Intermediate Bond Fund

Fidelity Intermediate Government Income Fund

Fidelity International Discovery Fund

Fidelity International Real Estate Fund

Fidelity International Small Cap Fund

Fidelity International Small Cap Opportunities Fund

Fidelity International Value Fund

Fidelity Investment Grade Bond Fund

Fidelity Japan Fund

Fidelity Japan Smaller Companies Fund

Fidelity Large Cap Growth Fund

Fidelity Large Cap Stock Fund

Fidelity Large Cap Value Fund

Fidelity Latin America Fund

Fidelity Leveraged Company Stock Fund

Fidelity Low-Priced Stock Fund

Fidelity Magellan Fund

Fidelity Mid Cap Growth Fund

Fidelity Mid Cap Value Fund

Fidelity Mid-Cap Stock Fund

Fidelity Mortgage Securities Fund

Fidelity Nasdaq Composite® Index Fund

Fidelity New Markets Income Fund

Fidelity New Millennium Fund

Fidelity Nordic Fund

Sched.D – 78

Index

Fidelity OTC Portfolio

Fidelity Overseas Fund

Fidelity Pacific Basin Fund

Fidelity Puritan Fund

Fidelity Real Estate Income Fund

Fidelity Real Estate Investment Portfolio

Fidelity Retirement Government Money Market Portfolio

Fidelity Retirement Money Market Portfolio

Fidelity Select Portfolios: Air Transportation Portfolio

Fidelity Select Portfolios: Automotive Portfolio

Fidelity Select Portfolios: Banking Portfolio

Fidelity Select Portfolios: Biotechnology Portfolio

Fidelity Select Portfolios: Brokerage and Investment Management Portfolio

Fidelity Select Portfolios: Chemicals Portfolio

Fidelity Select Portfolios: Communications Equipment Portfolio

Fidelity Select Portfolios: Computers Portfolio

Fidelity Select Portfolios: Construction and Housing Portfolio

Fidelity Select Portfolios: Consumer Discretionary Portfolio

Fidelity Select Portfolios: Consumer Staples Portfolio

Fidelity Select Portfolios: Defense and Aerospace Portfolio

Fidelity Select Portfolios: Electronics Portfolio

Fidelity Select Portfolios: Energy Portfolio

Fidelity Select Portfolios: Energy Service Portfolio

Fidelity Select Portfolios: Environmental Portfolio

Fidelity Select Portfolios: Financial Services Portfolio

Fidelity Select Portfolios: Gold Portfolio

Fidelity Select Portfolios: Health Care Portfolio

Fidelity Select Portfolios: Home Finance Portfolio

Sched.D – 79

Index

Fidelity Select Portfolios: Industrial Equipment Portfolio

Fidelity Select Portfolios: Industrials Portfolio

Fidelity Select Portfolios: Insurance Portfolio

Fidelity Select Portfolios: IT Services Portfolio

Fidelity Select Portfolios: Leisure Portfolio

Fidelity Select Portfolios: Materials Portfolio

Fidelity Select Portfolios: Medical Delivery Portfolio

Fidelity Select Portfolios: Medical Equipment and Systems Portfolio

Fidelity Select Portfolios: Money Market Portfolio

Fidelity Select Portfolios: Multimedia Portfolio

Fidelity Select Portfolios: Natural Gas Portfolio

Fidelity Select Portfolios: Natural Resources Portfolio

Fidelity Select Portfolios: Networking and Infrastructure Portfolio

Fidelity Select Portfolios: Paper and Forest Products Portfolio

Fidelity Select Portfolios: Pharmaceuticals Portfolio

Fidelity Select Portfolios: Retailing Portfolio

Fidelity Select Portfolios: Software and Computer Services Portfolio

Fidelity Select Portfolios: Technology Portfolio

Fidelity Select Portfolios: Telecommunications Portfolio

Fidelity Select Portfolios: Transportation Portfolio

Fidelity Select Portfolios: Utilities Growth Portfolio

Fidelity Select Portfolios: Wireless Portfolio

Fidelity Short-Term Bond Fund

Fidelity Small Cap Growth Fund

Fidelity Small Cap Independence Fund

Fidelity Small Cap Retirement Fund

Fidelity Small Cap Stock Fund

Fidelity Small Cap Value Fund

Sched.D – 80

Index

Fidelity Southeast Asia Fund

Fidelity Stock Selector

Fidelity Strategic Dividend & Income Fund

Fidelity Strategic Income Fund

Fidelity Strategic Real Return Fund

Fidelity Total Bond Fund

Fidelity Trend Fund

Fidelity U.S. Bond Index Fund

Fidelity U.S. Government Reserves

Fidelity Ultra-Short Bond Fund

Fidelity Utilities Fund

Fidelity Value Discovery Fund

Fidelity Value Fund

Fidelity Value Strategies Fund

Fidelity Worldwide Fund

FMA Small Company Portfolio

FPA Crescent Portfolio – Institutional Class

Franklin Small-Mid Cap Growth Fund – Class A

Hartford Growth Fund – Class Y

Hartford International Capital Appreciation Fund – Class Y

Hartford SmallCap Growth – Class Y

Janus Balanced Fund

Janus Enterprise Fund

Janus Flexible Bond Fund

Janus Fund

Janus Mercury Fund

Janus Twenty Fund

Janus Worldwide Fund

Sched.D – 81

Index

Legg Mason Partners Aggressive Growth Fund – Class A

Legg Mason Partners Large Cap Growth Fund – Class A

Legg Mason Value Trust – FI Class

Lehman Brothers Core Bond Fund – Investor Class

Lehman Brothers High Income Bond Fund – Investor Class

Loomis Sayles Growth – Class A

Loomis Sayles Small Cap Value – Retail Class

Lord Abbett Affiliated Fund – Class A

Lord Abbett Mid Cap Value Fund – Class A

Lord Abbett Mid-Cap Value Fund – Class P

Lord Abbett Small-Cap Blend Fund – Class A

Managers AMG Essex Large Cap Growth Fund

Managers Bond Fund

Managers Special Equity Fund

Managers Value Fund

MS Institutional Fund Active International Allocation Portfolio – Class B

MS Institutional Fund Emerging Markets Portfolio – Class B

MS Institutional Fund Global Value Equity Portfolio – Class B

MS Institutional Fund International Equity Portfolio – Class B

MS Institutional Fund International Magnum Portfolio – Class B

MS Institutional Fund Large Cap Relative Value Portfolio – Class B

MS Institutional Fund Small Company Growth Portfolio – Class B

MS Institutional Fund Trust Balanced Portfolio – Adviser Class

MS Institutional Fund Trust Core Plus Fixed Income Portfolio – Adviser Class

MS Institutional Fund Trust High Yield Portfolio – Adviser Class

MS Institutional Fund Trust Mid Cap Growth Portfolio – Adviser Class

MS Institutional Fund Trust Value Portfolio – Adviser Class

MS Institutional Fund U. S. Large Cap Growth Portfolio – Class B

Sched.D – 82

Index

Mutual Discovery Fund A – Class A

Mutual Shares Fund A – Class A

Nationwide Mid-Cap Growth Leaders Fund – Class A

Nationwide Value Opportunities Fund – Class A

Neuberger Berman Fasciano Fund – Investor Class

Neuberger Berman Focus Fund – Trust Class

Neuberger Berman Genesis Fund – Trust Class

Neuberger Berman Guardian Fund – Trust Class

Neuberger Berman International Fund – Trust Class

Neuberger Berman Manhattan Fund  – Trust Class

Neuberger Berman Partners Fund – Trust Class

Neuberger Berman Regency Fund – Trust Class

Neuberger Berman Socially Responsive Fund – Trust Class

Old Mutual Copper Rock Emerging Growth Fund – Class Z

Old Mutual Growth Fund – Class Z

Old Mutual Large Cap Fund – Class Z

Old Mutual Mid-Cap Fund – Class Z

Old Mutual Strategic Small Company Fund – Class Z

Phoenix Mid-Cap Value Fund – Class A

Phoenix Small-Mid Cap Fund – Class I

PIMCO Global Bond Fund (unhedged) – Administrative Class

PIMCO High Yield Fund– Administrative Class

PIMCO Long-Term U.S. Government Fund – Administrative Class

PIMCO Low Duration Fund – Administrative Class

PIMCO Real Return Fund – Administrative Class

PIMCO Total Return Fund – Administrative Class

Rainier Small/Mid Cap Equity Portfolio – Investor Class

Rice Hall James Micro Cap Portfolio – Institutional Class

Sched.D – 83

Index

Royce Low-Priced Stock Fund – Service Class

Royce Opportunity Fund – Service Class

Royce Total Return Fund – Service Class

Royce Value Plus Fund – Service Class

RS Emerging Growth Fund – Class A

RS Partners – Class A

RS Smaller Company Growth Fund – Class A

RS Value Fund – Class A

Spartan 500 Index Fund – Investor Class

Spartan Extended Market Index Fund – Investor Class

Spartan Intermediate Treasury Bond Index Fund – Investor Class

Spartan Long Term Treasury Bond Index – Investor Class

Spartan Short-Term Treasury Bond Index Fund – Investor Class

Spartan Total Market Index Fund – Investor Class

Spartan U.S. Equity Index Fund – Investor Class

TCW Select Equities Fund – Class N

TCW Small Cap Growth Fund – Class N

Templeton Developing Markets Trust – Class A

Templeton Foreign Fund – Class A

Templeton Foreign Smaller Companies Fund – Class A

Templeton Global Bond Fund – Class A

Templeton Growth Fund, Inc. – Class A

Templeton World Fund – Class A

The Oakmark Equity and Income Fund – Class I

The Oakmark Fund – Class I

The Oakmark Select Fund – Class I

Touchstone Sands Capital Select Growth Fund – Class Z

USAA Cornerstone Strategy Fund

Sched.D – 84

Index

USAA Emerging Markets Fund

USAA GNMA Trust

USAA Growth Fund

USAA Income Fund

USAA Income Stock Fund

USAA International Fund

Van Kampen Equity and Income Fund – Class A

Van Kampen Growth & Income Fund – Class A

Wells Fargo Advantage C&B Mid Cap Value Fund – Class D

Wells Fargo Advantage Common Stock – Fund Z

Wells Fargo Advantage Discovery Fund – Investor Class

Wells Fargo Advantage Government Securities Fund – Investor Class

Wells Fargo Advantage Growth Fund – Investor Class

Wells Fargo Advantage Large Cap Growth Fund – Investor Class

Wells Fargo Advantage Mid Cap Disciplined Fund – Investor Class

Wells Fargo Advantage Opportunity Fund – Investor Class

Wells Fargo Advantage Short-Term Bond Fund – Investor Class

Wells Fargo Advantage Small Cap Value Fund – Class Z

Wells Fargo Advantage Small Company Value Fund – Administrator Class

Wells Fargo Advantage Ultra Short-Term Income Fund – Investor Class

Western Asset Core Bond Portfolio – FI Class

Western Asset Core Plus Bond Portfolio  – FI Class

PART IV OF SCHEDULE C

Tier IV

BrokerageLink

Fidelity Cash Reserves and such of the following eligible security types as shall be available through Fidelity BrokerageLink®:

Sched.D – 85

Index

Equities other than shares or American Depositary Receipts of Royal Dutch Shell plc;

Corporate Bonds;

U.S. Treasuries excluding Savings Bonds;

Certificates of Deposit;

Zero Coupon Bonds;

Mortgage-backed Bonds;

U.S. Government Agency Bonds; and

Fidelity mutual funds and non-Fidelity mutual funds available through Fidelity FundsNetwork®

Sched.D – 86

Index

SCHEDULE D

SPECIAL VESTING PROVISIONS

1.           Vesting in Prior Plan Scheduled Vesting Match Subaccount.  A Member shall have a nonforfeitable right to his Prior Plan Scheduled Vesting Match Subaccount in accordance with the vesting schedule below, except that a Member who dies or who terminates his employment after attaining age 65 or qualifying for a disability pension under the Shell Pension Plan (but disregarding the condition that an employee have at least 15 years of accredited service) shall be 100% vested on such event:

Completed Years of Participation Service	Nonforfeitable Percentage

Less than 1 year	0%
1 year	20%
2 years	40%
3 years	60%
4 years	80%
5 years	100%

A Member who terminates employment prior to attaining a 100% nonforfeitable percentage shall forfeit the non-vested portion of his Prior Plan Scheduled Vesting Match Subaccount.  The amount forfeited shall be allocated as a forfeiture in accordance with Paragraph 2 below.

If a Member’s account is restored as provided in Paragraph 3 below, and if such Member had received a distribution of his vested Prior Plan Scheduled Vesting Match Subaccount, and if such Member subsequently terminates employment prior to attaining a 100% nonforfeitable percentage in his Prior Plan Scheduled Vesting Match Subaccount, the vested portion of the Member’s Prior Plan Scheduled Vesting Match Subaccount shall be determined in the following manner:

At any relevant time the Member’s vested portion is not less than an amount (“X”) determined by the formula:

X = P(AB + D) – D

where P is the nonforfeitable percentage at the relevant time; AB is the account balance at the relevant time; and D is the amount of the nonforfeitable percentage.

2.           Allocation of Forfeitures.  Any amounts forfeited by a Member from his Prior Plan Scheduled Vesting Match Subaccount shall be applied in the following order:

(a)	to restore forfeited amounts to individuals reemployed as an Employee;

(b)	to restore unclaimed benefits pursuant to Article 19; and

(c)	to reduce the Contributing Company Contribution under Article 6 to the extent of such contributions.

3.           Restoration of Forfeitures Upon Reemployment.  If a “Former Member,” within the meaning of the Shell Trading Savings Plan, who has forfeited an amount under Paragraph 1 above is re-employed, a Contributing Company contribution of the amount forfeited shall be made and credited to the Member’s Prior Plan Scheduled Vesting Match Subaccount on behalf of such Member.

Sched.D – 87

Index

4.           Special Vesting Provisions.  Notwithstanding Paragraph 1 above, the following special vesting provisions shall apply:

(a)
Each Member who is an Enterprise Transferred Employee shall be fully vested, effective as of September 17, 1999, in his Prior Plan Scheduled Vesting Match Subaccount balance attributable to matching contributions made prior to his transfer to Enterprise Products Company. For purposes of this sub-paragraph, an “Enterprise Transferred Employee” means an individual who is employed by Enterprise Products Company under the terms of that Contribution Agreement, dated effective September 17, 1999, between Tejas Energy, LLC and others, including Enterprise Products Company, and who was an employee of a participating company under the Shell Trading Savings Plan immediately preceding his employment with Enterprise Products Company.

(b)
Each Member who is employed by InterGen Services, Inc. on January 1, 2001, in connection with the formation of InterGen North America, LP, a joint venture by and between Shell Power GP Holding and Bechtel Enterprises Holdings, Inc., and who was an employee of a participating company under the Shell Trading Savings Plan immediately preceding his employment with InterGen Services, Inc., shall be fully vested, effective as of January 1, 2001, in his Prior Plan Scheduled Vesting Match Subaccount balance attributable to matching contributions made prior to January 1, 2001.

(c)
Each Member who is employed by Enterprise Products Operating L.P. on April 1, 2001, in connection with that Purchase and Sale Agreement between Coral Energy, LLC and Enterprises Products Operating L.P. for the sale of Coral Energy, LLC’s membership interests in Acadian Gas, LLC to Enterprise Products Operating L.P., and who is an employee of a participating company under the Shell Trading Savings Plan immediately preceding his employment with Enterprise Products Operating L.P. shall be fully vested in his Prior Plan Scheduled Vesting Match Subaccount balance attributable to matching contributions made prior to April 1, 2001.

(d)
Special vesting rules in connection with the sale by InterGen (North America) Inc. of its equity interests in Tejas Gas, LLC and its subsidiaries to Kinder Morgan Energy Partners, L.P. as of February 28, 2002:

(i)
An individual who on February 28, 2002, is either an employee under the Shell Trading Savings Plan or an employee of a “25% Affiliated Entity,” within the meaning of the Shell Trading Savings Plan, who has an application for employment offer accepted by Kinder Morgan Energy Partners, L.P. and who performs services with Kinder Morgan Energy Partners, L.P. as an employee of Kinder Morgan Energy Partners, L.P. on March 1, 2002, shall be vested as of February 28, 2002 in his accrued benefit under the Shell Trading Savings Plan earned through February 28, 2002.

(ii)
An individual who on March 14, 2002, is either an employee under the Shell Trading Savings Plan or an employee of a “25% Affiliated Entity,” within the meaning of the Shell Trading Savings Plan, who has an application for employment offer accepted by Kinder Morgan Energy Partners, L.P., and who performs services with Kinder Morgan Energy Partners, L.P. as an employee of Kinder Morgan Energy Partners, L.P. on March 15, 2002, shall be vested as of March 14, 2002, in his accrued benefit under the Shell Trading Savings Plan earned through March 14, 2002.

Sched.D – 88

Index

SCHEDULE E

SPECIAL COMPENSATION RULES

Compensation of a Member shall also include the amount of the reduction of a Member’s Base Pay and Variable Pay solely as a result of a portion of such Member’s base salary and variable pay not being subject to The Netherlands income and social insurance tax, if any.

Sched.E – 89

Index

SCHEDULE F

Part One
Business Entity		Date of Adoption

Billiton Metals Inc.		January 1, 1993
Part Two

Business Entity		Date of Acquisition

The Goodyear Tire & Rubber Company		December 18, 1992

Hi-Tek Polymers, Inc.		April 1, 1993

Schering Berlin Polymers, Inc.		April 2, 1993

Sched.F – 90

Index

SCHEDULE G

Part One

Incentive Compensation Plans

Incentive Compensation Plan (as adopted by Shell Oil Company and certain of its subsidiaries with effect from 1/1/94)

Shell Polypropylene Company 1995 Incentive Compensation Plan

Success Shares - CalResources Incentive Compensation Plan

Part Two

(Intentionally left blank)

Sched.G – 91

Index

SHELL PROVIDENT FUND

TRUST AGREEMENT

TRUST AGREEMENT, dated as of the 1st day of September 1939, and as amended through June 18, 2007, between the Contributing Companies listed on Schedule A to the Regulations and such other Affiliated Companies as may become parties hereto from time to time as hereinafter provided, and R. J. Braud, J. M. Esquivel, F. A. Glaviano, S. Hodge, J. D. Hofmeister, and S. P. Methvin, as Trustees, and such other persons as may become Trustees hereunder from time to time as hereinafter provided,

W I T N E S S E T H:

WHEREAS, each of the Contributing Companies named in Schedule A desired to adopt, for the exclusive benefit of its Employees and their Beneficiaries who become Beneficiaries of the Fund hereinafter described, a contributory plan to provide for such Employees upon their retirement from employment and, as part of the plan, to join in the creation of a trust of personal property to be known as the “Shell Provident Fund” to which contributions are to be made by said Employing Company and payments are to be made by said Employees for the purpose of distributing to said Employees the principal and earnings of the funds to be accumulated in the Fund arising from said Company Contributions and Member Contributions in accordance with the provisions of the Regulations;

WHEREAS, the plan and the trust fund to be created, are to be administered by Trustees as hereinafter and in the Regulations provided; and

WHEREAS, by the execution of this instrument, each of the Contributing Companies desires to evidence its adoption of the plan and its joining in the creation of such Fund, and the Trustees desire to evidence their acceptance of the Fund,

NOW, THEREFORE, in consideration of the premises and of the covenants hereinafter set forth, the Contributing Companies which are or become parties hereto and the Trustees hereby agree each with the other as follows:

SECTION I

ADOPTION OF THE PLAN, CREATION OF THE TRUST,
AND DESIGNATION OF THE TRUSTEES

A.           Each of the Contributing Companies hereby adopts the plan as set forth herein and in the Regulations for the exclusive benefit of its Employees and their Beneficiaries and, as part of the plan, hereby joins in the creation of the Fund as a trust of personal property to which Contributions are to be made for the purpose of distributing to the Members the principal and earnings of the funds to be accumulated in the Fund arising from the Contributions in accordance with the Regulations and hereby designates the Trustees named above as the Trustees of the Fund.  The Regulations hereto annexed are incorporated herein and made a part of the Trust Agreement.

B.           The signature of any of the Contributing Companies to any counterpart or copy of the Trust Agreement shall be sufficient evidence of its adoption of the Regulations and Trust Agreement and of its joining in the creation of the Fund and of its designation of the Trustees named above.

Tr.Agmt. – 92

Index

SECTION II

ACCEPTANCE OF THE TRUST

The Trustees hereby accept the trust and agree to hold, administer, and disburse all of the principal and earnings of the funds to be accumulated in the Fund in accordance with all the terms and provisions of the Trust Agreement including the Regulations.  The signature of any Trustee to any counterpart or copy of the Trust Agreement shall be sufficient evidence of his acceptance and agreement as aforesaid.

SECTION III

ADMINISTRATION

A.           The Trustees may act by a majority of their number then in office either by vote at a meeting or in writing without a meeting.

B.           The Trustees may appoint a chairman and vice-chairman from among their number and a secretary and such other officers as they may deem advisable who need not be Trustees; may appoint an executive committee consisting of three or more Trustees with full authority to exercise any of the powers of the Trustees; may appoint such other committees, whose members need not be Trustees, with such powers as they may deem expedient; may provide that any such committee may act by a majority of its number then in office (but in no event less than two) either by a vote at a meeting or in writing without a meeting; may designate alternates for any members of any such committee; may adopt by-laws governing the transaction of their business and the duties of such officers; may remove any such officers, abolish any such committees, and alter or repeal any such by-laws; and may transact their business under the name “Shell Provident Fund.”

C.           Any act of the Trustees or any such committee shall be sufficiently evidenced if certified by the secretary appointed by the Trustees or any Trustee or in accordance with the by-laws.

SECTION IV

CONTRIBUTIONS TO THE FUND

A.           Contributions to the Fund by each of the Contributing Companies and payments by the Members shall be made in accordance with the Regulations.

B.           Notwithstanding anything herein to the contrary, upon the Employing Company’s request, a Company Contribution which was made by a mistake of fact or conditioned upon the initial qualification of the Fund or upon the deductibility of any Company Contribution to the Fund shall be returned to the contributor within one year after payment of the Company Contribution, the denial of the initial qualification or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

SECTION V

DISPOSITION OF FUNDS

All funds received by the Trustees hereunder shall be held, managed, deposited, invested, reinvested, disbursed, and distributed to or for the benefit of the Members and Beneficiaries in accordance with the provisions hereof and of the Regulations.

Tr.Agmt. – 93

Index

SECTION VI

INVESTMENT OF FUNDS

A.           All funds received by the Trustees which, pursuant to the provisions of Article 9 of the Regulations, are subject to a direction to be invested in an Investment Offering, other than a Separately Managed Account Fund or the Tier IV Fund, shall be invested and reinvested by the Trustees and/or one or more Investment Managers or investment advisers in the classes and types of investments designated by the prospectus and/or other governing document for such Investment Offering.  The Trustees’ sole responsibility with respect to the Tier IV Fund shall be the responsibility for depositing in the BrokerageLink such portion of an Account as the Member or Beneficiary who is the Accountholder for that Account shall direct in accordance with the Regulations.

B.           All funds received by the Trustees which, pursuant to the provisions of Article 9 of the Regulations, are subject to a direction to be invested in a Separately Managed Account Fund, shall be invested and reinvested by the Trustees and/or one or more Investment Managers or investment advisers in :

(1)
any “security,” the same being any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security, certificate of deposit, or group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing, and any other obligations or real or personal properties or participations or interests therein;

(2)	any insurance company group annuity investment contracts and agreements; and

(3)	any private equities or participations or interests therein,

as they may deem advisable in their discretion as though they were the beneficial owners thereof, excluding in the case of the Thrift Fund securities issued or to be issued by any of the Contributing or Affiliated Companies.  The Trustees shall have power to sell, transfer, or exchange assets held hereunder from time to time at such prices and upon such terms and conditions and in such manner as they may deem proper.  The Trustees may lend securities held hereunder consistent with the fiduciary duty and prohibited transaction requirements of ERISA.  The Trustees may exercise any voting powers appurtenant to any securities at the time held by them and may execute any proxies or powers of attorney (as to either discretionary or ministerial matters) and any agreements which they may deem necessary or advisable in connection with the investment, holding, or management of the assets in their custody and control, it being the intention hereof that the Trustees shall have full power, within the limitations of this Trust Agreement, to manage all assets held by them hereunder, as though the absolute owners thereof.  The purchaser of any assets from the Trustees need not inquire into the application of the purchase money by the Trustees nor into the expediency or propriety of the Trustees to negotiate or make the same.  Securities held by the Trustees may be registered in the name of the Fund, the Trustees or their agents or nominees, or other persons; or they may be unregistered.

C.           Each Investment Manager may invest in any single, collective, or common trust fund for employee benefit plans qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or any successor statute, maintained by a trust company.  An investment in any collective or common trust fund shall not be prohibited even though such collective or common trust fund may hold securities issued by any of the Contributing or Affiliated Companies.  Without limiting the generality of the foregoing, the agreement with the bank or trust company may authorize the bank or trust company to invest and reinvest the assets transferred to it in interests in any trust fund that has been or shall be created and maintained by the bank or trust company as trustee for the collective investment of funds of trusts for employee benefit plans qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or any successor statute, as amended, and to the extent required by Revenue Ruling 81-100 and further to the extent consistent with this Trust Agreement the instrument creating such trust fund, together with any amendments is hereby incorporated in and made part of this Trust Agreement.

Tr.Agmt. – 94

Index

D.           In addition to any other investments proper under the Fund, the Trustees shall have the power to invest in one or more collective investment funds now existing or hereinafter established (including, without limitation, the Shell Savings Group Trust established effective January 1, 1996 between Shell Oil Company and the then Trustees) which contemplate the commingling for investment purposes of the funds therein with trust assets of other pension plans which are qualified under Section 401 of the Code.  To the extent required by Revenue Ruling 81-100 and to the extent consistent with this Trust Agreement, the instrument creating any collective investment fund in which any part of the Fund is invested, as in force and effect at the time of the investment and as thereafter amended, is hereby incorporated in and made part of this Trust Agreement.  Such collective investment fund shall be invested and reinvested by its trustees and/or investment managers in the classes and types of investments designated by the appropriate provisions of the Fund.

SECTION VII

DELEGATION OF POWERS

A.           The Trustees may appoint one or more Investment Managers for the Separately Managed Account Funds and may delegate to one or more Investment Managers for the Separately Managed Account Funds, all or any of the authority, powers, or duties conferred upon them by Paragraph B of Section VI hereof. In accordance with the directions of the Members or the Beneficiaries, the Trustees shall delegate to the investment advisors of the Investment Offerings (other than the Tier IV Fund Investment Offering), all or any of the authority, powers or duties conferred upon them by Paragraph B of Section VI hereof.  The Trustees may deliver to such Investment Manager or Investment Managers any funds or securities held by the Trustees hereunder.  Each Investment Manager shall be a bank, trust company, insurance company, investment company, investment advisor, or investment banker, satisfying the requirements of section 3(38) of ERISA.  The bank or trust company or custodian of the Trust’s funds and securities shall have a capital stock and surplus of not less than Fifty Million Dollars ($50,000,000) and be adequately insured or bonded.  Each Investment Manager shall exercise all the authority, powers, and duties of an Investment Manager as provided in this Trust Agreement and in the Regulations.  As to certain Plan assets, the Trustees may select a bank or trust company to act as custodian for same if the Investment Manager or other fiduciary managing such assets either does not perform such services or the Trustees believe it to be advantageous to have another party act as custodian.  Subject to the provisions of the Regulations and this Trust Agreement, the appointment of an Investment Manager shall be upon such terms as the Trustees shall determine.  The Trustees may remove an Investment Manager at any time, with or without cause, or an Investment Manager may resign at any time in such manner as the Trustees shall determine.  In the event of such removal or in the event that an Investment Manager shall resign or cease to act, the Trustees may exercise the authority, powers, and duties previously exercised by such Investment Manager, pending delegation of such powers to another Investment Manager.

B.           No Trustee shall be liable for the acts or omissions of such Investment Manager or be under an obligation to invest or otherwise manage any asset of the Fund which is subject to the management of the Investment Manager.

C.           An Investment Manager shall keep such books of account and shall submit to such audits as the Trustees shall prescribe.

SECTION VIII

BORROWING MONEY

The Trustees may borrow money from time to time upon such terms and conditions as they may deem expedient, and for the loans thus made or in renewal thereof they may issue their promissory note or notes as Trustees and may secure the repayment thereof by pledging any of the assets then in their control.

Tr.Agmt. – 95

Index

SECTION IX

COMPENSATION AND EXPENSES

A.           The Trustees shall not receive any remuneration from the Fund for their services.  The following costs and expenses incurred by or in the administration of the Fund, if appropriate, shall be paid out of the funds held by the Trustees:

(1)
Compensation of independent accountants, counsel, agent or agents, custodians, and Investment Managers, including investment contract consultants and independent counsel assisting in determining the qualified status of domestic relations orders, as the Trustees or the Plan Administrator may appoint or employ;

(2)	Premiums for insurance against loss of plan assets due to breach of any named Fiduciary duty;

(3)	Premiums for insurance on behalf of any Fiduciary to cover liability for his own account;

(4)	Bonding expenses required under the Fund;

(5)	User fees for requests to the Internal Revenue Service for rulings, determination letters, and similar requests;

(6)	All taxes of any kind that may be levied or assessed under existing or future laws in respect of the Fund on the income or gains thereof or therefrom;

(7)
Brokerage commissions, transfer taxes, and other charges and expenses that can be specifically identified in connection with the purchase and sale of securities or otherwise carrying out the investment purposes of the Investment Offerings; and

(8)	Reasonable direct expenses (supported by surrounding facts and circumstances) for services provided by a Contributing Company for the administration of the Fund.

B.           Said costs and expenses shall be paid out of the Investment Offering to which they relate or allocated among the Investment Offerings on such basis as the Trustees shall determine.  Brokerage commissions, transfer taxes or other charges and expenses that can be specifically identified in connection with the purchase and sale of securities shall be added to the cost thereof, or deducted from the proceeds thereof, as the case may be.

C.           The Contributing Companies shall pay all remaining expenses, which shall be shared ratably by them as they may agree, and failing such agreement, as determined by the Trustees.

SECTION X

DISCHARGE OF DUTIES BY TRUSTEES

A.           The Trustees shall be the named Fiduciary under the Fund.  The Trustees shall appoint a Plan Administrator who shall also be a named Fiduciary under the Fund.  Solely for purposes of directing investments in their own Accounts and not for purposes of the operation or administration of the Fund, Members and Beneficiaries entitled under the terms of the Regulations to direct investments in their own Accounts, shall be named Fiduciaries under the Fund.  The Trustees or the Plan Administrator may employ one or more persons to render advice with regard to any responsibility the Trustees have under the Plan, and may employ counsel and agents and engage such clerical, financial, and accounting services as they or he deems expedient.  The Trustees shall not be deemed imprudent by reason of their taking or refraining from taking action in accordance with the opinion of counsel.  The Trustees or the Plan Administrator, as the case may be, shall have the power to remove and replace anyone they or he shall have appointed or employed.  The Trustees shall discharge their respective duties set forth in the Fund:

Tr.Agmt. – 96

Index

(1)	solely in the interest of Members and Beneficiaries;

(2)	for the exclusive purpose of providing benefits to Members and Beneficiaries (and defraying reasonable expenses of administering the Fund);

(3)
with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

(4)
by diversifying the investments of the Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so, or unless the Members or Beneficiaries entitled under the terms of the Regulations to direct investments in their own Accounts, have otherwise directed; and

(5)	in accordance with the documents and instruments governing the Fund insofar as such documents and instruments are consistent with ERISA.

B.           The Trustees may rely upon any investment direction of a Member or Beneficiary entitled under the terms of the Regulations to direct investments in their own accounts, as long as any such direction is proper on its face and consistent with the Regulations and this Trust Agreement.  Furthermore, each Trustee may rely upon any direction, information, or action of another Trustee as being proper under this Fund and is not required under this Fund to inquire into the propriety of any such direction, information or action.  It is intended under this Fund that each Trustee shall be responsible for the proper exercise of his own powers, duties, responsibilities, and obligations under this Fund and shall not be responsible for any act or failure to act of another Trustee, except in the following circumstances:  (a) the Trustee knowingly participates in or knowingly attempts to conceal the act or omission of another Fiduciary, and the Trustee knows the act or omission is a breach of a Fiduciary responsibility by the other Fiduciary; or (b) the Trustee has knowledge of a breach by the other Fiduciary and does not make reasonable efforts to remedy the breach; or (c) the Trustee’s breach of his own Fiduciary responsibility permits the other Fiduciary to commit a breach.  No Trustee guarantees the Fund in any manner against investment loss or depreciation in asset value.

C.           The Trustees shall jointly manage and control the assets of the Fund unless there is a specific allocation or delegation of specific responsibilities, obligations, and duties among the Trustees or the other Fiduciaries.  There may be an allocation and delegation of Fiduciary responsibilities other than Trustees’ responsibilities to other Fiduciaries.  If such an allocation or delegation shall be made, the specified Trustee or Fiduciary shall then be responsible for the duties allocated or delegated, and the other Trustees or Fiduciaries shall not be liable for any breach of Fiduciary responsibility for the duties allocated or delegated except as set forth above.

D.           The Trustees and the Plan Administrator shall have such due diligence responsibility as set forth in Section 1.4 of the Regulations.

E.           Notwithstanding anything in the Regulations or this Trust Agreement to the contrary, the Trustees shall have the right to resolve conflicting rights and claims in such a manner as is in the best interests of all participants and beneficiaries.

F.           The companies, jointly and severally, shall indemnify each Fiduciary against all or any portion of any liability or costs and expenses reasonably incurred by him in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which he may be involved by reason of his having been a Fiduciary, provided, however, that the Contributing Companies shall not be obligated to indemnify a Fiduciary against any such liability, costs, or expenses in connection with any action or omission to act in respect of which such Fiduciary shall be finally adjudged in any such action, suit, or proceeding to have been guilty of fraud or willful misconduct in the performance of his duties.

Tr.Agmt. – 97

Index

SECTION XI

COMPROMISE OF CLAIMS

The Trustees shall have power to settle or compromise any claims which they may have as Trustees or which may be made against them as Trustees.

SECTION XII

INTERPRETATION OF PROVISIONS:  DETERMINATION OF CONTROVERSIES

Except in those cases in which the power of determination is expressly reserved to Shell Oil Company, the Trustees shall have full power and authority to determine all matters arising in the interpretation and application of the Fund or the interpretation and application of the Trust Agreement and the Regulations, and the determination of any such matter by the Trustees shall be conclusive on all persons.  Whenever under the Regulations or the provisions of this Trust Agreement discretion is granted to the Trustees, which shall affect the benefits, rights, and privileges of a Participant, such discretion shall be exercised uniformly so that all individuals similarly situated shall be similarly treated.

SECTION XIII

ADDITIONAL COMPANIES

A.           Any Affiliated Company may, subject to the approval of the Trustees, become a party hereto at any time with like effect from such time as if it were one of the Contributing Companies hereinbefore named.

B.           The signature of any such Affiliated Company to any counterpart or copy of the Trust Agreement shall be sufficient evidence of its election to become a party hereto.

SECTION XIV

RESIGNATION OR REMOVAL OF TRUSTEES

A.           Any Trustee may resign at any time by giving written notice to the other Trustees or in accordance with the by-laws adopted by the Trustees.

B.           Any Trustee may be removed and the number of Trustees may be increased or decreased at any time by an instrument executed by Shell Oil Company.

C.           In case there shall be any vacancy among the Trustees, whether on account of an increase in the number thereof, resignation, removal, death, or otherwise, the vacancy shall be filled by appointment by Shell Oil Company.  If by reason of the discontinuance of the Plan or otherwise Shell Oil Company shall cease to be a Contributing Company, then vacancies shall be filled by appointment by a majority of the Trustees then in office.

D.           A Trustee shall not be liable or responsible in any way for any acts or omissions in the administration of the Fund prior to the date he became a Trustee or after the date he shall cease to be a Trustee.  A successor Trustee shall not have any duty to review the actions or accounts of any prior Trustee.

E.           The signature of any successor or additional Trustee on any counterpart or copy of the Trust Agreement shall be sufficient evidence of his acceptance of the trust.

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F.           A certificate, executed by any Trustee or in accordance with the by-laws adopted by the Trustees, certifying who are or were Trustees hereunder or the number thereof at any given time shall be sufficient evidence thereof.

SECTION XV

TERMINATION OF PARTICIPATION IN THE FUND

A.           The participation of any of the Contributing Companies in the Fund (including the obligation to make further contributions to the Fund for the account of its employees who are Participants, with respect to periods subsequent to the cessation of its participation) shall terminate whenever (1) such Contributing Company is dissolved or liquidated or ceases for any reason to be an Affiliated Company of Shell Oil Company, (2) it withdraws from the Fund, or (3) its participation is terminated by Shell Oil Company.  For purposes of the preceding sentence, “Affiliated Company” shall be as defined in the first sentence of Section 2.2 of the Regulations.  The Contributing Company shall provide written notice of its cessation of participation to all of its Employees who are Members of the Fund.

B.           In the event of termination of participation in the Fund by any one or more of the Contributing Companies, the right and obligation of Members who are then in its or their employ to make further contributions to the Fund, with respect to periods subsequent to the cessation of the Contributing Company’s or Companies’ participation, shall cease.  In such event, the Trustees, upon advice of counsel, shall for the purposes of Article 12 of the Regulations, treat the service of such Members as having terminated at the time of such termination of participation.

C.           If, after the termination of participation in the Plan by all Contributing Companies and after the payment to the Participants and Beneficiaries of amounts standing to their credit as provided in the Regulations, any assets then remaining in the Fund, such assets shall be distributed by the Trustees to or for the exclusive benefit of such Participants and Beneficiaries in such equitable and nondiscriminatory manner as the Trustees may determine in the exercise of their fiduciary duty.  In no event shall the Contributing Companies receive any amounts from the Fund.

SECTION XVI

DISPOSITION OF CORPUS OR INCOME:  DURATION

No part of the corpus or income of the Fund shall, prior to the satisfaction of all liabilities with respect to Members under the Regulations, be used for or diverted to purposes other than the exclusive benefit of Members or Beneficiaries, and the Fund shall continue for such time as may be necessary to accomplish the purpose for which it is created.

SECTION XVII

AMENDMENT OF TRUST AGREEMENT AND REGULATIONS

Subject to the provisions of Section XVI, the Trust Agreement and the Regulations may be amended in accordance with the provisions of the Regulations.

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SECTION XVIII

NON-ALIENATION OF RIGHTS

No sums or shares or any other securities standing to the credit of any Member under the provisions of the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge; and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; nor shall any such sums, shares or securities be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of any Member.  This provision shall not be applicable to a qualified domestic relations order as defined in Section 206(d) of ERISA and Section 414(p) of the Code which may direct payment or distribution of all or part of such sums, shares or securities to an Alternate Payee.  Any accrued benefit of a Participant or Beneficiary may be apportioned between the Participant or Beneficiary and the Alternate Payee either through separate accounts or by providing the Alternate Payee a severable portion of the Participant’s or Beneficiary’s Account.

SECTION XIX

MERGER OR CONSOLIDATION OF FUND

A.           In the event of the dissolution, merger, consolidation, or reorganization of a Contributing Company, provision may be made by which the Fund will be continued by the successor; and, in that event, such successor shall be substituted for such Contributing Company under the Fund.  The substitution of the successor shall constitute an assumption of liabilities to the Fund by the successor and the successor shall have all the powers, duties, and responsibilities of such Contributing Company under the Fund.

B.           In the event of any merger or consolidation of the Fund, or transfer in whole or in part of the assets and liabilities of the Fund to another trust fund, or to any other plan of deferred compensation maintained or to be established by an employer for the exclusive benefit of all or some of its employees, the assets of the Fund applicable to such Members shall be transferred to the other trust fund or plan only if:

(1)
each Participant would (if either this Fund or the other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Fund had then terminated);

(2)
the Trustees shall authorize such transfer of assets and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants’ inclusion in the new employer’s plan; and

(3)	such other plan and trust are qualified under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended, or any successor statute.

SECTION XX

EXECUTION, DELIVERY, AND INVALIDITY

A.           To the extent not preempted by the Employee Retirement Income Security Act of 1974, as amended, the Trust Agreement (including the Regulations) shall be governed by the laws of the state of Texas.

B.           If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and this Agreement shall be construed and enforced as if such provisions had not been included.

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IN WITNESS WHEREOF, the respective Companies have caused their names to be signed and their corporate seals to be affixed by their proper officers, thereunto duly authorized, and the Trustees have hereunto set their respective hands and seals.

SHELL OIL COMPANY
CORAL ENERGY SERVICES, LLC
CRI U.S. LP
EQUILON ENTERPRISES LLC d/b/a SHELL OIL PRODUCTS US
MOTIVA COMPANY
PECTEN MIDDLE EAST SERVICES COMPANY LIMITED
PECTEN OVERSEAS SERVICES COMPANY
PECTEN PRODUCING COMPANY
PECTEN SERVICES COMPANY
PENNZOIL-QUAKER STATE COMPANY d/b/a SOPUS PRODUCTS
SHELL AGRICULTURAL CHEMICAL COMPANY
SHELL CHEMICAL LP
SHELL DOWNSTREAM INC.
SHELL ENERGY RESOURCES COMPANY
SHELL ENERGY SERVICES COMPANY, L.L.C.
SHELL EXPATRIATE EMPLOYMENT US INC.
SHELL EXPLORATION & PRODUCTION COMPANY
SHELL GLOBAL SOLUTIONS (US) INC.
SHELL INFORMATION TECHNOLOGY INTERNATIONAL INC.
SHELL INTERNATIONAL EXPLORATION AND PRODUCTION INC.
SHELL MARINE PRODUCTS (US) COMPANY
SHELL NORTH AMERICA GAS & POWER SERVICES COMPANY
SHELL OFFSHORE INC.
SHELL OIL PRODUCTS COMPANY LLC
SHELL PIPELINE COMPANY LP
SHELL TECHNOLOGY VENTURES INC.
SHELL TRADING GP OVERSEAS SERVICES COMPANY
SHELL TRADING NORTH AMERICA COMPANY
SHELL TRADING SERVICES COMPANY
SHELL TRADING (US) COMPANY
SHELL US GAS & POWER LLC
SHELL WINDENERGY SERVICES INC.
SIEP OVERSEAS SERVICES, INC.
SPLC SERVICES COMPANY LLC
SWEPI LP

        R. J. Braud                                J. M. Esquivel
        F. A. Glaviano                          S. Hodge
        J. D. Hofmeister                       S. P. Methvin

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I, ________________________________, DO HEREBY CERTIFY that I am Secretary of the Trustees acting under the foregoing Shell Provident Fund Trust Agreement dated as of September 1, 1939, and that the foregoing is a true and correct copy of said Trust Agreement and Regulations as amended to this date and that the same are now in full force and effect.

WITNESS my hand this ________ day of _________________, 20___.

                         Secretary

Each of the undersigned successor or additional Trustees has hereunto set his hand and seal to witness his acceptance of the Trust as of the date set forth opposite his name.

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Tr. Agmt. – 102